Exhibit 10.9

HOTEL AND CASINO MANAGEMENT AGREEMENT

By and Between

PHW MANAGER, LLC,

a Nevada limited liability company

as Manager

and

PHW LAS VEGAS, LLC,

a Nevada limited liability company

as Owner

Dated as of February 19, 2010

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EXHIBITS

Exhibit “A”	Definitions

Exhibit “B”	Legal Description

Exhibit “C”	License Agreement

Exhibit “D”	Amenities Agreement

Exhibit “E”	Timeshare Purchase Agreement

Exhibit “F”	Modification Agreement

Exhibit “G”	Management Agreement

Exhibit “H”	Marketing Agreement

Exhibit “I”	Insurance Requirements

Exhibit “J”	Environmental Disclosures

Schedule 1	List of Third-Party Operators

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HOTEL AND CASINO MANAGEMENT AGREEMENT

This HOTEL AND CASINO MANAGEMENT AGREEMENT (this “Agreements”) is dated as of February 19, 2010 (the “Effective Date”), and is made and entered into by and between PHW LAS VEGAS, LLC, a Nevada limited liability company, or its successors and assigns (“Owner”), whose address is c/o Harrah’s Entertainment, Inc., One Caesars Palace Drive, Las Vegas, Nevada 89109, and PHW MANAGER, LLC, a Nevada limited liability company, or its successors and assigns (“Manager”), whose address is c/o Harrah’s Entertainment, Inc., One Caesars Palace Drive, Las Vegas, Nevada 89109. Owner and Manager are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

RECITALS

A. Owner has acquired and owns that certain real property and related assets located at 3667 Las Vegas Boulevard South, Las Vegas, Nevada as more specifically set forth on Exhibit “B” attached hereto (the “Land”) upon which a luxury hotel and casino resort complex commonly known as the “Planet Hollywood Resort & Casino” (as more particularly described below, the “Resort”) exists.

B. The Resort includes (a) a hotel tower containing approximately two thousand five hundred sixty-seven (2,567) hotel guest rooms and suites (the “Guest Rooms”) and all improvements thereto; (b) two (2) pool areas located on the sixth (6th) floor of the Resort; (c) restaurants; and (d) seventy-five thousand (75,000) square feet of meeting space (collectively, the “Hotel”).

C. The Resort also includes (a) a one hundred thousand (100,000) square foot casino and related improvements and amenities (the “Casino”): (b) a seven thousand (7,000) seat theater (the “Theater”); (c) a one thousand two hundred (1,200) seat theater (the “Showroom”); (d) a spa and fitness center commonly known as the “Planet Hollywood Spa by Mandara” (the “Spa & Fitness Center”); (e) certain retail, nightclub and ultra-lounge areas; and (f) the parking structure and driveways servicing the Resort and the general public (collectively, the “Parking & Driveway Areas”), all of which are managed and operated by Manager (together with the Hotel, hereinafter collectively referred to as the “Manager Operated Areas”) and/or one or more third- party lessees or managers (“Third-Party Operators”) pursuant to lease and/or management agreements (the “Third-Party Operating Agreements”) as more particularly set forth on Schedule 1 attached hereto (the “Third-Party Operated Areas”).

D. The Resort is located adjacent to two (2), fifty (50) story towers commonly known as the “Westgate Planet Hollywood Timeshare Towers” containing (a) approximately one thousand two hundred (1,200) residential units; (b) twenty-eight (28) executive penthouse suites; (c) certain pool areas located at the tower; (d) a fitness facility; (e) restaurants; and (f) meeting space (collectively, the “PH Towers”).

E. Contemporaneously with the execution of this Agreement, Owner has entered into that certain Licensing Agreement (the “License Agreement”) by and between Owner, Planet Hollywood Resort International, Inc., Planet Hollywood (Region IV), Inc. and Planet

Hollywood Memorabilia, Inc., a copy of which is attached hereto as Exhibit “C”, for the right to use the “Planet Hollywood” (the “Brand”) trade name, trademarks and other intellectual property in the operation of the Resort.

F. Manager is a wholly-owned subsidiary of Harrah’s Operating Company, Inc., a Delaware corporation (“HOC”), with experience in conducting gaming, hotel and related businesses.

G. Owner desires to engage Manager to manage and operate the Resort, and Manager desires to operate the Resort under the Brand, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Owner and Manager agree as follows:

ARTICLE I.

DEFINITIONS AND EXHIBITS

1.1 Definitions. All capitalized terms used without definition in this Agreement shall have the meanings assigned to such terms in Exhibit “A” attached hereto and by this reference incorporated herein.

1.2 Exhibits. The exhibits listed in the table of contents and attached hereto are incorporated in, and deemed to be an integral part of, this Agreement.

ARTICLE II.

APPOINTMENT/TERM

2.1 Grant of Authority.

2.1.1 Grant of Authority and Duty of Manager. Owner hereby grants to Manager the exclusive right, authority and discretion, and instructs Manager, during the Term, to take all such actions for and on behalf of Owner that Manager reasonably deems necessary or advisable to operate the Manager Operated Areas subject to any and all limitations set forth in this Agreement and at all times (a) in accordance with the System Standards; (b) in accordance with the requirements and limitations set forth in this Agreement, including those relating to the Operating Plan; (c) in accordance with the Proprietary Information and Systems; and (d) in accordance with the License Agreement. For the avoidance of doubt but subject to Section 2.2 below, in no event shall Manager be responsible for, or have liability in connection with, the operation or management of the Third-Party Operated Areas. In accordance with the foregoing and subject to the License Agreement, Manager shall have the sole authority and responsibility to (i) determine operating policy, standards of operation, quality of service, the maintenance and, subject to the limitations on the obligation of Owner to make. Capital Improvements hereunder, the physical appearance of the Hotel and any other matters affecting operations and management; (ii) supervise and direct all phases of advertising, sales, and business promotion for the Manager Operated Areas specifically and the Resort generally; and (iii) carry out all programs consistent with the Operating Plan; provided, however, Manager shall be excused from its performance of any obligation under this Agreement to the extent prevented by Owner’s breach or default of this Agreement (including, without limitation, Owner’s failure to fund as required under the respective Operating Plan in accordance with this Agreement).

2.1.2 Use of Trade Names. Pursuant to those rights granted to Owner under the License Agreement, Owner hereby grants to Manager a sub-license to use (a) the “Planet Hollywood” trademarks, design marks, trade name and service marks, together with those elements which collectively create the visual image presented to customers (the “Marks”) and (b) certain domain names that incorporate the Marks, and Manager acknowledges that the Manager Operated Areas and other portions of the Resort will be identified, managed, operated, marketed and promoted with reference to the “Planet Hollywood” name and the Marks or such other name and theme as Manager may determine from time to time subject to Owner’s obligation under Section 2.1.1. Notwithstanding anything to the contrary in this Agreement or otherwise, in no event shall the “Harrah’s” trade name or any derivation thereof (collectively, the “Harrah’s Trade Name”) or Harrah’s trademarks and/or any and all related intellectual property rights in connection therewith owned or used by Manager or its Affiliates (collectively, the “Harrah’s Trademarks”) (Harrah’s Trade Name and Harrah’s Trademarks shall collectively be referred to herein as “Harrah’s IP”) be used in connection with the Manager Operated Areas specifically, or the Resort generally, without the prior written consent of Manager, such consent to be granted or withheld in Manager’s sole and absolute discretion; provided, however, Manager does intend to utilize its “Total Rewards” program (and the trade name and trademarks associated therewith) at the Resort in accordance with Section 7.1 and shall at all times during the Term utilize a rewards program in form and substance determined by Manager in its sole and absolute discretion on behalf of the Resort. For the avoidance of doubt, the Harrah’s IP shall not be used in any exterior and interior signage, marketing materials (printed, electronic and other media), stationery, the reservation switchboard, front desk areas, and/or other areas or materials of the Manager Operated Areas specifically or the Resort generally without Manager’s prior written consent; provided, however, nothing in this Section 2.1.2 shall prevent Manager, in its sole and absolute discretion, from promoting and/or advertising its Other Managed Resorts at the Resort using any Harrah’s Trade Name and/or Harrah’s Trademarks (i.e., Caesars Palace, Paris Las Vegas, Harrah’s Las Vegas, Flamingo Las Vegas, Rio, Bally’s Las Vegas, Bill’s Gamblin’ Hall and Saloon and Imperial Palace) and nothing shall prevent Manager or its Affiliates from promoting or advertising the Resort at the Other Managed Resorts. Manager may remove from the Manager Operated Areas any and all real and personal property with references to trade names or trademarks used by any previous manager and, as a result thereof, may use different on-site kitchen equipment, computer equipment, hard goods and soft goods in rentable Guest Rooms, public space and room furniture, fixtures, equipment and decor, food service utensils, toiletries, menus and menu items, staff uniforms, signage, staffing levels, promotional items, memorabilia displays, television and closed circuit programming and other physical and operational standards which previously used such trade names and trademarks so long as those used at the Resort are qualitatively equal to or better than Operating Standards.

2.1.3 Specific Authorizations. Without limiting the generality of the authority granted to Manager in Section 2.1.1 and subject to the limitations set forth in Section 5.9, Manager is specifically authorized to:

(a) establish rates for the usage of all Guest Rooms and other Manager Operated Areas, including all (i) room rates for individuals and groups; (ii) charges for room service, food and beverage; (iii) charges for recreational and other guest amenities at the Manager Operated Areas (consistent with the corporate policy applicable to the Other Managed Resorts); (iv) policies with respect to Complimentaries and other services at the Manager Operated Areas; (v) billing policies (including entering into agreements with credit card organizations); (vi) price and rate schedules; and (vii) rents, fees and charges for all leases, concessions or other rights to use or occupy any public space in the Manager Operated Areas;

(b) establish all policies and procedures for gaming operations at the Casino;

(c) supervise and direct the collection of income of any nature from the Operation of the Manager Operated Areas and issue receipts with respect to, and use reasonable efforts to collect all charges, rent and other amounts due from guests, lessees and concessionaires of the Manager Operated Areas, and use those funds, as well as funds from other sources as may be available to the Manager Operated Areas, in accordance with this Agreement;

(d) use reasonable efforts to collect and account for and remit to Governmental Authorities all applicable gaming, sales, use, gross receipts, value added, LET, excise or similar Taxes and all other Taxes, assessments, duties, levies and charges imposed by any Governmental Authority and collectible by the Manager Operated Areas directly from Gaming customers, patrons or guests (including those Taxes based on the sales price of any goods, services, or displays, gross receipts or admissions);

(e) supervise and purchase or lease, or arrange for the purchase or lease of, all FF&E and Supplies that Manager determines to be necessary or advisable for the Operation of the Manager Operated Areas in accordance with this Agreement; provided, however, Owner shall have the sole obligation and responsibility to purchase, lease or otherwise acquire all Gaming Equipment for the Casino;

(f) negotiate, enter into and administer, in the name of Owner, all service contracts and licenses Manager deems necessary or advisable for the Operation of the Manager Operated Areas including, without limitation, contracts and licenses for (i) health and life safety systems; (ii) maintenance of all electrical, mechanical, plumbing, HVAC, elevator, boiler and all other building systems; (iii) electricity, gas, telecommunications (including television and internet service); (iv) cleaning, laundry and dry cleaning; (v) use of copyrighted materials (including music and videos); and (vi) entertainment;

(g) negotiate, enter into and administer, in the name of Owner, contracts for the use of the Manager Operated Areas by individuals and groups;

(h) at the request of Owner, negotiate and administer, in the name of Owner, licenses and concession agreements for the right to use or occupy any public space within the Manager Operated Areas, including any retail, office or lobby space;

(i) institute in its own name, or in the name of Owner or the Manager Operated Areas, all legal actions or proceedings to (i) collect charges, rent, or other income derived from the Manager Operated Areas’ operations; (ii) oust or dispossess guests, tenants (excluding any Third-Party Operating Agreement) or other Persons in possession therefrom; or (iii) terminate any license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire (excluding any Third-Party Operating Agreement);

(j) take actions to challenge, protest, appeal and/or litigate to final decision in any appropriate court or forum any Applicable Laws affecting the Manager Operated Areas or any alleged non-compliance with, or violation of, any Applicable Law (with the cost of such challenge being treated in the same manner as the cost of compliance with the Applicable Law in question would be treated under Section 5.1.3(c)), provided that the non-compliance with, or violation of, Applicable Law during such challenge, protest, appeal or litigation does not result in the closing of the Manager Operated Areas or any material portion or material facility of the Manager Operated Areas, and does not impose any material risk of criminal or civil liability on Manager or Owner;

(k) appoint counsel, defend, and control any and all legal actions or proceedings (i) in which Manager is a named party; (ii) that relate to legal actions or proceedings involving multiple Other Managed Resorts; (iii) that relate to compliance with the requirements of Gaming Laws; or (iv) that relate to policies, procedures or business practices of Manager or its Affiliates; provided, however, that (A) in determining what portion, if any, of the cost of any legal actions or proceedings described in clause (i), (ii), (iii) or (iv) above is to be allocated to the Manager Operated Areas, due consideration shall be given to the potential impact of such legal action or proceeding on the Manager Operated Areas as compared with the potential impact on Manager or its Affiliates or on Other Managed Resorts; and (B) if Owner is also a named party in such legal actions or proceedings, or if such legal actions or proceedings also relate to portions of the Resort other than or in addition to the Manager Operated Areas, Owner shall have the right to appoint separate counsel to prosecute and defend its interests, such appointment being at Owner’s sole cost or expense unless the underlying legal action or proceeding relates to the Operation (as opposed to the ownership) of the Manager Operated Areas, in which case such cost (or an equitable portion thereof, to the extent the action or proceeding also relates to other portions of the Resort) shall be treated as an Operating Expense;

(l) take such actions within Manager’s reasonable control as Manager determines to be necessary or advisable to comply with (i) all Applicable Laws (provided, however, Manager shall not be a guarantor of the Resort’s compliance with such Applicable Laws); and (ii) the terms of all insurance policies;

(m) in conjunction with the “Total Rewards” program or such other player development programs implemented at the Resort, provide Complimentaries and accept Markers from Casino customers in accordance with its promotion of gaming Operations at the Resort; provided, however, in the exercise of its reasonable business judgment and in conjunction with player development programs, Manager shall obtain from patrons receiving Markers, to the extent permitted, and in accordance with Nevada Gaming Laws, appropriate documentation in accordance with overall Markers policies established for the casino from time to time;

(n) collect all charges, rents, Markers and other amounts due on account of the Casino and pursue all remedies available pursuant to Applicable Laws and/or the terms and conditions of relevant contracts, as applicable and necessary, from the Casino guests, patrons, tenants, subtenants, and other parties providing exclusive services and concessionaires;

(o) establish an Operating Account for the Casino with Working Capital sufficient to operate and safely cover all initial wagers and payouts and allocate funds from the Operating Accounts for any further Working Capital necessary to cover and maintain the funds necessary and required to operate the Casino and the Gaming operations therein in accordance with Applicable Laws (including, without limitation, Nevada Gaming Laws) and otherwise as permitted for steady play and operation by ordinary and high-roller player categories;

(p) upon notice and at the expense of Owner (and not as an Operating Expense), prepare or coordinate the preparation of all financial reports required under ARTICLE X;

(q) at the request and expense of Owner (and not as an Operating Expense), take actions within Manager’s reasonable control to discharge any lien, encumbrance or charge against the Manager Operated Areas or any component of the Manager Operated Areas;

(r) supervise and maintain reasonably complete books of account and records relating to or reflecting the results of Operation of the Manager Operated Areas specifically, and the Resort and Owner generally, in accordance with Nevada Gaming Laws, GAAP and, to the extent applicable, the Uniform System;

(s) incur indebtedness in the name and on behalf of Owner including trade payables for goods and services incurred in the ordinary course of business in the Operation of the Manager Operated Areas;

(t) use reasonable efforts to keep the Manager Operated Areas and the FF&E in good operating order, repair and condition, consistent with System Standards, including making necessary replacements, improvements, additions and substitutions thereto in accordance with this Agreement;

(u) take such actions as are customary and usual in the Operation of the Manager Operated Areas in accordance with the Operating Standard; and

(v) take such actions as Manager deems necessary or advisable to perform all duties and obligations required to be performed by Manager under this Agreement.

2.2 Owner and Third-Party Operated Areas. Manager acknowledges that, as of the Effective Date, Owner will assume certain pre-existing obligations pursuant to the Third- Party Operating Agreements and Manager hereby agrees to use its commercially reasonable efforts to cooperate with and assist Owner in providing any services and/or fulfilling any material obligations under such Third-Party Operating Agreements at no cost or expense to Manager. Upon the inclusion of any newly built or acquired facilities by Owner at the Resort;

or if and when any such Third-Party Operator is terminated or the applicable Third-Party Operating Agreement expires and is not renewed (“Available Areas”), Manager shall have the right to elect, in its sole and absolute discretion, to have any and/or all of the Available Areas operated by (a) Manager or an Affiliate of Manager, or (b) one or more Third-Party Operators; provided that Manager shall manage the process of selecting any Third-Party Operators, including the right to conduct a request for proposal to select the Third-Party Operators; provided, finally, any lease, operating agreement, franchise agreement or similar agreement with a Third-Party Operator shall be negotiated by Manager and shall, at a minimum, be consistent with the terms of this Agreement and require the Third-Party Operator(s) to operate the Third-Party Operated Area(s) in a manner and at a level of quality equal to the Operating Standard. In addition, if and only if the Manager Operated Areas do not have a separate room service/banquet kitchen, then at least one (1) of the Third-Party Operators of the Resort’s food and beverage services, as determined by Manager, shall be required to (i) serve breakfast, lunch and dinner in its respective restaurant; (ii) provide food for room service on a twenty-four (24) hours-a-day, seven (7) days-a-week basis; and (iii) supply food and beverages to the Manager Operated Areas on a cost plus a nominal charge basis (to be approved by Manager) for banquets, catering and room service, with the understanding that all banquets, catering and room service shall be operated by Manager and the revenues from all banquets, catering and room service shall be included in the Adjusted GOR of the Manager Operated Areas.

2.3 Other Operations of Manager.

2.3.1 Operation of Other Managed Resorts. Owner acknowledges that it has selected Manager to Operate the Manager Operated Areas on behalf of Owner in substantial part because of Manager’s management and operation of a chain of first-class hotels and resorts. Owner further acknowledges that it has determined, on an overall basis, that the benefits of (a) utilizing Manager’s expertise, especially in the Las Vegas market; and (b) having the Resort operated as part of the Managed Resorts are substantial, notwithstanding that all hotels owned, operated and/or managed by Manager might not benefit equally. Owner acknowledges that Manager and/or its Affiliates presently own and manage various hotel and casino properties around the world including those located within the State of Nevada and in Las Vegas (i.e., Caesars Palace, Paris Las Vegas, Harrah’s Las Vegas, Flamingo Las Vegas, Rio, Bally’s Las Vegas, Bill’s Gamblin’ Hall and Saloon and Imperial Palace), which may directly or indirectly compete with the business of the Hotel. Owner further acknowledges that in certain respects all hotels and casinos compete on a national, regional and local basis with other hotels and casinos, and that conflicts may, from time to time, arise between the Hotel and the Casino and/or the Resort and the Other Managed Resorts. Accordingly, Owner shall have no right to object to and hereby waives any conflict in the ownership and Operation by Manager or its Affiliates of any and all Other Managed Resorts. In furtherance of the foregoing, Manager shall have no obligation to minimize conflict between the Resort and the Other Managed Resorts but intends to proceed, in its Operation of the Manager Operated Areas and in the operation and management of the Other Managed Resorts, in a good faith manner and in a manner reasonably deemed to serve the overall best interests, on a long term basis, of the Managed Resorts as a group. The Parties agree that this Section 2.3 shall constitute the entirety of Manager’s obligations with respect to any such potential conflicts of interest regarding competition between the Hotel and the Casino and/or the Resort and the Other Managed Resorts.

2.3.2 Placement Rights. Manager and its Affiliates shall have the right to include the Resort in marketing programs (including any marketing program included as part of Centralized Services and any specific marketing program for the Resort) carried out in conjunction with the Other Managed Resorts and, as more specifically described in Section 2.1.2 above, promote and/or advertise its Other Managed Resorts at the Resort including, without limitation, using any Harrah’s Trade Name and/or Harrah’s Trademarks. Manager shall advertise the Resort in a manner which is not materially different than Paris Las Vegas (“Paris”) (or, should HOC or its Affiliate no longer manage Paris, to Other Managed Resorts in Las Vegas (excluding Caesars Palace)).

ARTICLE III.

FEES AND EXPENSES

3.1 Operating Fees.

3.1.1 Base Fee. As consideration for Manager’s services during the Term, Owner shall pay to Manager a base fee (the “Base Fee”) equal to three percent (3%) of Adjusted GOR during each Operating Year following the Effective Date and thereafter until the expiration or earlier termination of the Term.

3.1.2 Incentive Fee. In addition to the Base Fee, Owner shall pay to Manager an incentive fee (the “Incentive Fee”) in an amount equal to four and 50/100 percent (4.5%) of EBITDAM for each Operating Year (pro rated for any partial Operating Year, if applicable).

3.2 Reimbursements to Manager. Owner shall promptly reimburse Manager for any and all reasonable costs and expenses actually incurred by Manager in the performance of its duties and obligations hereunder and/or in connection with this Agreement (whether incurred on behalf of Owner or otherwise) (in each case, all of which shall be treated as “Operating Expenses”, “Capital Expenditures,” or otherwise, as the case may be, hereunder) including, but not limited to, the following:

(a) the Operating Personnel Costs paid by Manager or its Affiliates in connection with the Resort Personnel;

(b) the Operating Personnel Costs payable to all employees of Manager and its Affiliates while working on an assignment for the benefit of the Resort, Owner or its Affiliates;

(c) lodging and travel expenses of all employees of Manager and its Affiliates actually incurred in performing Manager’s duties hereunder and/or in connection with this Agreement in accordance with Manager’s standard corporate travel policy as in effect from time to time (the “Corporate Travel Policy”);

(d) the expenses paid or reimbursed by Manager or its Affiliates to all independent consultants rendering services for the benefit of the Resort;

(e) payments made or incurred by Manager or its Affiliates, or its or their employees, to third-parties for goods and services in the operation of the Hotel;

(f) all taxes and similar assessments (other than Manager’s income taxes) levied against any reimbursements payable to Manager under this Agreement for expenses incurred for Owner’s account, including the reimbursable expenses described in this Section 3.2;

(g) legal fees incurred by Manager in connection with the operation of the Manager Operated Areas; and

(h) all other expenditures which are authorized, permitted or required under the provisions of this Agreement which have been paid or funded by Manager on Owner’s behalf.

For the avoidance of doubt, to the extent that any Operating Personnel Costs or other cost or expense reimbursable to Manager or its Affiliates are not incurred solely for the benefit of the Resort, Manager shall allocate to the Resort such Operating Personnel Costs or other amounts or expenses in a fair and equitable manner.

3.3 Centralized Services Charges. Owner shall pay the Centralized Services Charges in arrears for all Centralized Services as described in Section 4.2 for the Manager Operated Areas for the immediately preceding Invoice Period (as defined below). Manager shall apply such Centralized Services Charges to the applicable Centralized Services.

3.4 Interest. If any fee or other amount due by either Party to the other Party or its Affiliates or designees under this Agreement is not paid within thirty (30) days after such payment is due, without limiting any other right or remedy of such Party, such amount shall bear interest from and after the respective due dates thereof until the date on which the amount is received in the bank account designated by the Party to which such amount is owed, at an annual rate of interest equal to the lesser of (a) the prevailing lending rate of such Party’s principal bank for working capital loans to such Party plus three percent (3%); and (b) the highest rate permitted by Applicable Law, provided, that no interest will be charged with respect to payments owed to Manager that Manager may pay to itself pursuant to this Agreement, subject to cash being available therefor.

3.5 Payment of Fees and Expenses.

3.5.1 Due Dates. The Operating Fees, Reimbursable Expense and Centralized Services Charges shall be due to Manager within ten (10) days after Owner’s receipt of an invoice evidencing the current amount of Operating Fees, Reimbursable Expenses and/or Centralized Services Charges due and owing for the period set forth in the respective invoice (the “Invoice Period”) including, but not limited to, any outstanding unpaid amounts owed to Manager from prior Invoice Periods. Any Disputes regarding the Operating Fees, Centralized Services Charges or Reimbursable Expenses shall be referred to the Expert for Expert Resolution pursuant to ARTICLE XVII.

3.5.2 No Offset. All payments by Owner under this Agreement and all related agreements between the Parties or their respective Affiliates shall be made pursuant to independent covenants, and Owner shall not set off any claim for damages or money due from Manager or any of its Affiliates to Owner.

3.5.3 Place and Means of Payment. All fees and other amounts due to Manager or its Affiliates under this Agreement shall be paid to Manager in U.S. Dollars, in immediately available funds, at the location(s) specified by Manager from time to time. Subject to the requirements of the then existing Financing Documents, Manager may pay such fees and other amounts owed to Manager or its Affiliates directly from the Operating Account, and if (a) sufficient funds are not then available in the Operating Account; and (b) Owner does not provide sufficient funds therefor pursuant to, and within ten (10) days following, any Operating Funds Request made by Manager in accordance with Section 5.5.4, Manager shall have the right to pay such amounts from the Reserve Fund, in which case Owner shall replenish the Reserve Fund in the amount of such withdrawal by Manager in accordance with the foregoing within thirty (30) days following Manager’s delivery of notice thereof to Owner. In addition, Manager may require that any such payments be effected through electronic debit/credit transfer of funds programs specified by Manager from time to time, and Owner agrees to execute such documents (including independent transfer authorizations), pay such fees and costs and do such things as Manager reasonably deems necessary to effect such transfers of funds.

3.6 Application of Payments. All payments by Owner, or Manager on behalf of Owner, pursuant to this Agreement and all related agreements shall be applied as designated by Manager.

3.7 Taxes. Owner shall pay to Manager an amount equal to any gaming, sales, use, gross receipts, value added, LET, excise or similar tax assessed against Manager by any Governmental Authority that is calculated on Reimbursable Expenses or Centralized Services Charges required to be paid by Owner under this Agreement (but not, for avoidance of doubt, the Operating Fees), other than income or franchise taxes assessed against Manager. If any such tax that is based upon gross income or revenues is imposed upon Manager for the receipt of any payments under this ARTICLE III, then the amount due from Owner hereunder shall be increased such that the net amount retained by and/or paid to Manager, after payment of such tax, equals the amount originally due to Manager pursuant to this Agreement.

ARTICLE IV.

CENTRALIZED SERVICES

4.1 Centralized Services. Owner acknowledges that (a) certain centralized services are provided or made available to a majority of the Other Managed Resorts (the “Centralized Services”); and (b) the Centralized Services are an essential element in maintaining uniformity in the operation of the Other Managed Resorts, as applicable. Manager shall provide Centralized Services to the Resort in a manner which is not materially different than those provided to the Other Managed Hotels in Las Vegas. Any Centralized Services to be provided under this Agreement may be provided by Manager, HOC or an Affiliate of either of them, or at locations other than the Manager Operated Areas, or by a third-party designated by Manager, HOC or an Affiliate of either of them (the “Third-Party Centralized Services”). Owner and Manager acknowledge and agree that the Manager Operated Areas shall participate in all Centralized Services as determined by Manager, and Owner shall pay all Centralized Services Charges for, and comply with all terms and requirements of, such Centralized Services (subject to the provisions of Section 5.1 regarding the Operation of the Manager Operated Areas).

4.2 Centralized Services Charges.

4.2.1 Calculation of Centralized Services Charges. The amounts charged to the Manager Operated Areas for the Centralized Services (the “Centralized Services Charges”) shall be determined as follows: the sum of (a) such amounts that have been historically “allocated” to the Other Managed Resorts will continue to be done in a manner consistent with past practices, and (b) such amounts that have been historically “unallocated” and incurred in performance of the Centralized Services and fairly and equitably allocated to the Resort on the same basis as such amounts are determined for substantially all of the Other Managed Resorts that are participating in such Centralized Services, and may include amounts reasonably calculated to cover the overhead and other costs incurred by Manager, HOC or their Affiliates (as applicable) in providing (or arranging for the provision of) such Centralized Services, including, but not limited to: (i) compensation and employee benefits of Corporate Personnel directly involved in providing the Centralized Services; (ii) recovery of development costs and promotion costs for such Centralized Services; (iii) costs of equipment employed in providing the Centralized Services; and (iv) costs of operating, maintaining and upgrading the Centralized Services. In addition, Owner shall pay all costs for the installation and maintenance of any equipment and Technology Systems at the Manager Operated Areas used in connection with the Centralized Services. Manager, its Affiliates and any third-party providing any Centralized Services shall have the right to increase or decrease any or all of the Centralized Services Charges from time to time, upon notice to Owner, provided that any such changes in the Centralized Services Charges are applied to a majority of the Other Managed Resorts.

4.2.2 Allocation of Costs. Owner acknowledges that from time to time there might be a current surplus or current deficit of funds for any one (1) or more Centralized Services, and that any retention of funds for use at a later date (including interest earned thereon) shall not constitute a profit. Owner acknowledges that the Centralized Services Charges for Third-Party Centralized Services may include a profit component to such third-party.

4.2.3 Right to Pay Third-Party Providers. Manager shall have the right (but not the obligation) to pay (directly or through an Affiliate) any amounts due to a third-party for any Third-Party Centralized Services provided to the Manager Operated Areas, in which case, notwithstanding anything to the contrary in this Agreement, such amounts shall be deemed to be Reimbursable Expenses for all purposes under this Agreement.

4.3 Modification of Centralized Services. Owner acknowledges that the Centralized Services are an integral part of Manager’s operation of the Other Managed Resorts and Manager needs the flexibility to modify the Centralized Services to respond to market trends, customer demands, economic conditions, technological advances and other factors affecting the operation of Other Managed Resorts, as they may change from time to time. Accordingly, Owner agrees that Manager shall have the right to (a) modify the structure, scope, delivery, fees, costs and terms of any Centralized Services; or (b) add a new, or discontinue an existing, Centralized Service, as Manager deems advisable from time to time so long as any such modifications and/or additions are substantially similar to those in effect at Other Managed Resorts in Las Vegas.

ARTICLE V.

OPERATION OF THE MANAGER OPERATED AREAS

5.1 Operating Plan.

5.1.1 Operating Plan. Owner and Manager acknowledge that there is an operating plan and budget currently in place at the Resort and the Parties agree that Manager shall Operate the Manager Operated Areas in accordance with such initial operating plan and budget and the terms of this Agreement; provided, however, on or before thirty (30) days following the Effective Date, Manager shall prepare an annual plan and budget for the first (1st) Operating Year for the Hotel and Casino, specifically, and the Manager Operated Areas, generally (the “Operating Plan”). On or before October 1 of each Operating Year thereafter, Manager shall prepare and deliver to Owner, for its review and approval (not to be unreasonably withheld, conditioned or delayed), a proposed Operating Plan for the next Operating Year. Owner shall have thirty (30) days after receipt of the proposed Operating Plan to approve the proposed Operating Plan. In the event Owner fails to notify Manager of its approval or rejection of the proposed Operating Plan within such thirty (30) day period, such proposed Operating Plan shall be deemed approved. The Parties acknowledge that Manager’s ability to prepare a complete Operating Plan will depend in part on Owner’s provision of a budget of any expenses to be allocated to the Manager Operated Areas from other portions of the Resort. Accordingly, if Owner does not provide such a budget to Manager for any Operating Year, in the time and manner contemplated herein, and if, as a result of such delay, Manager is not able by October 1, to include in the Operating Plan for any Operating Year the final budget of such allocated expenses, then, until such final budget of allocated expenses is so established and included in the Operating Plan, the prior year’s Operating Plan shall apply; provided, however, that such Operating Plan shall be adjusted to reflect actual increases in Taxes, Insurance Costs, utilities expenses, union wage adjusts and any other non-discretionary cost or expense required to be paid to continue the operation of the Manager Operated Areas in the normal course.

5.1.2 Operation in Accordance with Operating Plan. Manager shall use good faith efforts to operate the Manager Operated Areas in accordance with the Operating Plan for the applicable Operating Year. Nevertheless, the Parties acknowledge that preparation of the Operating Plan is inherently inexact and that Manager may vary from any Operating Plan to the extent Manager reasonably determines that such variance is required for compliance with the Operating Standard.

5.1.3 Exceptions to Operating Plan. Notwithstanding the foregoing in Section 5.1.2, Owner acknowledges and agrees as follows:

(a) The amount of certain expenses provided for in the Operating Plan for any Operating Year will vary based on the occupancy and use of the Manager Operated Areas and, accordingly, to the extent that occupancy and use of the Manager Operated Areas for any Operating Year exceeds the occupancy and use projected in the Operating Plan for such Operating Year, such Operating Plan shall be deemed to include corresponding increases in such variable expenses. To the extent that occupancy and use of the Manager Operated Areas for any Operating Year is materially less than the occupancy and use projected in the Operating Plan for such Operating Year, Manager will endeavor where appropriate (and to the extent feasible without compromising the Operating Standard) to make commercially reasonable adjustments to the Operation of the Manager Operated Areas in an effort to reduce such variable expenses.

(b) The amount of certain expenses provided for in the Operating Plan for any Operating Year is not within the ability of Manager to control, including real estate and personal property taxes, utility rates, insurance premiums, license and permit fees and certain charges provided for in contracts and leases entered into pursuant to this Agreement, and accordingly, subject to the requirements of the then existing Financing Documents, Manager shall have the right to pay from the Operating Account all such uncontrollable expenses without reference to the amounts provided for with respect thereto in the Operating Plan for such Operating Year. Similarly, Manager shall have the right to pay from the Operating Account any expenses allocated to the Manager Operated Areas from other portions of the Resort, without reference to the amounts provided for with respect thereto in the Operating Plan for such Operating Year.

(c) If any expenditures are required to address any: (i) actual or potential life/safety issues at the Resort or (ii) actual or potential violations of any Applicable Laws that (A) are not included in the Operating Plan and (B) are of a nature such that a prudent owner/operator of a hotel and casino resort similar to the Resort would not delay incurring such expenditure, Manager shall have the right to make such expenditures, whether or not provided for or within the amounts provided for in the Operating Plan for the Operating Year in question. Such expenditures shall be treated as Operating Expenses or Capital Expenditures, as otherwise determined in accordance with this Agreement; provided, however, that Manager may initially make such expenditure out of the Reserve Fund, and Owner shall replenish the Reserve Fund in the amount of such withdrawal within thirty (30) days after notice from Manager to Owner to do so.

(d) Manager and its Affiliates have an institutional policy of charitable giving through, among other methods, the Harrah’s Foundation and to local causes and needs. Owner agrees that each Operating Plan shall include an amount for charitable contributions in amounts and in a manner designated by Manager consistent with the participation of the Other Managed Resorts.

5.1.4 Modification to Operating Plan. Manager shall have the right, from time to time, during each Operating Year to propose modifications to the Operating Plan then in effect based on actual operations during the elapsed portion of the applicable Operating Year and Manager’s judgment as to what will transpire during the remainder of such Operating Year. Owner shall have the right to review and approve (not to be unreasonably withheld, conditioned or delayed) any material modifications to the Operating Plan. Owner shall have fifteen (15) days after receipt of any such proposed material modifications to either grant its approval or provide Manager with written notice of its approval or rejection; provided, however, in the event Owner fails to notify Manager of its approval or rejection within such fifteen (15) day period, such proposed material modifications shall be deemed approved. In no event shall Owner have the right to withhold its approval to any material modifications on account of changes to costs of insurance premiums, operating supplies and equipment, charges provided for in contracts and leases entered into pursuant to this Agreement and/or such other amounts that are not within Manager’s ability to control (e.g., taxes, assessments, utilities, license and/or permit fees, inspection fees and any impositions imposed by any Governmental Authority).

5.2 Maintenance and Repair: Capital Improvements.

5.2.1 Required Maintenance and Repair and Capital Improvements. Without limiting any right of Manager hereunder, Manager, at Owner’s expense, shall have the authority to perform all ordinary maintenance and repair and all such Routine Capital Improvements and Building Capital Improvements (a) as Manager determines are necessary or advisable to keep the Manager Operated Areas in material compliance with the Operating Standard; (b) as Manager determines are necessary or advisable to comply with, and cure or prevent the violation of, any Applicable Laws; and (c) as otherwise provided in the applicable Operating Plan.

5.2.2 ROI Capital Improvements. Without limiting any right of Manager hereunder, Manager, at Owner’s expense, shall have the authority to perform all ROI Capital Improvements as are set forth in the applicable Operating Plan. Owner shall not make any ROI Capital Improvements or other capital improvements, without the prior written consent of Manager in each instance, not to be unreasonably withheld, conditioned or delayed. If, at any time during the Term, Manager determines that any capital improvement within the Resort does not, or when constructed will not, comply in all material respects with System Standards, Manager shall be entitled (but not obligated) to provide notice of such determination to Owner (a “System Standards Deficiency Notice”). Within fifteen (15) days after receipt of any System Standards Deficiency Notice, Owner shall respond in detail to such allegation and, if the matter is not resolved by the Parties within thirty (30) days after Owner’s response, the determination of whether such capital improvement does not, or when constructed will not, comply in all material respects with the System Standards shall be submitted to the Expert for Expert Resolution in accordance with ARTICLE XVII. If the Expert determines that such capital improvement does not, or when constructed will not, comply with the System Standards, Owner shall promptly take such actions as the Expert shall require to bring such component into compliance with the System Standards. In furtherance of the foregoing;

(a) Owner represents and warrants to Manager that the Resort, as of the Effective Date, will meet the Physical Standards and that the Resort complies with the Physical Standards as required thereunder. With respect to the Operating Standards, Owner acknowledges and agrees that Manager and its Affiliates have the exclusive rights to modify the Operating Standards, from time to time, in Manager’s and its Affiliates’ sole discretion; and

(b) in the event of any change in Operating Standards or the Physical Standards (as required under the License Agreement) which would necessitate any Routine Capital Improvement or ROI Capital Improvement, Manager shall provide Owner with a written description of any material changes to the respective System Standards (the “System Standards Changes”) and, if available at such time, the estimated cost of such changes (which costs, in any event, shall be incorporated into the Operating Plan prepared for the next succeeding Operating Year), and Owner shall be obligated to fund any modifications, upgrades, replacement or introduction of computers (i.e., hardware and software), telecommunications and technology systems that are required for the Managed Resorts to interface with Manager and the Other

Managed Resorts (e.g., hardware and software needed for the operation of Manager’s reservations systems) in accordance with the policies or programs implemented by Manager for such items (including, without limitation, with respect to the timing of such implementation).

5.2.3 Compensation to Manager. In the event that Manager agrees to perform all supervisory services necessary to carry out ROI Capital Improvements (e.g., replacement of roof, driveways, elevators, HVAC, or that require other structural changes or alterations to the Resort, etc.), Manager shall be paid a market supervisory fee in connection therewith in an amount to be mutually agreed upon between Owner and Manager, and Manager shall have the authority to complete such ROI Capital Improvements. In the event Manager elects to have a third-party perform or supervise such ROI Improvements, such third-party shall be selected by Manager.

5.2.4 Remediation of Design or Construction Defect. If the design or construction of the Manager Operated Areas is defective, and the defective condition presents a risk of injury to persons or damage to the Manager Operated Areas or other property, or results in non-compliance with the System Standards or Applicable Law, then Manager shall have the authority to perform all work necessary to remedy such design or construction defect in the Manager Operated Areas. Owner acknowledges that such work shall be performed at Owner’s expense, that Owner may not use funds in the Operating Account or the Reserve Fund in remedying such defects, and that any amounts expended by Manager (and reimbursed by Owner) in effecting the remedy of such defect shall not be deducted in determining Adjusted GOR or Gross Operating Profit.

5.3 Operating Personnel.

5.3.1 General. Manager shall hire, discharge, promote and supervise the Executive Personnel. Manager shall have sole discretion and authority over the hiring, firing, promotion, supervision, training and compensation of the Operating Personnel.

5.3.2 Manager as Employer. All Operating Personnel shall be employees of Manager or an Affiliate of Manager. All Operating Personnel Costs shall be Operating Expenses and shall be paid to Manager by Owner out of the Payroll Accounts) or, if advanced by Manager (which Manager shall have no obligation to do), then the advancement of funds by Manager shall be treated as a reimbursable expense as set forth in Section 3.2.

5.3.3 Labor Relations. Manager may elect, in its sole and absolute discretion, to negotiate with any labor unions representing the Operating Personnel and any collective bargaining agreement or labor contract resulting therefrom shall be executed by Manager or its Affiliate as the employer of the Operating Personnel. In addition, it is understood that Manager shall have the right to appoint labor counsel for any such labor negotiations.

5.3.4 Manager Personnel. Manager shall have the right to allocate the services and time of any Operating Personnel between the Manager Operated Areas and (a) Other Managed Resorts, and/or (b) the local, regional or central office(s) of Manager, its Parent Company and their respective Affiliates. In addition, Manager may assign its (or its Affiliates’) employees from Other Managed Resorts or from its corporate offices to the Resort.

5.3.5 Benefit Plans.

(a) Manager shall have the right to provide eligible Operating Personnel who are not covered by collective bargaining or similar arrangements with benefits of: (i) incentive plans; (ii) pension, profit sharing or other employee retirement plans; and (iii) disability, health, welfare or other benefit plans now or hereafter applicable to employees of Other Managed Resorts. Manager shall charge the Resort with the Resort’s pro rata share of the costs and expenses of such plans allocated to the Resort on the same basis as allocated to participating Other Managed Resorts.

(b) Manager may (but shall not be required to) provide benefits and allow participation in such plans on whatever modified basis as it may determine appropriate under the circumstances and may waive any waiting period or any preconditions to coverage or participation otherwise applicable to such employees. No statement, promise, representation or warranty regarding the terms of such plans or the participation or coverage of employees shall be enforceable, binding or effective in any way unless made in writing and signed by an authorized representative of Manager.

5.3.6 Non-Solicitation. Owner hereby agrees, on behalf of itself and its Affiliates, and their respective successors and assigns, and any Person acting for or on behalf of any of them, not to solicit the employment of any Operating Personnel, without Manager’s prior written consent, at any time during the Term or within twenty-four (24) months after the expiration or termination of this Agreement.

5.3.7 Corporate Personnel. Owner shall reimburse Manager or its Affiliates for all reasonable out-of-pocket costs and expenses (including travel, lodging, food and beverage consumption) incurred by any Corporate Personnel in accordance with the Corporate Travel Policy who travel to the Manager Operated Areas to perform technical assistance or other services pursuant to the terms of this Agreement and/or at the request of Manager.

5.4 Bank Accounts.

5.4.1 Administration of Bank Accounts. Manager shall establish and administer the bank accounts listed in this Section 5.4 (the “Bank Accounts”) on Owner’s behalf at a bank or banks selected by Manager in its sole discretion. All Bank Accounts shall be established by Manager, on behalf of (but not as agent for) Owner, in the name of Owner, doing business as the “Planet Hollywood Resort & Casino”, shall be owned by Owner and shall use the taxpayer identification number of Owner. The Bank Accounts may include:

(a) one (1) or more accounts for the purposes of depositing all fluids received in the Operation of the Manager Operated Areas (collectively, the “Operating Account”);

(b) one (1) or more accounts into which amounts sufficient to cover all Operating Personnel Costs shall be deposited from time to time by Manager (by transfer of funds from the Operating Account) or Owner (if sufficient funds are not then available in the Operating Account) (collectively, the “Payroll Account”);

(c) a separate interest-bearing account into which the Reserve Fund Contributions shall be deposited from time to time by Manager (by transfer of funds from the Operating Account) or Owner (if sufficient funds are not then available in the Operating Account) in accordance with Section 5.5.1; and

(d) such other accounts as Manager deems necessary or desirable.

5.4.2 Authorized Signatories. Manager’s designees shall be the only Persons authorized to draw funds from the Bank Accounts, and Manager shall be entitled to make deposits in all of the Bank Accounts in accordance with this Agreement and Manager’s standard accounting policies and practices for substantially all of the Other Managed Resorts.

5.4.3 Liability for Loss in Bank Accounts. Owner shall bear all losses suffered in any of the Bank Accounts, or in any investment of funds into any such Bank Account, and Manager shall have no liability or responsibility for such losses.

5.4.4 Disbursement of Funds to Owner. Unless the Parties agree otherwise, Manager shall disburse to Owner or Mortgagee, as directed by Owner, any funds remaining in the Operating Account at the end of the immediately preceding calendar quarter after (a) payment of all Operating Expenses; (b) payment of all other amounts payable from the Operating Account in accordance with the Agreement; (c) deposit of the Reserve Fund Contribution due for such calendar quarter in the Reserve Fund, and any deficiencies in the Reserve Fund; and (d) retention by Manager of an amount sufficient to cover (i) all accrued but unpaid Operating Fees, Centralized Services Charges, and Reimbursable Expenses; (ii) all known and reasonably foreseeable Operating Expenses payable under this Agreement for the ensuing sixty (60) day period; (iii) any other amounts necessary to maintain the Operating Standard and comply with, and cure or prevent any violation of, any Applicable Law in accordance with this Agreement; (iv) an amount of Working Capital based on a sixty (60) day reference period as reasonably determined to be prudent by Manager to provide reserves for emergency expenditures or Operating Expenses payable less frequently than monthly or to cover anticipated operating shortfalls for such sixty (60) day period; and (v) such other amounts as may be agreed to by the Parties from time to time. Any amounts remaining in the Operating Account on the expiration or termination of this Agreement shall be disbursed to Owner; provided, however, that Manager may deduct and retain prior to such disbursement all amounts owed by Owner to Manager and its Affiliates under this Agreement.

5.5 Funds for Operation of the Manager Operated Areas. Without limiting in any way Owner’s covenants, duties and obligations in any other provision in this Agreement, but at all times subject to the terms, conditions and approval rights of Mortgagee under the Financing Documents, including any applicable cash management systems required by such Mortgagee, Owner shall provide the financial and other resources, and otherwise take such actions as necessary to permit the Manager Operated Areas to be operated in accordance with the Operating Standard including, but not limited to, the following:

5.5.1 Reserve Fund. Manager shall establish and maintain a reserve from Adjusted GOR or with funds provided by Owner under Section 5.5.2 or otherwise (the “Reserve Fund”) in order to facilitate the funding of Routine Capital Improvements and other amounts expressly permitted to be funded from the Reserve Fund by the terms of this Agreement and in accordance with the Financing Documents. Concurrently with the delivery of the Operating Report for the immediately preceding calendar quarter required pursuant to Section 10.2, Manager shall deposit into the Reserve Fund an amount equal to five percent (5%) of Adjusted GOR (the “Reserve Fund Contribution”); provided, however, and notwithstanding the foregoing, in no event shall Manager withhold more than that which would be otherwise permitted under the then applicable Financing Documents. All interest earned in the Reserve Fund shall be added to the Reserve Fund, but shall not be credited against amounts required to be deposited in the Reserve Fund. At the end of each Operating Year, all amounts not expended from the Reserve Fund shall be carried forward to the next Operating Year, but shall not be credited against the amount of the Reserve Fund Contribution for any subsequent Operating Year. Owner acknowledges that setting aside the required amount of funds in the Reserve Fund does not guaranty that the Reserve Fund will supply sufficient funds to meet Owner’s obligations to fund all required Routine Capital Improvements, and that Owner shall remain responsible for providing any additional funds required to perform its obligations under this Section 5.5.1.

5.5.2 Use of Reserve Fund. Except as otherwise expressly set forth in this Agreement or the Financing Documents, the Reserve Fund shall be used solely for the purpose of funding Routine Capital Improvements (and not, for avoidance of doubt, Building Capital Improvements or ROI Capital Improvements). Manager shall notify Owner prior to the time that expenditures are made from the Reserve Fund that were not specifically included in the Operating Plan, except to the extent such prior notice is infeasible because of an emergency situation, in which event Manager shall notify Owner promptly after such expenditures are made.

5.5.3 Major Capital Improvement Reserve. Manager, at its election, may establish and maintain with those excess funds, if any, provided by Manager to Owner or Mortgagee under Section 5.4.4 (the “Major CapEx Reserve Fund”) in order to facilitate the funding of Building Capital Improvements and ROI Capital Improvements; provided, however, and notwithstanding the forgoing, in no event shall Manager withhold more than that which would be otherwise permitted under the then applicable Financing Documents. All interest earned in the Major CapEx Reserve Fund shall be added to the Major CapEx Reserve Fund, but shall not be credited against amounts required to be deposited in the Major CapEx Reserve Fund. At the end of each Operating Year, all amounts not expended from the Major CapEx Reserve Fund shall be carried forward to the next Operating Year. Owner acknowledges that Manager’s deposit of funds into the Major CapEx Reserve Fund does not guaranty that the Major CapEx Reserve Fund will supply sufficient funds to meet Owner’s obligations to make all requisite Building Capital Improvements and/or ROI Capital Improvements under this Agreement, and that Owner shall remain responsible for providing any additional funds required to perform its obligations under this Section 5.5.3.

5.5.4 Working Capital. Owner shall deposit into the Operating Account the initial Working Capital (as set forth in the Operating Plan) on or prior to the Effective Date. If Manager determines at any time during the Term that (a) the available funds in the Operating Account are insufficient or reasonably anticipated to be insufficient to allow for the uninterrupted and efficient operation of the Manager Operated Areas in accordance with this Agreement, or (b) the available funds in the Reserve Fund is insufficient to allow for payment of all Routine Capital Improvements, or Owner has not provided the necessary funds for such other Capital Expenditures then contemplated in the Operating Plan or otherwise approved by Owner in writing or authorized under this Agreement, Manager shall notify Owner of the anticipated or actual amount of the shortfall (an “Operating Funds Request”), and Owner shall provide working funds to Manager to be deposited into the Operating Account within fifteen (15) days of Owner’s receipt of the Operating Funds Request. Notwithstanding anything in this Agreement to the contrary, Manager shall be excused from performance of any obligation under this Agreement if Owner fails to provide the required funds in accordance with the terms of this Agreement. If Owner does not deposit the funds requested by Manager in an Operating Funds Request, to the extent the funding of such additional funds is not being disputed by Owner in good faith, and provided that this Agreement is otherwise not subject to any Financing Documents which would prohibit the same, Manager (i) may withdraw such funds from the Reserve Fund; or (ii) to the extent that Manager is not authorized to withdraw funds from the Reserve Fund or the Reserve Fund contains insufficient amounts, Manager shall have the right (but not the obligation) to advance, on Owner’s behalf, (A) any Operating Expenses and (B) expenditures for Capital Expenditures then contemplated in the Operating Plan or otherwise authorized pursuant to the express terms of this Agreement. Owner shall reimburse such amounts to the Reserve Fund or to Manager, as applicable, within ten (10) business days following receipt of written notice from Manager of any such withdrawn or advanced amounts, together with interest thereon in the case of any advance by Manager. If Owner fails to reimburse Manager promptly upon demand by Manager, Manager shall have the right to reimburse itself from any available funds from the operation of the Manager Operated Areas (including the Operating Account and the Reserve Fund) for any such advanced amounts, together with interest thereon.

5.6 Purchasing. Manager or its Affiliates may, in its discretion, make centralized purchasing programs available to the Managed Resorts (whether on a national, regional, mandatory, optional or other basis) (each, a “Purchasing Program”). Manager shall make its Purchasing Program available to the Resort on terms not materially different that those offered to Other Managed Resorts in Las Vegas. Manager may elect, in its discretion, but subject to the terms of this Section 5.6, to purchase any FF&E and Supplies for the Operation of the Manager Operated Areas from a Purchasing Program maintained by Manager or its Affiliates, provided that Manager shall use reasonable efforts to ensure the total cost of goods and services (including any mark-up, expense, fees and/or other remuneration attributable to providing such services and net of any discounts or rebates which would have been available) determined as a whole and on an annual basis is generally on terms no less favorable to Owner than that which would be available through unrelated third-party vendors in an arm’s-length transaction. Owner acknowledges and agrees that Manager and its Affiliates shall have the right, from time to time, to (a) modify the fees, costs or terms of any such Purchasing Program, including adding FF&E and Supplies to, and deleting FF&E and Supplies from, such Purchasing Program; (b) terminate all or any portion of any such Purchasing Program; (c) subject to this Section 5.6, receive payments, fees, commissions or reimbursements from suppliers and third parties in respect of such purchases; and (d) subject to this Section 5.6, own or have investments in such suppliers. Subject to the foregoing, Manager reserves the right to offer FF&E and Supplies for sale to hotel and casino owners and other Persons and to designate itself and/or any of its Affiliates as the sole supplier for any FF&E and Supplies.

5.7 Parking.

5.7.1 General. Manager acknowledges that the only parking available to guests of the Manager Operated Areas shall be: (a) the approximately four hundred twenty-three (423) parking spaces located under the Resort and comprising the Parking & Driveway Areas, which spaces are shared with other users of the Resort, and (b) the parking made available to Owner under that certain Common Parking Area Use Agreement dated February 26,1998 by and between Aladdin Gaming, LLC and Aladdin Bazaar, LLC (the “Bazaar Parking Agreement”).

5.7.2 Parking & Driveway Areas. In the event that at any time during the Term, the Parking & Driveway Areas are not included as part of the Manager Operated Areas, Manager shall have the right to approve the arrangements for such Operation, including the identity of any Third-Party Operator and in any event, Owner shall ensure that sufficient parking within the Parking & Driveway Areas is made available for the Operation of the Manager Operated Areas, in locations and on terms reasonably approved by Manager.

5.7.3 Bazaar Parking Agreement. Owner represents and warrants that as of the Effective Date, Owner is the successor-in-interest to all right, title and interest of Aladdin Bazaar, LLC in and to the Bazaar Parking Agreement and has the right to use and grant to others (including, without limitation, Manager) the right to use and access all surface level parking and the respective parking structure pursuant to the terms and conditions of the Bazaar Parking Agreement Owner is responsible for making all payments necessary to ensure uninterrupted use of the parking spaces that Owner is entitled to use under the Bazaar Parking Agreement (subject to Force Majeure Events and/or any provisions set forth in the Bazaar Parking Agreement that would permit the owner of the Common Parking Area to restrict access thereto).

5.8 Use of Affiliates by Manager. In performing its obligations under this Agreement, Manager from time to time may use the services of one (1) or more of its Affiliates. If an Affiliate of Manager performs any of the services Manager is required to provide under this Agreement, Manager shall be ultimately responsible to Owner for its Affiliate’s performance.

5.9 Limitation on Manager’s Obligations.

5.9.1 Availability of Sufficient Funds. Manager’s obligations under this Agreement are subject in all respects to the availability of sufficient funds from the Operation of the Manager Operated Areas, or which are otherwise provided by Owner. All costs and expenses of Operating the Manager Operated Areas shall be payable out of funds from the Operating Accounts, or which are otherwise provided by Owner. In no event shall Manager be obligated to pledge or use its own credit or advance any of its own funds to pay any such costs or expenses for the Manager Operated Areas. Accordingly, notwithstanding anything to the contrary in this Agreement, Manager shall be relieved from its obligations to operate the Manager Operated Areas in compliance with the Operating Standard and in accordance with this Agreement whenever and to the extent that Manager is prevented or restricted in any way from doing so by reason of (a) the occurrence of a Force Majeure Event; (b) Owner’s breach of any material term of this Agreement (including Owner’s obligation to provide sufficient funds as required under this Agreement); or (c) any limitation or restriction in this Agreement on Manager’s authority or ability to expend funds in respect of the Manager Operated Areas.

5.9.2 Pre-Existing Conditions and External Events. If any environmental, construction, personnel, real property-related or other problems arise at the Manager Operated Areas during the Term that (a) relate to the Operation or condition of the Manager Operated Areas, or activities undertaken at the Manager Operated Areas or on the Land, prior to the Effective Date; or (b) are caused by or arise from sources outside of the Manager Operated Areas, Manager’s services under this Agreement shall not extend to management of any remediation, abatement or other correction of such problems, and Owner shall retain full managerial and financial responsibility and liability for and control over the remediation, abatement and correction of such problems, and shall take such actions in a timely manner with as little disturbance or interruption of the use and operation of the Manager Operated Areas as reasonably practicable. Notwithstanding the foregoing, in the event such problems exist, Manager may elect, in its sole and absolute discretion, to undertake reasonable remediation, abatement and correction efforts; provided, however, if there is a reasonable likelihood that such problems could cause criminal or civil liability to Manager or damage to the Manager Operated Areas or injury to persons or property and regardless of whether or not Owner has requested Manager to take any such curative actions, Manager shall have the right to take all reasonably necessary steps to comply with any Applicable Law, or to avoid criminal or civil liability to Manager, or damage to the Manager Operated Areas or injury to Persons or property; provided, further, that any and all reasonable costs and expenses incurred by Manager in connection therewith shall be paid or reimbursed promptly by Owner.

ARTICLE VI.

TIMESHARE COMPONENT

6.1 Timeshare Agreements. The Parties acknowledge that the Resort is adjacent to PH Towers and that PH Towers users may, from time to time, utilize the Resort and the Resort Amenities pursuant to that certain Resort and Amenities Access Easement Agreement dated September 10, 2007 by and between Westgate Planet Hollywood Las Vegas, LLC and PHW Las Vegas, LLC, as successor-in-interest to OpBiz, LLC, PH Fee Owner, LLC and TSP Owner, LLC (the “Amenities Agreement”), attached hereto as Exhibit “D”. Owner has assumed the rights and obligations under the Amenities Agreement as well as under the (a) Timeshare Purchase Agreement (“TPA”) dated December 10, 2004 between OpBiz, L.L.C. and Westgate Resorts, Ltd., attached hereto as Exhibit “E”, (b) Modification Agreement Regarding Timeshare Purchase Agreement (“Modification Agreement”) dated September 10, 2007 among (i) OpBiz, L.L.C., PH Fee Owner, L.L.C., TSP Owner, L.L.C., and (ii) Westgate Resorts, Ltd., Westgate Planet Hollywood Las Vegas, LLC, attached hereto as Exhibit “F”, (c) Timeshare Property Maintenance & Management Agreement for Planet Hollywood Towers by Westgate (“Management Agreement”) dated September 10, 2007 between Westgate Planet Hollywood Las Vegas, LLC, CFI Resorts Management, Inc., and OpBiz, LLC, attached hereto as Exhibit “G”, and (d) Marketing and Leasing Agreement (“Marketing Agreement”) dated December 30, 2004 between OpBiz, L.L.C., Westgate Resorts Planet Hollywood Las Vegas, LLC and Westgate Resorts, LTD, attached hereto as Exhibit “H” (collectively, the Amenities Agreement, TPA, Modification Agreement, Management Agreement and Marketing Agreement are referred to herein as the “Timeshare Agreements”).

6.2 Manager’s Right to Perform Obligations Under Timeshare Agreements. In the event Owner desires Manager to perform any of the obligations under any of the Timeshare

Agreements (on Owner’s behalf), Owner shall make a request to Manager in writing. Manager may agree to perform any such obligations in its sole and absolute discretion and upon terms and conditions acceptable to Manager in its sole and absolute discretion; provided that, at a minimum (a) Owner shall pay to Manager, as consideration for assuming any such obligations, fees and/or reimbursements in amounts not more than any fees or reimbursements that would otherwise be payable to Owner if Owner had performed such obligations under the Timeshare Agreements; and (b) Manager shall have the right to cease providing any such services on Owner’s behalf by delivery of thirty (30) days prior written notice to Owner, at no penalty or cost to Manager. If Manager elects not to assume any obligation under the Timeshare Agreements, such obligation shall remain the obligation of Owner.

6.3 Acknowledgment of Manager’s Right to Exercise Owner’s Rights. Owner acknowledges and agrees that Manager shall have the right, in its sole discretion, to exercise and enforce any and all rights of Owner under any of the Timeshare Agreements. Owner agrees it will not restrain or limit Manager from exercising any such rights so long as Owner is otherwise permitted to exercise such rights under the Timeshare Agreements.

6.4 Acknowledgment of Third-Party Rights. Manager acknowledges that certain third parties have been granted certain rights and easements under the Timeshare Agreements, including rights of access and use of certain amenities as well as rights to certain services. Manager agrees that it will not restrain or limit such rights except to the extent Owner is permitted to do so under the Timeshare Agreements.

6.5 Marketing Rights. Notwithstanding anything to the contrary contained in this Agreement, Owner agrees that:

(a) Owner may not distribute or permit to be distributed within the Resort materials that target or specifically promote products branded under the name of any hotel or casino company’s hotel, lodging or casino brand other than the Other Managed Resorts;

(b) All marketing materials distributed within the Resort shall be subject to the prior consent of Manager to confirm that such materials are consistent with the provisions of this Section 6.5 and are of a character and quality consistent and compatible with System Standards (and, for avoidance of doubt, any such materials using the name or Trademarks of Manager or its Affiliates shall be subject to Manager’s prior written approval, which approval shall be in Manager’s sole and absolute discretion); and

(c) In no event shall the distribution of promotion or marketing materials pursuant to this Section 6.5 be permitted if such distribution would have an adverse impact on the experience of the guests of the Resort or on the reputation of Manager.

ARTICLE VII.

PROPRIETARY RIGHTS

7.1 System Rights. Manager or its Affiliates (excluding Owner) are the owners of certain service marks, including the service mark “Harrah’s®,” and the logos, trademarks, trade names, service marks, copyrights, patents, trade secrets, or any other intellectual property rights or registrations now or hereafter held by or applied for in connection therewith or any variation or extension thereof and any additional such items as Manager or its Affiliates may develop, acquire or hold any interest with respect to in the future (collectively “System Rights”). Manager may implement and utilize the HOC preferred guest program more commonly known by the service mark “Total Rewards®,” in the manner determined by Manager, in Manager’s sole and absolute discretion. Owner acknowledges that Manager’s use of the Total Rewards system and/or any of the System Rights, if at all, shall not create in Owner’s favor any right, title, or interest in or to the System Rights, but all rights of ownership and control of the System Rights shall reside solely in Manager and its Affiliates.

7.2 Use of System Rights. Pursuant to Owner’s request and subject to and in accordance with the License Agreement, Manager may elect (in its sole and absolute discretion) to use the System Rights in the marketing, sales, advertising and promotion of the Manager Operated Areas and any goods or services relating to the Manager Operated Areas. Manager reserves the sole right and discretion to: (a) establish operating standards consistent for the use of System Rights applied at substantially all Other Managed Resorts for the use of any System Rights, and (b) require Owner, Operating Personnel and any other Person which Manager deems reasonably necessary to sign a commercially reasonable confidentiality agreement as a condition to the disclosure and/or use of any System Rights by such Person, which shall supplement the terms set forth in this ARTICLE VII.

7.3 Rights to System Rights. Owner agrees to recognize the exclusive right of ownership of Manager and its Affiliates to all System Rights. Owner hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. Subject to Section 7.5, Owner acknowledges that it is possible that none of the System Rights will be used in connection with the Manager Operated Areas, and Manager and its Affiliates shall have sole discretion to determine which System Rights, if any, shall be so used. In addition, all of Owner’s use of the Brand pursuant to the License Agreement shall be conducted exclusively by the Manager under this Agreement. Owner covenants that in the event of a termination, cancellation or expiration of this Agreement, whether as a result of a default by Manager or otherwise, Owner shall not hold itself out as, or continue the Operations pursuant to a System Right nor will it otherwise utilize any of the System Rights (including the Total Rewards system) or any variant thereof in the Operations; provided, however, upon the termination, cancellation or expiration of this Agreement, so long as the License Agreement remains in full force and effect, the Resort may continue to be operated as the “Planet Hollywood Resort & Casino”. Owner agrees that Manager and its Affiliates or their respective representative may enter the Resort and may remove all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with Manager and its Affiliates or which carry any System Rights. Any costs in connection with such removal shall be borne by Owner.

7.4 Proprietary Information and Systems of Manager or Its Affiliates.

7.4.1 Proprietary Information and Systems. Owner agrees that Manager or its Affiliates (other than Owner) has the sole and exclusive right, title and ownership to the following items as now in existence and as the same may be modified, supplemented or updated in the future (collectively items (a) through (e), the “Proprietary Information and Systems”):

(a) certain proprietary information, techniques and methods of operating gaming, hotel and related businesses;

(b) certain proprietary information, techniques and methods of designing games used in gaming, hotel and related businesses;

(c) certain proprietary information, techniques and methods of training employees in the gaming, hotel and related businesses;

(d) certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems, all of which have been developed and/or acquired over many years through the expenditure of time, money and effort and which Manager and its Affiliates maintain as confidential and as a trade secret(s); and

(e) any gambling activity or other information collected from or with respect to patrons of the Casino including, but not limited to, any and all Guest Data.

Proprietary Information and Systems specifically excludes any information or documents otherwise falling within Section 7.4.1(a) through (e), if same is prepared, designed or created solely for the use and benefit of the Manager Operated Areas.

7.4.2 Confidentiality. Owner further agrees that, to the extent Owner has access to Proprietary Information and Systems, (a) to maintain the confidentiality of such Proprietary Information and Systems; (b) not to use such Proprietary Information and Systems for any purpose other than as permitted under this Agreement; and (c) upon the termination of this Agreement, to return same to Manager (including all copies thereof), including but not limited to, documents, notes, memoranda, lists, computer programs and any summaries of such Proprietary Information and Systems in Owner’s possession or control, but excluding any Proprietary Information and Systems which Owner may retain pursuant to the express terms of this Agreement, and that immediately upon termination of this Agreement, Owner shall cease using all Proprietary Information and Systems.

7.4.3 Fees. Manager may incur on behalf of Owner certain fees and/or assessments in connection with the shared or other use of certain Proprietary Information and Systems as well as non-proprietary computer systems. The cost of such Proprietary Information and Systems as well as non-proprietary systems developed by HOC and its Affiliates will be based upon the cost incurred by HOC and its, Affiliates to develop and operate such systems, as allocated to the users thereof consistent with the historical practices of HOC and its Affiliates. The cost of third-party systems shall be billed to Owner and paid by HOC and its Affiliates or by the provider without mark-up or profit by HOC and its Affiliates. Owner shall acquire no rights in any such proprietary systems, and they may be removed at any time from the Resort by HOC, without recourse.

7.4.4. Computer Systems. The Operating Standard may include requirements that Owner purchase, lease, license, or otherwise obtain and have installed and maintained, either through Manager and its Affiliates or Manager’s designated suppliers, certain computer and other systems that Manager determines to be necessary for the Operations in accordance with the Operating Plan.

7.5 Licensed Trademarks. Manager acknowledges and agrees that this Agreement does not grant to Manager any license, use or other proprietary right, title or interest whatsoever in any of the “Planet Hollywood” trade names or trademarks whatsoever, other than the right to use the same in the Operation of the Manager Operated Areas in accordance with this Agreement and the License Agreement.

ARTICLE VIII.

CONFIDENTIALITY

8.1 General Obligations. Each Party shall keep strictly confidential the terms, conditions and provisions of this Agreement and all Manager Confidential Information and Owner Confidential Information, as applicable. Each Party shall also assure the other that its officers, employees and representatives will keep secret and treat as confidential all such Confidential Information.

8.2 Exceptions. Section 8.1 shall not apply to information:

(a) which shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or omission by the recipient party in contravention of the obligations in Section 8.1;

(b) to the extent made available to the recipient party by a third-party who is entitled to divulge such information and who is not under any obligation of confidentiality in respect of such information to the other Party or which has been disclosed under an express statement that it is not confidential;

(c) to the extent required to be disclosed by Applicable Laws or by any recognized stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the disclosure is subject, whether or not having the force of law, provided that the party disclosing the information shall notify the other party of the information to be disclosed (and of the circumstances in which the disclosure is alleged to be required) as early as reasonably possible before such disclosure must be made and shall take all reasonable action to avoid and limit such disclosure;

(d) which has been independently developed by the recipient Party otherwise than in the course of the exercise of that Party’s rights under this Agreement or the implementation of this Agreement;

(e) which, in order to perform its obligations under or pursuant to this Agreement, either Party is required to disclose to a third-party (provided such party agrees to be bound by the same duty of confidentiality);

(f) which is disclosed to any applicable tax authority to the extent required by a legal obligation;

(g) required to obtain the advice of professionals or consultants, financing for the Resort from an institutional Mortgagee or an equity investor who is known to be reputable and is not a Prohibited Transferee, or in furtherance of a permitted or proposed sale and/or assignment of this Agreement to a third-party who is known to be reputable and is not a Competitor (provided such party agrees to be bound by the same duty of confidentiality); or

(h) required by an institutional Mortgagee in exercising foreclosure, deed-in-lieu of foreclosure or similar remedies in connection with a proposed sale and/or assignment of this Agreement to a third-party who is known to be reputable and is not a Competitor (provided such party agrees to be bound by the same duty of confidentiality); provided, however, such institutional Mortgagee or any affiliate, subsidiary, successor, designee, nominee or assign of such institutional Mortgagee (each, a “Mortgagee Party”) shall have the following rights with respect to any proposed purchaser and/or assignee who is a Competitor:

(i) Prior to the execution of any offer, letter of intent, term sheet or other similar document evidencing the sale or assignment of this Agreement to a Competitor (a “Purchase LOI”), the Mortgagee Party may disclose the existence of this Agreement, the identity of the Manager, the Term, and the fact that Manager (x) operates and manages the Resort pursuant to a standard and market operating agreement and (y) has the right to terminate this Agreement upon the sale or assignment of this Agreement to a Competitor;

(ii) Upon the execution of any Purchase LOI by an Mortgagee Party and a Competitor, the Mortgagee Party shall deliver written notice to Manager within five (5) Business Days thereafter, which written notice shall provide the identity and notice address of such Competitor. Manager shall, within fifteen (15) days following its receipt of such written notice from the Mortgagee Party, provide written notice to the Mortgagee Party that Manager either (x) consents to such proposed sale and/or assignment and the delivery by the Mortgagee Party of a copy of this Agreement to such Competitor (which consent shall be at Manager’s sole and absolute discretion); or (y) elects to terminate the Management Contract effective on the date that such Competitor acquires title to and possession of the Resort from Owner and prohibit the delivery by the Mortgagee Party of a copy of this Agreement to such Competitor.

Each Party acknowledges that the disclosure or unauthorized use of the other Party’s Confidential Information in violation of this ARTICLE VIII will cause irreparable injury to Manager and/or its Affiliates, for which monetary damages would not provide an adequate remedy.

8.3 Public Statements. The Parties shall cooperate with each other on all press releases and other public statements relating to the Manager Operated Areas or the Resort and neither Party shall issue any press release or other public statement relating to the Manager

Operated Areas or the Resort without the prior written approval of the other Party, except for any public statement required under Applicable Law, provided that Manager may make public statements and press releases regarding the Manager Operated Areas in connection with the Operation of the Manager Operated Areas and in the ordinary course of Manager’s business. With respect to any public statement required under Applicable Law, the issuing Party shall provide the other Party with a reasonable opportunity to review and comment upon any such statement prior to its issuance. In addition, either Party may make reference to the Manager Operated Areas, this Agreement and such Party’s business in connection with making Securities Exchange Commission filings, any notice or filing required by the Nevada Gaming Authorities, investor and lender reports and presentations, financing documents and offering materials.

8.4 Survival. The provisions of this Section 8 shall survive any expiry or termination of this Agreement.

ARTICLE IX.

GUEST DATA

9.1 Guest Data. Owner recognizes the exclusive right of ownership of Manager and its Affiliates to all Guest Data. Owner hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. Owner agrees that throughout the Term and in collection of Guest Data, Manager or one of its Affiliates (other than Owner) shall host and retain the database(s) relating to customers’ activities at not only the Casino but also the Manager Operated Areas to the extent in any way related to or otherwise beneficial to Manager in operating the Casino, such database(s) to include, but not be limited to, customer information gathered in connection with any Casino player loyalty program card or successor player or guest rewards program. In furtherance of the foregoing, Manager and/or one or more of its Affiliates (other than Owner) shall own and be exclusively entitled to use any and all Guest Data gathered by Manager or its Affiliates in connection with the operation of the Casino and/or or any other casino located in any Other Managed Resorts or otherwise. For the avoidance of doubt, upon the expiration or early termination of this Agreement, all Guest Data shall remain in the possession of, and shall be owned by, Manager; provided, however, Manager shall provide to Owner a copy of the PH Guest Data, to the extent permitted under Applicable Law.

ARTICLE X.

BOOKS AND RECORDS

10.1 Maintenance of Books and Records. Manager shall keep and maintain or shall cause to be kept and maintained on an Operating Year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs, and all items of income and expense, in connection with the operation of the Resort. Owner shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Manager or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Owner shall desire. All of the financial books and records of the Resort, including books of account and front office records (but excluding any Proprietary Rights) shall be the property of Owner; provided, however, Manager shall be entitled to retain, at its cost, a copy of such books and records.

10.2 Financial Reports. Manager shall cause to be prepared and delivered to Owner on or before forty-five (45) days after the end of each calendar quarter, an operating report (the “Operating Reports”), based on information available to Manager, the following items: (i) a rent roll for the subject calendar quarter; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter noting net operating income, Gross Operating Profit, and Operating Expenses, and, upon Owner’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Resort during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of equaling seven and 50/100 percent (7.5%) or more between budgeted and actual amounts for such periods; (iii) a calculation reflecting the annual debt service coverage ratio for the immediately preceding twelve (12) month period as of the last day of such quarter; and (iv) a schedule reconciling net operating income to net cash flow (a “Net Cash Flow Schedule”). Manager will also furnish, or cause to be furnished, to Owner upon Owner’s written request and to be delivered by Manager on or before ten (10) days after the end of each calendar quarter, the amount of the Gaming Liquidity Requirement (including a calculation of the determination thereof) and the Gaming Operating Reserve with respect to such calendar quarter, including any changes to the foregoing during such calendar quarter.

10.3 Certified Financial Reports. Manager shall cause to be prepared and delivered to Owner annually, within one hundred twenty (120) days following the end of the Operating Year in effect on the date hereof, and ninety (90) days following the end of each Operating Year thereafter, annual financial statements audited by a “Big Four” accounting firm (or other independent certified public accountant acceptable to Owner) in accordance with GAAP, which shall include a certificate of the Designated Accountant to the effect that, subject to any qualifications therein, the financial statements fairly present the financial condition and the results of operations of the Resort and that such statements are in conformity with GAAP, cover the Resort for such Operating Year and contain statements of profit and loss for Owner and the Resort and a balance sheet (the “Certified Financial Statements”). Such Certified Financial Statements shall set forth the financial condition and the results of operations for the Resort for such Operating Year, and shall include, but not be limited to, amounts representing annual net cash flow, net operating income, Adjusted GOR and Operating Expenses. The Certified Financial Statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Operating Year, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Owner, (iii) a list of tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Resort, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Resort and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (v) occupancy statistics for the Resort, (vi) if not included in the audited financials referred to above, a Net Cash Flow Schedule, which shall itemize all adjustments made to net operating income to arrive at net cash flow deemed material by such independent certified public accountant, and (vii) room rate reports and Rev PAR calculations. Notwithstanding the foregoing, Manager shall not be obligated to prepare such statements if Owner does not supply all information necessary for Manager to cause the Certified Financial Statements to be prepared and delivered, or such information is not otherwise available to Manager. Nevertheless, Owner shall deliver to Manager any similar financial statements that Owner causes to be prepared.

10.4 Delivery of Reports, Statements and Other Information. Any reports, statements or other information required to be delivered under this ARTICLE X shall be delivered (i) in paper form, (ii) via email, or, (iii) if requested by Owner and within the capabilities of Manager’s data systems without change or modification thereto, in other electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows or Excel files (which files may be prepared using a spreadsheet program and saved as word processing files).

ARTICLE XI.

TRANSFERS

11.1 Assignments Restricted. Except as otherwise permitted in ARTICLE XIII or this ARTICLE XI, neither Owner nor Manager may cause, permit or suffer an Assignment of this Agreement in each case without the prior consent of the other Party, which may be withheld in such Party’s sole and absolute discretion. Any Assignment by a Party in violation of the terms of this ARTICLE XI shall be void and of no force or effect as between the Parties and shall constitute an Event of Default governed by the terms of ARTICLE XVI.

11.2 Transfers and Permitted Assignments by Manager. Notwithstanding the provisions of Section 11.1, Manager shall have the right, without Owner’s consent, to effect (a) an Assignment of this Agreement, in whole or in part, to any Affiliate of Manager (and in the event of an Assignment to an Affiliate other than a direct or indirect parent of Manager, Manager shall remain liable hereunder following such Assignment); (b) an Assignment of this Agreement to any Person that acquires, whether by purchase of assets, merger, consolidation, reorganization, all or substantially all of the business and assets of Harrah’s Entertainment, Inc. or any successor thereto or a Transfer of Control of Harrah’s Entertainment, Inc., HOC or any successor thereto; or (c) an Assignment of this Agreement to any Person that acquires, whether by purchase of assets, merger, consolidation, reorganization, all or substantially all of the business and assets of Manager and its Affiliates as a going concern related to the use of the Proprietary Rights and the Proprietary Information and Systems (including the reservations system and the Total Rewards program and any successor or derivative player or guest rewards program) and the provision of the Centralized Services in connection therewith. Notwithstanding anything to the contrary set forth in Section 11.1 or this Section 11.2, there shall be no restrictions on or consent required of any kind with respect to any Transfer of Control or otherwise of Manager or any successor thereto or Harrah’s Entertainment, Inc. or any successor thereto, or any other constituent owner of beneficial or other Ownership Interest in Manager, Harrah’s Entertainment, Inc. or any respective successors thereto.

11.3 Effect of Permitted Transfer. A consent to any particular Transfer shall not be deemed to be a consent to any other Transfer or a waiver of the requirement that consent be obtained in the case of any other Transfer. Upon any Transfer by Owner or Manager permitted under this ARTICLE XI or consented to by the other Party, the transferor shall be relieved of all liabilities and obligations under this Agreement accruing from and after the effective date of such Transfer.

ARTICLE XII.

INSURANCE AND INDEMNIFICATION

12.1 Insurance.

12.1.1 Insurance Policies. Owner, at its expense, shall obtain and maintain the insurance policies required under the Insurance Requirements set forth as Exhibit “I”. The insurance policies shall be effective upon the Effective Date and shall each name Manager as an additional insured. Owner acknowledges that Manager needs the flexibility to modify the Insurance Requirements to respond to insurance market trends, customer demands, economic conditions, technological advances and other factors affecting the hotel industry and its risks, as they may change from time to time. Accordingly, and without limiting the provisions of Section 12.1.5, Owner agrees that Manager shall have the right to modify the Insurance Requirements as Manager deems advisable from time to time, each such change to be implemented upon no less than sixty (60) days’ notice to Owner, provided that any such changes in the Insurance Requirements are applied to a majority of the Other Managed Resorts.

12.1.2 Insurance Program. Manager or its Affiliates may, in its discretion, make insurance programs available to Owner (the “Insurance Program”) on the same basis and for the same premium allocation methodology as for substantially all of the Other Managed Resorts. Owner shall have the right to elect to participate in the Insurance Program to the extent made available to Owner, or obtain such insurance policies from third-party insurers; provided, however, that as long as the Operating Personnel are the employees of Manager or its Affiliates, Manager shall have the right to require that Owner obtain any worker’s compensation, employer’s liability, crime and employment practices liability insurance policies through the Insurance Program. Owner acknowledges that (a) the premiums charged under the Insurance Program include certain third-party pass-through costs, such as brokers’ commissions and insurance services performed by third parties, and (b) some or all of the insurance in the Insurance Program may be provided by an Affiliate, and such Affiliate will have a profit or loss for its insurance business from time to time, depending on the amount of premiums received, and claims paid, by such Affiliates during the relevant period.

12.1.3 Evidence of Insurance. Owner (for insurance policies obtained through third-party insurers) and Manager (for insurance policies obtained through the Insurance Program) shall, at the other Party’s request, provide such requesting Party with certificates or other reasonably satisfactory insurance evidence confirming that the insurance policies comply with the Insurance Requirements.

12.1.4 Payment of Premiums. For all insurance policies contemplated by this Agreement, Owner shall have the sole and exclusive obligation to make all payments thereof, provided that Manager shall have the right (but not the obligation) to pay premiums using funds from the Operating Account or to advance such funds and get reimbursed therefor as a Reimbursable Expense. For the avoidance of doubt, any additional insurance policies obtained by Owner that are not contemplated by this Agreement or otherwise approved by the Parties, shall not be funded from the Operating Account.

12.1.5 Review of Insurance. All insurance policy limits provided under this ARTICLE XII shall be reviewed by the Parties every three (3) years following the commencement of the Term, or sooner if reasonably requested by Owner or Manager, to determine the suitability of such insurance limits in view of exposures reasonably anticipated over the ensuing three (3) years.

12.2 Waiver of Liability.

12.2.1 WAIVER OF LIABILITY. AS LONG AS A PARTY AND ANY AFFILIATES REQUESTED BY SUCH PARTY ARE A NAMED INSURED OR ADDITIONAL INSURED UNDER THE OTHER PARTY’S INSURANCE POLICIES, OR THE POLICIES OTHERWISE PERMIT IF SUCH PARTY OR ITS AFFILIATES ARE NOT SO NAMED, SUCH PARTY HEREBY RELEASES THE OTHER PARTY, AND ITS AFFILIATES, AND ITS AND THEIR TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND THE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, FROM ANY AND ALL LIABILITY, DAMAGE, LOSS, COST OR EXPENSE INCURRED BY THE RELEASING PARTY, WHETHER OR NOT DUE TO THE NEGLIGENT OR OTHER ACTS OR OMISSIONS OF THE PERSONS SO RELEASED TO THE EXTENT SUCH LIABILITY, DAMAGE, LOSS, COST OR EXPENSE IS COVERED BY THE INSURANCE POLICIES OF THE RELEASING PARTY, BUT ONLY TO THE EXTENT OF INSURANCE PROCEEDS RECEIVED.

12.2.2 Reliance on Owner’s Advisors. Owner acknowledges that neither Manager nor any insurance broker that Manager or its Affiliates may retain makes any representation, warranty or guaranty whatsoever regarding (a) the advisability or sufficiency of the insurance required or obtained under this Agreement; (b) whether the insurance made available under the Insurance Program maintained by Manager or its Affiliates is sufficient to protect Owner, the Manager Operated Areas and its Operations against all liability, damage, loss, cost or expense that might be incurred; or (c) any other insurance that Owner should consider for the protection of Owner, the Manager Operated Areas and its Operations, and Owner agrees to rely exclusively on its own insurance advisors with respect to all insurance matters.

12.3 Indemnification.

12.3.1 Indemnification by Owner. Subject to Sections 12.3.3 and 12.3.4, Owner shall defend, indemnify, and hold harmless Manager and its Affiliates, and their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Manager Indemnified Parties”) for, from and against any and all Claims that any such party may have alleged against it, incur, become responsible for or pay out for any reason related to: (a) the design, construction, development, operation, or ownership of the Resort; (b) the Resort (whether directly or indirectly, in whole or in part) to the extent arising or occurring prior to or subsequent to the Effective Date; or (c) Manager’s remediation, abatement and/or correction efforts as may be exercised in connection with Manager’s rights under Section 5.9.2.

12.3.2 Indemnification by Manager. Subject to Sections 12.3.3 and 12.3.4, Manager shall defend, indemnify, and hold harmless Owner and its Affiliates, and their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Owner Indemnified Parties”) for, from and against any and all Claims that any Owner Indemnified Party or Parties may incur, become responsible for, or pay out to the extent caused by Manager’s Gross Negligence or Willful Misconduct.

12.3.3 Insurance Coverage. Notwithstanding anything to the contrary in this Section 12.3, the Parties shall look first to the appropriate insurance coverages in effect pursuant to this Agreement prior to seeking indemnification under this Section 12.3 in the event any claim or liability occurs as a result of injury to persons or damage to property, regardless of the cause of such claim or liability; provided, however, if the insurance company denies coverage or reserves rights as to coverage, then the Indemnified Parties shall have the right to seek indemnification, without first looking to such insurance coverage. In addition, nothing contained in this Section 12.3 shall in any way affect the releases set forth in Section 12.2.1.

12.3.4 Indemnification Procedures. Any Indemnified Party shall be entitled, upon written notice to the Indemnifying Party, to the timely appointment of counsel by the Indemnifying Party for the defense of any Claim, which counsel shall be subject to the approval of the Indemnified Party. If, in the Indemnified Party’s reasonable judgment, a material conflict of interest exists between the Indemnified Party and the Indemnifying Party at any time during the defense of the Indemnified Party, the Indemnified Party may appoint independent counsel of its choice for the defense of the Indemnified Party as to such Claim. In addition, regardless of whether the Indemnified Party has appointed counsel or selects independent counsel (a) the Indemnified Party shall have the right to participate in the defense of any Claim and approve any proposed settlement of such Claim (unless such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the Indemnified Party is unconditionally released from all liability in respect of such Claim, in which case such approval shall not be required); and (b) all reasonable costs and expenses (including attorneys’ fees and costs) of the Indemnified Party shall be paid by the Indemnifying Party. If the Indemnifying Party fails to timely pay such costs and expenses (including attorneys’ fees and costs), the Indemnified Party shall have the right, but not the obligation, to pay such amounts and be reimbursed by the Indemnifying Party for the same, together with interest thereon in accordance with Section 3.5 until paid in full. The Parties hereby acknowledge that it shall not be a defense to a demand for indemnity that less than all Claims asserted against the Indemnified Party are subject to indemnification. If a Claim is covered by the Indemnifying Party’s liability insurance, the Indemnified Party shall not knowingly take or omit to take any action that would cause the insurer not to defend such Claim or to disclaim liability in respect thereof.

12.3.5 Survival. This Section 12.3 shall survive the expiration or any termination of this Agreement.

ARTICLE XIII.

MORTGAGES

13.1 Mortgages Subject to Manager’s Approval. At any time after the Effective Date, subject to Section 13.4, Owner shall have the right to grant a Mortgage and/or Security

Interest to a Lender for any Financing, and to assign any Mortgagee as collateral security for any loan secured by the Mortgage, all of Owner’s right, title and interest in and to this Agreement; provided, however, as a condition thereto, (a) all Financing Documents shall meet the requirements and limitations of this Agreement and shall permit the Operation of the Manager Operated Areas as contemplated by this Agreement; (b) Owner shall not grant a Mortgage and/or Security Agreement to any Lender, who itself or any of its Affiliates, are a Prohibited Transferee; (c) prior to its execution of such Financing Documents, Owner shall obtain a non-disturbance agreement from Lender as required under Section 13.4 below; (d) Owner shall not grant a Mortgage or Security Interest of any type in the Operating Account, Payroll Account or the Reserve Fund; and (e) Owner shall not grant a Mortgage or Security Interest of any type in, or name a Mortgagee as insured with respect to, or assign to a Mortgagee before or after a loss, that portion of any Business Interruption Insurance coverage, proceeds, or policy covering the Manager Operated Areas or its operations which is provided herein to be available to Manager for payment of continuing normal Operating Expenses, the Operating Fees, the Centralized Services Charges, Operating Personnel Costs and all Reimbursable Expenses, that necessarily continue, notwithstanding the business interruption. Owner shall provide to Manager a true and complete copy of all Financing Documents within thirty (30) days prior to the execution of such Financing Documents.

13.2 Mortgagee’s Right of Access. Manager shall permit agents, representatives and employees of a Mortgagee to enter the Resort to inspect the Resort or any part thereof during reasonable business hours upon reasonable advance notice, subject to the rights of tenants under leases and subject to Gaming Laws and without disturbance to guests; provided, however, that (a) any actual, out-of-pocket third-party expenses incurred in connection with such activities shall be at the sole cost and expense of Owner or, if incurred by Manager, treated as Reimbursable Expenses, but in any event shall not be included as Operating Expenses and (b) Owner shall cause (including the inclusion of an appropriate confidentiality provision in the Mortgage documents) such Mortgagee to agree to treat as confidential any information such Mortgagee obtains from examining the books and records of the Manager Operated Areas. Mortgagee must conduct all its activities at the Hotel in a manner that will minimize disruption of the business operations of the Hotel and not interfere with the use of the Hotel by Hotel guests.

13.3 Subordination. Concurrently with the execution of this Agreement, Owner, Manager and Mortgagee have entered into that certain Manager’s Consent and Subordination Agreement dated as of the date hereof. From and after the Effective Date, unless otherwise agreed upon by the Parties, Manager acknowledges and agrees that upon the request of a Mortgagee (subject to the requirements and limitations set forth in this Section 13.3 and Section 13.4 below including, but not limited to, the execution of an agreement satisfying the non-disturbance provisions of Section 13.4), Manager shall enter into a subordination agreement on terms acceptable to Manager, in Manager’s sole and absolute discretion.

13.4 Protection of Manager’s Interest. As a condition precedent to Owner entering into any Mortgage or Security Agreement encumbering Owner’s interest in the Resort and/or this Agreement, Owner shall ensure that Manager shall be able to Operate the Manager Operated Areas throughout the Term in accordance with this Agreement. In furtherance of this obligation, Owner shall: (a) maintain title to the Manager Operated Areas free and clear of any encumbrances (other than Mortgages permitted hereunder) that would jeopardize Manager’s rights under this Agreement; (b) pay and discharge any charge, assessment, or imposition relating to the Manager Operated Areas and, at its sole expense, prosecute all actions necessary to assure Manager’s receipt of the benefits of this Agreement for the full term hereof and to assure Manager’s uninterrupted and undisturbed operation of the Manager Operated Areas in accordance with this Agreement; and (c) ensure that all future Mortgagees and lessors provide Manager with non-disturbance agreements, in form and content reasonably acceptable to Manager, each of which shall (i) provide that Manager shall have the right to Operate the Manager Operated Areas during the Term in accordance with this Agreement, without any interference or ejection by such Mortgagee or any person or entity claiming under, through or by right of such Mortgagee, notwithstanding any foreclosure or other exercise of remedies by such Mortgagee with respect to the Mortgage in question; (ii) preclude the conveyance or leasing of the Manager Operated Areas (whether oh foreclosure, deed in lieu thereof or otherwise) to any Person to which Owner could not assign this Agreement without Manager’s consent pursuant to Section 11.1; and (iii) notwithstanding anything to the contrary, grant Manager the right to terminate this Agreement for any reason or no reason upon the foreclosure, sale under a power granted under any Mortgage, or other similar proceedings (including by delivery of a deed in lieu of foreclosure).

13.5 Loan Documentation. Upon written request at any time during the Term, Owner shall issue to Manager, within no less than thirty (30) days after Owner’s receipt of such request from Manager, an estoppel certificate: (a) certifying that this Agreement has not been modified and is in full force and effect (or, if there have been modifications, specifying the modifications and that the same is in full force and effect as modified); (b) stating whether, to the knowledge of the signatory of such certificate, any default by Manager exists, and if so, specifying each default of which the signatory has knowledge; and (c) providing any additional information relating to the status of this Agreement as may be reasonably requested by Manager.

ARTICLE XIV.

BUSINESS INTERRUPTION

14.1 Funds Provided by Owner.

14.1.1 Payments to Manager. Subject to Section 14.1.3, if any event occurs that results in an interruption in the Operation of the Manager Operated Areas (a “Business Interruption Event”), Owner nevertheless shall be obligated to pay to Manager all fees and other amounts that would be due to Manager under this Agreement had such event not occurred for the period of the business interruption, regardless of whether there are sufficient Business Interruption Insurance proceeds to cover such amounts. In the event of such a Business Interruption Event, the Operating Fees and Centralized Services Charges shall be calculated based on reasonable projections of Adjusted GOR, Gross Operating Profit and EBITDAM that would have been generated had the Business Interruption Event not occurred. The projections regarding Adjusted GOR, Gross Operating Profit and EBITDAM shall be derived from then- accepted practices in the hotel and insurance industries for such matters, with due consideration given to the historical performance of the Manager Operated Areas, the Operating Plan for the Operating Year in which the business interruption occurred, and any financial projections for the Manager Operated Areas most recently prepared by Manager prior to the Business Interruption Event.

14.1.2 Funding Manager Operated Areas Operations. Subject to Section 14.1.3, if any Business Interruption Event occurs, Owner nevertheless shall be obligated to pay all expenses of operating and maintaining the Manager Operated Areas at the level that is reasonably practicable given the. Business Interruption Event that has occurred, regardless of whether there are sufficient Business Interruption Insurance proceeds to cover such amounts.

14.1.3 Participation in the Insurance Program. Notwithstanding the foregoing in this Section 14.1, if at the time of a Business Interruption Event, (a) Owner maintains Business Interruption Insurance either through the Insurance Program or through another policy or policies that include the coverages specified in paragraph 1 of Exhibit “I” and have been approved by Manager; (b) the claim submitted to the insurer(s) includes amounts to cover the Operating Fees and Centralized Services Charges (calculated in the manner described in Section 14.1.1 or otherwise in a manner approved by Manager); and (c) in settling such claim with the insurers, Owner does not (absent Manager’s approval) voluntarily waive or agree to reduce the portion of the claim attributable to the Operating Fee or Centralized Services Charges disproportionately with the other items of expense covered by such claim, then Owner’s obligations to provide funds under this Section 14.1 shall be limited to making available to Manager the proceeds under such Business Interruption Insurance that are available to pay the fees and other amounts described in Sections 14.1.1 and 14.1.2, and Owner shall not be required to provide any additional funds in respect of such business interruption.

14.2 Proceeds of Business Interruption Insurance. The net proceeds of any Business Interruption Insurance claim (after the application of any deductible) shall be deposited in the Operating Account and used by Manager in the same manner as funds generated from the Operation of the Manager Operated Areas are used by Manager in accordance with this Agreement, including the payment of Operating Expenses, the Operating Fees, the License Fees, Centralized Services Charges and Operating Personnel Costs and all other Reimbursable Expenses.

ARTICLE XV.

CASUALTY OR CONDEMNATION

15.1 Casualty.

15.1.1 Restoration. If the Resort or any portion thereof is damaged or destroyed by a Casualty, Owner, at its expense and with due diligence, shall undertake a Restoration that will restore the Resort to the then-current standards and image consistent with System Standards and subject to and in accordance with the License Agreement. Notwithstanding the foregoing, if (a) the Resort is damaged or destroyed to such an extent that the cost of the Restoration exceeds thirty percent (30%) of the replacement cost of the Resort (excluding land, excavations, footings and foundations); and (b) Owner decides either to demolish the Resort in its entirety or cease using the building as a hotel and casino, then Owner may terminate this Agreement by notice to Manager within thirty (30) days after receipt from the insurance company of the insurance company’s written determination as to the cost of the Restoration and the availability and sufficiency of insurance proceeds and Manager may terminate this Agreement by notice to Owner within thirty (30) days after the date of such

Casualty unless Owner provides written notice to Manager of Owner’s election to restore the Resort in accordance with the first sentence of this Section 15.1.1 notwithstanding such extent of such damage. If Owner or Manager does not provide such termination notice to the other within such time period, this Agreement shall remain in full force and effect and Owner shall be obligated to perform the Restoration. In addition, Manager shall have the right to recover any Business Interruption Insurance proceeds (as contemplated in ARTICLE XIV) as a named insured, additional insured, loss payee or otherwise (with respect to the Manager Operated Areas) under any applicable insurance policy providing coverage for such Casualty, and Manager shall have the right to deal directly with any insurer to pursue its claim under such insurance policy.

15.1.2 Reinstatement of Agreement. If this Agreement is terminated by Owner pursuant to Section 15.1.1 and Owner (or an Affiliate) determines at any time within thirty-six (36) months after the date of such termination to either rebuild the Resort or recommence using the building as a hotel and casino, then Manager may reinstate this Agreement by notice to Owner (or its Affiliate) within ninety (90) days after receipt by Manager of notice from Owner (or its Affiliate) of its decision to undertake a Restoration and has commenced the same; provided, however, that if Owner (or its Affiliate) fails to give such notice, then Manager may reinstate this Agreement by notice to Owner (or its Affiliate) at any time prior to the later of (a) completion of the Restoration and the full reopening of the. Manager Operated Areas; or (b) one hundred twenty (120) days after Manager becomes aware of the Restoration. If Owner (or its Affiliate) gives such Restoration notice to Manager and Manager elects to reinstate this Agreement within such ninety (90) day period, Owner (or its Affiliate) thereupon, at its expense, shall have the obligation to use its diligent and good faith efforts to complete the Restoration in a timely manner. If this Agreement is terminated and then reinstated pursuant to this Section 15.1.2, then the Term shall be extended by the number of days between this Agreement’s earlier termination and effective date of its reinstatement (i.e., the date the Resort re-opens to the public for business following the Restoration).

15.2 Condemnation.

15.2.1 Restoration of Manager Operated Areas. If a Condemnation shall occur as to (a) the entire Manager Operated Areas or Resort; or (b) a portion of the Resort that makes it imprudent, unsuitable or commercially impractical to Operate the remaining portion of the Manager Operated Areas in accordance with the Operating Standard and the terms of this Agreement, then either Party may terminate this Agreement upon ninety (90) days’ notice to the other Party, without incurring any further liability or obligation to each other, except for those liabilities and obligations which expressly or by their nature survive the termination of this Agreement. If the Condemnation affects only a part of the Resort that does not make it imprudent, unsuitable or commercially impractical to Operate the remainder of the Manager Operated Areas in accordance with the Operating Standard and the terms of this Agreement, this Agreement shall not terminate, and Owner, at its expense and with diligence, shall undertake a Restoration subject to and in accordance with the License Agreement and in compliance with the Operating Standard and as approved by Manager prior to such Restoration.

15.2.2 Condemnation Award. Notwithstanding the foregoing, Manager shall have the right to institute or intervene in any available administrative proceeding or judicial action intended to determine fair compensation for such Condemnation for the purpose of representing Manager’s compensable interest in any award for such Condemnation arising from this Agreement and Manager’s rights hereunder. Any award made to Owner that does not recognize the separate compensable interest of Manager shall be apportioned between the Parties in consideration of all relevant factors, including: (a) recoupment by Owner of its investment, (b) return on Owner’s investment to date, (c) actual loss of income (including Manager’s fee income hereunder), (d) loss of reasonably anticipated future income (including Manager’s fee income hereunder), (e) length of the unexpired term (including any renewals) of this Agreement, and/or (f) the proportion that the Operating Fees have historically related to the return to Owner after payment of such fees. If the Parties cannot agree upon such apportionment within ninety (90) days after the amount of the award payable to Owner has been determined by settlement or a final judicial determination, either Party may submit the Dispute for resolution in accordance with ARTICLE XVII.

ARTICLE XVI.

TERM; DEFAULT AND TERMINATIONS

16.1 Term. This Agreement shall commence on the Effective Date and, subject to the extension or earlier termination hereof in accordance with the terms and conditions of this Agreement, shall expire at 11:59 p.m. of the final day of the thirty-fifth (35th) Full Operating Year following the Effective Date (the “Initial Term”). Manager shall have the right, in its discretion, to extend the Initial Term for two (2) additional and consecutive ten (10) year periods (as may be extended, each, a “Renewal Term” and, collectively, the “Renewal Terms”) by delivering written notice to Owner of its desire to so extend at least one hundred eighty (180) days before the expiration of the Initial Term or Renewal Term, as applicable. The Initial Term, as extended by one (1) or more Renewal Terms, if applicable, shall be collectively referred to herein as the “Term”.

16.2 Event of Default. The following actions or events shall constitute an “Event of Default” under this Agreement:

(a) a failure by Owner to pay any amount of money to Manager when due and payable under this Agreement that is not cured within ten (10) days after notice to the defaulting Party;

(b) subject to the terms and conditions of the Financing Documents, a failure by Owner to deposit in the Operating Account or the Reserve Fund any funds requested by Manager in an Operating Funds Request within the time period provided in Section 5.5.2;

(c) if any Party shall assign this Agreement in violation of ARTICLE XI; and

(d) other than as set forth in clauses (a) through (c) above, a failure by either Party to perform any of the other material covenants, duties or obligations set forth in this Agreement to be performed by such Party that is not cured within thirty (30) days following notice of such default from the non-defaulting Party to the defaulting Party; provided, however, if (i) the default is not susceptible of cure within a thirty (30) day period; (ii) the default cannot be cured solely by the payment of a sum of money; and (iii) the default would not expose the non-defaulting Party to an imminent and material risk of criminal liability or of material damage to its business reputation, the thirty (30) day cure period shall be extended for up to an additional ninety (90) days (for an aggregate cure period of up to one hundred twenty (120) days) if the defaulting Party commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure.

OWNER ACKNOWLEDGES AND AGREES THAT IN NO EVENT SHALL MANAGER BE DEEMED IN DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR APPLICABLE LAW SOLELY BY REASON OF (I) THE FAILURE OF THE FINANCIAL PERFORMANCE OF THE MANAGER OPERATED AREAS TO MEET OWNER’S EXPECTATIONS, INCOME PROJECTIONS OR OTHER MATTERS INCLUDED IN THE OPERATING PLAN AS MORE PARTICULARLY DESCRIBED IN SECTION 19.3.1, (II) THE ACTS OF OPERATING PERSONNEL (PROVIDED THAT THIS CLAUSE (II) SHALL NOT LIMIT MANAGER’S OBLIGATIONS PURSUANT TO SECTION 12.3, TO THE EXTENT SUCH ACTS CONSTITUTE MANAGER’S GROSS NEGLIGENCE OR WILLFUL MIS CONDUCT), (III) THE INSTITUTION OF LITIGATION OR THE ENTRY OF JUDGMENTS AGAINST OWNER OR THE MANAGER OPERATED AREAS WITH RESPECT TO THE OPERATIONS THERETO, OR (IV) ANY OTHER ACTS OR OMISSIONS NOT OTHERWISE CONSTITUTING A DEFAULT OF MANAGER’S OBLIGATIONS UNDER THIS AGREEMENT.

16.3 Termination Event.

16.3.1 Manager Termination Event. Without limiting or removing any other termination rights that Manager may have under this Agreement (other than as the result of an Event of Default), Manager shall have the right to terminate this Agreement if any of the following events occur (each, a “Manager Termination Event”):

(a) Owner or any of its respective Affiliates (i) is denied, fails or is otherwise unable to obtain or fulfill the requirements of any Gaming Approvals required for the continued ownership of the Casino or (ii) directly or indirectly causes the (A) denial, (B) threatened denial, (C) loss, (D) threatened loss, and/or (E) termination of, any Gaming Approval or any other license, permit or approval of Manager with respect to the continued operation or management of the Casino or anywhere in the world or any act or omission of Owner or its Affiliate adversely affects the current status of Manager or its respective Affiliates with any gaming commission, board or similar governmental or regulatory agency and such adverse impact continues for thirty (30) days (or such shorter time as required to avoid such adverse impact) after written notice is received by Owner from Manager;

(b) any act or omission by Owner or for any reason not caused by the act or omission of Manager that causes the suspension for a period in excess of thirty (30) days, or any withdrawal or revocation of any material governmental license or permit (including liquor but excluding gaming licenses) required for Owner’s or Manager’s performance of its obligations under this Agreement or the operation of the Hotel in accordance with the terms hereof; or

(c) Owner (including without limitation any Mortgagee in connection with a sale in foreclosure) transfers the Resort to a Prohibited Transferee.

Notwithstanding anything to the contrary in this Agreement, Manager’s right to terminate this Agreement under clauses (a) through (b) above shall in no way limit Manager’s right to exercise against Owner any rights and remedies available to Manager under this Agreement or (subject to the provisions of this Agreement) at law or in equity.

16.4 Remedies for Event of Default. Subject to the terms of this Agreement, if any Event of Default shall have occurred, the non-defaulting Party shall have the right to exercise against the defaulting Party any rights and remedies available to the non-defaulting Party under this Agreement or (subject to the provisions of this Agreement) at law or in equity; provided, however, Owner shall have no right to terminate this Agreement by reason of the occurrence of an Event of Default, unless (a) the Event of Default is material in amount or in its adverse effect on the Operation of the Manager Operated Areas or the Resort; (b) the Event of Default constitutes intentional misconduct, reckless behavior or repeated Events of Default of a similar nature by the Manager; or (c) the remedies under this Agreement are inadequate to redress such Event of Default

16.5 Notice of Termination. If termination of this Agreement is an available remedy, such remedy shall be exercised by the non-defaulting Party only by irrevocable and unconditional written notice to the defaulting Party, in which case this Agreement shall terminate on either (a) the date specified in this Agreement; or (b) if not specified in this Agreement, the date specified by the non-defaulting Party in the termination notice, which date shall in no event be sooner than five (5) days nor later than thirty (30) days, after the delivery of such notice. The right of termination shall be in addition to, and not in lieu of, any other rights or remedies at law or in equity by reason of the occurrence of any such Event of Default, it being understood and agreed that the exercise of the remedy of termination shall not constitute an election of remedies and shall be without prejudice to any such other rights or remedies otherwise available to the non-defaulting Party.

16.6 Actions to Be Taken on Termination. The Parties shall take the following actions upon the expiration or termination of this Agreement:

16.6.1 Payment of Expenses for Termination. All expenses arising as a result of such termination or as a result of the cessation of Manager Operated Areas operations by Manager (including expenses arising under this Section 16.6) shall be for the sole account of Owner, and Owner shall reimburse Manager within fifteen (15) days following receipt of any invoice from Manager for any expenses, including those arising from or in connection with severing the employment of Operating Personnel (with severance benefits calculated in accordance with policies applicable generally to employees of Other Managed Resorts or any applicable employment agreement or union agreement) incurred by Manager in the course of effecting the expiration or termination of this Agreement or the cessation of Manager Operated Areas operations by Manager in accordance with terms hereof.

16.6.2 Payment of Amounts Due to Manager. Owner shall pay to Manager all Operating Fees, Centralized Services Charges, Operating Personnel Costs and other Reimbursable Expenses and other amounts due Manager under this Agreement through the effective date of expiration or termination. This obligation is unconditional and shall survive the expiration or termination of this Agreement (including all amounts owed to Manager that are not fully ascertainable as of the expiration or termination date), and Owner shall not have to exercise any rights of setoff, except to the extent of any outstanding and undisputed payments owed to Owner by Manager under this Agreement. Any Disputes regarding amounts owed to Manager under this Section 16.6.2 shall be referred to the Expert for Expert Resolution pursuant to ARTICLE XVII. Manager shall have the right to pay itself the foregoing fees, charges, expenses and other amounts then due to Manager out of any available funds in the Bank Accounts and any such payment shall satisfy Owner’s obligation with respect to the amount so paid. Notwithstanding the foregoing, any such amounts that are disputed in good faith by Owner (and as to which such Dispute has been referred to the Expert) shall be deposited into escrow with an escrow holder mutually agreed by the Parties (or appointed by the Expert if the Parties are unable to agree) until resolution of such Dispute, at which point the escrowed amounts shall be disbursed to the Party determined to be entitled thereto.

16.6.3 Surrender of Land. Manager shall peacefully vacate and surrender the Manager Operated Areas to Owner on the effective date of such expiration or termination, and the Parties shall execute and deliver any expiration or termination or other necessary agreements either Party shall request for the purpose of evidencing the expiration or termination of this Agreement.

16.6.4 Proprietary Information and Systems. Upon the expiration or termination of this Agreement, Owner at its expense shall:

(a) not directly or indirectly at any time or in any manner (i) use any Proprietary Information and Systems, or any colorable imitation or other indicia of the Harrah’s intellectual property, or (ii) represent that any of the Manager Operated Areas is or was Operated as a “Harrah’s” branded hotel and casino or otherwise associated with the Proprietary Information and Systems;

(b) not directly or indirectly hold itself or the Resort out to the public as being or remaining (or otherwise associated) with any Other Managed Resorts, or any project or resort managed by Manager or its Affiliates;

(c) take such action as may be required to cancel all fictitious or assumed name registrations relating to Owner’s use of any Proprietary Information and Systems;

(d) notify the telephone company and all telephone directory publishers of the termination or expiration of Owner’s right to use any telephone number and any regular, classified or other telephone directory listings associated with any Proprietary Information and Systems and to authorize transfer of the number to Manager or at Manager’s direction; provided, however, that this clause (d) shall not apply to the telephone numbers and regular, classified or other telephone directory listings for the Resort;

(e) subject to Section 16.6.6, remove from the Resort, and discontinue using for any purpose, all FF&E, Operating Supplies, signage and other materials that display any aspect of the Trademarks (excluding the Brand trade name and trademarks) or any distinctive features, images, or designs associated with the “Harrah’s” brand, and make such non-structural alterations consistent with the continued Operation of the Resort in its ordinary course and as may be necessary to distinguish the Resort so clearly from its former appearance as a Brand hotel and casino and from other Brand hotels and casinos as to prevent any possibility of confusion by the public, including such actions as required in any de-identification checklist provided to Owner. If Owner fails to remove signage from the Resort bearing the Trademark (excluding the Brand trade name and trademarks) on or prior to the effective date of the termination, Manager shall have the right, at Owner’s expense, to remove and retain all such interior and exterior signage bearing the Harrah’s trade name or Trademarks without any liability to Owner for the cost to restore or repair the Resort premises or equipment for damage resulting therefrom, subject to Manager acting with reasonable care and using reasonable efforts to minimize damage to the Resort. Any reasonable costs in connection with such removal shall be borne by Manager (except in connection with a termination based on an Event of Default by Owner, in which case Owner shall be responsible for the payment of such costs);

(f) cease using and Manager shall have the right to remove from the Resort, on or before the effective date of the termination, all operations manuals, policy statements and the like, any other Proprietary Information and System Standards of Manager and its Affiliates and all other written materials bearing the Trademarks; provided that any such removals prior to the effective date of the termination may only be made so long as they do not materially impair the Operation of the Manager Operated Areas in the ordinary course of business;

(g) not, under any circumstance, copy, reproduce, or retain any of the Proprietary Information and Systems; and

(h) provide to Manager, within seven (7) days after the effective date of expiration or termination, evidence reasonably satisfactory to Manager of Owner’s compliance with its obligations under this Section 16.6.4.

16.6.5 Purchase of FF&E and Supplies. Manager shall have no obligation to purchase from Owner, any unbroken cases of hotel and casino equipment and operating supplies bearing the identification of the Brand then on hand at the Manager Operated Areas or ordered or purchased.

16.6.6 Equipment Leases for Brand Programs. If Manager has leased any computer, telephone or other telecommunications equipment for use at the Manager Operated Areas in connection with any Centralized Services under this Agreement, Owner shall request that either (a) Manager transfer such lease to Owner; or (b) Owner, at Owner’s expense, buy out the equipment lease. Any such transfer or buy-out of the equipment lease shall be subject to any restrictions on assignability imposed under Applicable Law and (to the extent required under the equipment lease) the consent or approval of the third-party lessor of such equipment. If the equipment lease is not transferable or cannot be bought out, Manager shall remove all such equipment from the Manager Operated Areas after the effective date of expiration or termination of this Agreement.

16.6.7 Bookings and Reservations. Owner shall honor, and shall cause any successor Manager to honor, all business confirmed for the Manager Operated Areas with reservations (including reservations made in good faith by Manager or Manager for employee complimentary or discounted rooms, guest frequency program, or pursuant to Manager’s or Manager’s other promotional programs) dated after the effective date of the expiration or termination in accordance with such bookings as accepted by Manager. Owner will assume responsibility for all advance deposits received by Manager for the Manager Operated Areas.

16.6.8 Funds in Operating Accounts; Receivables. Any amounts remaining in the Operating Account on the expiration or termination of this Agreement shall be disbursed to Owner pursuant to (and subject to the provisions of) the last sentence of Section 5.4.4. All receivables of the Manager Operated Areas outstanding as of the effective date of termination or expiration, including, without limitation, guest ledger receivables, shall continue to be the property of Owner. Manager will turn over to Owner any receivables collected directly by Manager after the effective date of termination which relate to business conducted during the term of this Agreement.

16.6.9 Progressive Slot Liability. In the event that any of the sales tax and/or LET tax obligations are not known until after the effective date of any termination of this Agreement, Manager shall, on or before the effective date of such termination, allocate from the funds available in the respective Operating Accounts a reasonable estimate of any sales tax, LET tax, and/or any other tax or liability attributable to the Gaming devices, including, without limitation, any progressive slot liability. Any such costs or expenses referenced in this Section 16.6.9 shall be the responsibility and obligation of Owner.

16.6.10 Survival. This Section 16.6 shall survive the expiration or termination of this Agreement

16.7 Notice of Termination to Employees. Owner acknowledges that Manager or its Affiliates may have an obligation under Applicable Law to give advance notice to Operating Personnel of any termination of employment, and that failure to comply with such notification obligation might give rise to certain liabilities under Applicable Law. Accordingly, notwithstanding anything to the contrary in this Agreement, the effective date of termination shall be extended to permit Manager to comply with all time periods under Applicable Law if any, unless Owner agrees in writing to defend, indemnify and hold harmless Manager and its Affiliates in accordance with Section 12.3.1 from and against all Claims (including lost compensation, fines, penalties and attorneys’ fees and expenses) incurred by Manager or its Affiliates, arising thereunder as a result of such termination.

ARTICLE XVII.

DISPUTE RESOLUTION

17.1 Notice and Procedure. If any dispute, disagreements, controversy or claim between the Parties arises out of or in connection with this Agreement including the determination of the scope or applicability of this Agreement to arbitrate (a “Dispute”), the Parties shall use all reasonable endeavors to resolve the matter amicably. If one Party gives the other notice that a Dispute has arisen and the Parties are unable to resolve the dispute within thirty (30) days of service of the Dispute Notice, then the Parties shall submit the matter to Expert Resolution in Las Vegas, Nevada. This shall not affect a Party’s right, where appropriate, to immediately seek equitable relief in an appropriate federal or state court which relief may consist of a temporary restraining order, preliminary injunction, an order compelling specific performance or similar order enforcing the obligations under this Agreement. The Parties expressly waive any right or entitlement they may otherwise have to a jury trial in the event such action is filed, if any.

17.2 Expert Resolution. With respect to any Dispute to be submitted to an Expert pursuant to this Agreement, any Party that is party to such Dispute may require that the dispute be submitted to final and binding arbitration (without appeal or review) in Las Vegas, Nevada (“Expert Resolution”), administered by an independent arbitration tribunal consisting of one (1) neutral arbitrator mutually selected by the Parties that are parties to the Dispute (the “Expert”). Such Expert Resolution shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Expert shall be a person having not less than ten (10) years’ experience in the area of expertise on which the dispute is based and having no conflict of interest with either Party. If the Parties are unable to mutually agree upon the Expert, the Expert shall be appointed by the American Arbitration Association from a list of available neutral experts proposed by the Parties, with each Party being entitled (a) to propose to the American Arbitration Association up to four (4) potential neutral experts meeting the requirements set out in the preceding sentence; and (b) to “strike” from the list up to two (2) of the potential Experts proposed by the other Party. With respect to any Dispute to be submitted to an Expert pursuant to this Agreement, the use of the Expert shall be the exclusive remedy of the Parties and neither Party shall attempt to adjudicate such Dispute in any other forum. The decision of the Expert shall be final and binding on the Parties and shall not be capable of challenge, whether by Expert Resolution, arbitration, in court or otherwise.

17.2.1 Restrictions on Expert. THE EXPERT SHALL HAVE NO AUTHORITY TO VARY OR IGNORE THE TERMS OF THIS AGREEMENT, INCLUDING SECTION 17.5.5 HEREOF, AND THE ARBITRATION SHALL BE GOVERNED BY THE UNITED STATES FEDERAL ARBITRATION ACT AND THIS SECTION 17, AND JUDGMENT UPON THE AWARD ENTERED BY THE EXPERT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ALL PROCEEDINGS, AWARDS AND DECISIONS UNDER ANY EXPERT RESOLUTION PROCEEDING SHALL BE STRICTLY PRIVATE AND CONFIDENTIAL, EXCEPT AS MAY BE NECESSARY TO ENFORCE THE SAME.

17.3 Time Limit. Any Expert Resolution of a Dispute must be commenced within eighteen (18) months from the date on which either Party first gave written notice to the other of the existence of the Dispute, and any Party who fails to commence Expert Resolution within such eighteen (18) month period shall be deemed to have waived any of its affirmative rights and claims in connection with the Dispute and shall be barred from asserting such rights and claims at any time thereafter. An Expert Resolution shall be deemed commenced by a Party when the Party sends a notice to the other Party, identifying the Dispute and requesting Expert Resolution.

17.4 Prevailing Party’s Expenses. The prevailing Party in any Expert Resolution arising out of or related to this Agreement shall be entitled to recover from the losing Party all reasonable fees, costs and expenses incurred by the prevailing Party in connection with such Expert Resolution (including any appeals and actions to enforce any Expert Resolution awards and court judgments), including reasonable fees, expenses and disbursements for attorneys, experts and other third parties engaged in connection therewith and its share of the fees and costs of the Expert. If a Party prevails on some, but not all, of its claims, such Party shall be entitled to recover an equitable amount of such fees, expenses and disbursements, as determined by the applicable Expert(s) or court. All amounts recovered by the prevailing Party under this Section 17.4 shall be separate from, and in addition to, any other amount included in any Expert Resolution award or judgment rendered in favor of such Party.

17.5 WAIVERS.

17.5.1 JURISDICTION AND VENUE. OWNER AND MANAGER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL DEFENSES BASED ON LACK OF JURISDICTION OR INCONVENIENT VENUE OR FORUM FOR ANY LITIGATION OR OTHER LEGAL ACTION OR PROCEEDING PURSUED BY MANAGER OR OWNER IN THE JURISDICTION AND VENUE SPECIFIED IN SECTION 17.1.

17.5.2 TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.5.3 CLASS ACTIONS. OWNER AGREES THAT, FOR MANAGER’S CHAIN OF BRANDED HOTELS AND CASINOS TO FUNCTION PROPERLY, MANAGER SHOULD NOT BE BURDENED WITH THE COSTS OF ARBITRATING OR LITIGATING SYSTEM-WIDE CLAIMS. ACCORDINGLY, OWNER AGREES THAT ANY DISAGREEMENT BETWEEN OWNER AND MANAGER SHALL BE CONSIDERED UNIQUE AS TO ITS FACTS AND SHALL NOT BE BROUGHT AS A CLASS ACTION, AND OWNER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO BRING A CLASS ACTION OR MULTI-PLAINTIFF, CONSOLIDATED OR COLLECTIVE ACTION AGAINST MANAGER OR ANY OF ITS AFFILIATES. FOR AVOIDANCE OF DOUBT, THE FOREGOING RESTRICTION AGAINST MULTI- PLAINTIFF ACTIONS SHALL NOT BE CONSTRUED TO PROHIBIT EITHER PARTY OR ITS AFFILIATES FROM JOINING WITH OTHER PARTIES TO THE RELATED AGREEMENTS TO BRING ACTIONS RELATING SOLELY TO ONE OR MORE OF SUCH AGREEMENTS.

17.5.4 DECISIONS IN PRIOR CLAIMS. SUBJECT TO SECTION 17.2.1, OWNER AGREES THAT IN ANY EXPERT RESOLUTION OR LITIGATION BETWEEN THE PARTIES, THE EXPERT(S) OR COURT SHALL NOT BE PRECLUDED FROM MAKING ITS OWN INDEPENDENT DETERMINATION OF THE ISSUES IN QUESTION, NOTWITHSTANDING THE SIMILARITY OF ISSUES IN ANY OTHER EXPERT RESOLUTION OR LITIGATION INVOLVING MANAGER AND ANY OTHER OWNER OR ANY OF THEIR AFFILIATES, AND EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO CLAIM THAT A PRIOR DISPOSITION OF THE SAME OR SIMILAR ISSUES PRECLUDES SUCH INDEPENDENT DETERMINATION.

17.5.5 PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, IN ANY EXPERT RESOLUTION, LAW SUIT, LEGAL ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT OR THE MANAGER OPERATED AREAS, THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL RIGHTS TO ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES (OTHER THAN MANAGER’S STATUTORY RIGHTS AND REMEDIES RELATING TO TRADEMARKS, COPYRIGHTS, TRADE. SECRETS AND OTHER INTELLECTUAL PROPERTY AND EXCEPT FOR A CLAIM FOR RECOVERY OF ANY SUCH DAMAGES THAT THE CLAIMING PARTY IS REQUIRED BY A COURT OF COMPETENT JURISDICTION OR THE EXPERT TO PAY TO A THIRD PARTY), AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT, AND ALL OTHER RIGHTS AND REMEDIES AT LAW AND IN EQUITY, WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES MIGHT HAVE WITH RESPECT THERETO.

17.6 Survival and Severance. The provisions of this ARTICLE XVII are severable from the other provisions of this Agreement and shall survive and not be merged into any termination or expiration of this Agreement or any judgment or award entered in connection with any Dispute, regardless of whether such Dispute arises before or after termination or expiration of this Agreement, and regardless of whether the related Expert Resolution occurs before or after termination or expiration of this Agreement. If any part of this ARTICLE XVII is held to be unenforceable, it shall be severed and shall not affect either the duties to submit any Dispute to Expert Resolution or any other part of this ARTICLE XVII.

ARTICLE XVIII.

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

18.1 Owner’s Representations and Warranties. Owner represents and warrants to Manager as of the date hereof that:

18.1.1 Organization and Authority. Owner is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in the State of Nevada, and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Agreement to be performed or observed by Owner. Owner’s execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Owner.

18.1.2 Enforceability. This Agreement constitutes a valid and binding obligation of Owner and does not and will not constitute a breach of or default under any of the organizational or governing documents of Owner or the terms, conditions, or provisions of any Applicable Law, contract or judgment to which Owner is subject or by which it or any substantial portion of its assets (including the Manager Operated Areas) is bound or affected.

18.1.3 Third-Party Approvals and Contracts. No approval of any third-party (including any ground lessor or the holder of any Mortgage) is required for Owner’s execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement Neither Owner nor any Affiliate is a party to any agreement for the management or operation of the Manager Operated Areas or any portion thereof that would conflict with this Agreement.

18.1.4 Brokers. Neither Owner nor any Affiliate has dealt with any Person who has acted as a broker, finder or similar capacity that would entitle such Person to any commission, finder’s fee or similar compensation in connection with this Agreement or the transaction described herein.

18.1.5 Litigation. To Owner’s knowledge, there is no litigation, proceeding or governmental investigation pending or threatened against Owner that could adversely affect the validity of this Agreement or the ability of Owner to comply with its obligations under this Agreement.

18.1.6 Ownership of Manager Operated Areas and Owner. Owner is the sole owner or lessee of the Manager Operated Areas (including the building and all of its contents) and the sole owner of the fee title to, or leasehold estate in, the Land. Owner has full power, authority and legal right to own and/or lease such real and personal property.

18.1.7 Compliance with Laws. To Owner’s knowledge, (a) the Manager Operated Areas and the Land are in compliance with all Applicable Laws (including all Approvals); and (b) no condition exists at the Manager Operated Areas or the Land that, with notice or the passage of time, would result in a violation of any Applicable Laws or Approvals.

18.1.8 Gaming Equipment. As of the Effective Date and thereafter at all times during the Term, Owner shall own, directly or indirectly, all Gaming Equipment located at the Resort and Owner shall take any and all commercially reasonable efforts to comply with, or cause Manager to comply with on Owner’s behalf, all Gaming Laws.

18.1.9 Gaming Laws and Anti-Terrorism Laws. Neither Owner, nor any of its respective Affiliates, nor the shareholders, trustees, beneficiaries, directors, officers, employees or agents of any of the foregoing, (a) is in violation of any Gaming Laws or Anti-Terrorism Laws; or (b) would cause Manager or any of its Affiliates to be in violation of any Gaming Laws or Anti-Terrorism Laws. No assets or interests (including the Manager Operated Areas) of Owner, nor any Equity Owner, Parent Company or guarantor, if any, nor any of their respective Affiliates, nor the shareholders, trustees, beneficiaries, directors, officers, employees or agents of the any of the foregoing, is subject to any restrictions under any Gaming Laws or Anti-Terrorism Laws.

18.1.10 Environmental Matters. Except as set forth on Exhibit “J” attached hereto, to Owner’s knowledge, (a) no hazardous or toxic materials, substances or wastes are or have been manufactured, generated, processed, used, handled, stored, disposed, released or discharged at, on, in, over, under or from the Manager Operated Areas, the Land or the real property adjacent to the Manager Operated Areas; (b) there are no soil, water, air, mineral, chemical or environmental conditions or contamination at, on, in, over, under or from the Manager Operated Areas, the Land or real property adjacent to the Manager Operated Areas that does, or with the passage of time will, require any remediation, abatement, removal, clean up, monitoring or other corrective action, or notice or reporting to any Governmental Authority or employees or patrons of the Manager Operated Areas, pose any threat to the health and safety of the employees or patrons’ of the Manager Operated Areas or the environmental or natural resources in general, or otherwise require, based on Applicable Law or standards of prudent ownership, any remediation, abatement, removal, clean up, monitoring or other corrective action; (c) there exists no identifiable threat of the contamination of the Land by release of hazardous or toxic materials, substances or wastes or otherwise from existing sources adjacent to the Manager Operated Areas; and (d) there are no underground storage tanks on the Land.

18.2 Manager’s Representations and Warranties. Manager represents and warrants to Owner as of the date hereof that:

18.2.1 Organization and Authority. Manager is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in the State of Nevada, and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Agreement to be performed or observed by Manager. Manager’s execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.

18.2.2 Enforceability. This Agreement constitutes a valid and binding obligation of Manager and does not and will not constitute a breach of or default under any of the organizational or governing documents of Manager or the terms, conditions, or provisions of any Applicable Law, contract or judgment to which Manager is subject or by which it or any substantial portion of its assets is bound or affected.

18.2.3 Third-Party Approvals and Contracts. No approval of any third-party is required for Manager’s execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement.

18.2.4 Brokers. Neither Manager nor any Affiliate has dealt with any Person who has acted as a broker, finder or similar capacity that would entitle such Person to any commission, finder’s fee or similar compensation in connection with this Agreement or the transaction described herein.

18.3 Covenants. Owner shall take (or refrain from taking) all actions as may be necessary to ensure that the representations set forth in Section 18.1.1 remain true at all times during the Term.

18.4 ACKNOWLEDGEMENTS. OWNER AND MANAGER EACH ACKNOWLEDGE AND CONFIRM TO THE OTHER THAT:

18.4.1 INFORMED INVESTOR. THE ACKNOWLEDGING PARTY HAS HAD THE BENEFIT OF LEGAL COUNSEL AND ALL OTHER ADVISORS OWNER DEEMED NECESSARY OR ADVISABLE TO ASSIST IT IN THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT.

18.4.2 BUSINESS RISKS. THE ACKNOWLEDGING PARTY (A) IS A SOPHISTICATED PERSON, WITH SUBSTANTIAL EXPERIENCE IN THE OWNERSHIP AND OPERATION OF HOTELS AND CASINOS; (B) RECOGNIZES THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT INVOLVE SUBSTANTIAL BUSINESS RISKS; AND (C) HAS MADE AN INDEPENDENT INVESTIGATION OF ALL ASPECTS OF THIS AGREEMENT SUCH PARTY DEEMS NECESSARY OR ADVISABLE.

18.4.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. NEITHER PARTY HAS MADE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND WHATSOEVER TO THE OTHER PARTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PERSON IS AUTHORIZED TO MAKE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES ON BEHALF OF EITHER PARTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

18.4.4 NO RELIANCE. NEITHER PARTY HAS RELIED UPON ANY STATEMENTS OR PROJECTIONS OF REVENUE, SALES, EXPENSES, INCOME, RATES, AVERAGE DAILY RATE, OCCUPANCY, REVENUE PER AVAILABLE ROOM, RESERVATIONS SYSTEM CONTRIBUTION, PROFITABILITY, VALUE OF THE MANAGER OPERATED AREAS OR SIMILAR INFORMATION PROVIDED BY THE OTHER PARTY BUT HAS INDEPENDENTLY CONFIRMED THE ACCURACY AND RELIABILITY OF ANY SUCH INFORMATION AND IS SATISFIED WITH THE RESULTS OF SUCH INDEPENDENT CONFIRMATION.

18.4.5 LIMITATION ON FIDUCIARY DUTIES. TO THE EXTENT ANY FIDUCIARY DUTIES THAT MAY EXIST AS A RESULT OF THE RELATIONSHIP OF THE PARTIES ARE INCONSISTENT WITH, OR WOULD HAVE THE EFFECT OF EXPANDING, MODIFYING, LIMITING OR RESTRICTING ANY OF THE EXPRESS TERMS OF THIS AGREEMENT, (A) THE EXPRESS TERMS OF THIS AGREEMENT SHALL CONTROL; (B) THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH GENERAL PRINCIPLES OF CONTRACT INTERPRETATION WITHOUT REGARD TO THE COMMON LAW PRINCIPLES OF AGENCY; AND (C) ANY LIABILITY OF THE PARTIES SHALL BE BASED SOLELY ON PRINCIPLES OF CONTRACT LAW AND THE EXPRESS TERMS OF THIS AGREEMENT. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT FOR THE PURPOSES OF DETERMINING THE NATURE AND SCOPE OF MANAGER’S FIDUCIARY DUTIES UNDER THIS AGREEMENT, THE TERMS OF THIS AGREEMENT, AND THE DUTIES AND OBLIGATIONS SET FORTH HEREIN, ARE INTENDED TO SATISFY ALL FIDUCIARY DUTIES THAT MAY EXIST AS A RESULT OF THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING ALL DUTIES OF LOYALTY, GOOD FAITH, FAIR DEALING AND FULL DISCLOSURE, AND ANY OTHER DUTY DEEMED TO EXIST UNDER THE COMMON LAW PRINCIPLES OF AGENCY OR OTHERWISE (OTHER THAN THE DUTY OF GOOD FAITH AND FAIR DEALING IMPLIED UNDER GENERAL CONTRACT PRINCIPLES, INDEPENDENT OF THE COMMON LAW PRINCIPLES OF AGENCY). ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND

IRREVOCABLY WAIVE AND DISCLAIM ANY POWER OR RIGHT SUCH PARTY MAY HAVE TO. CLAIM ANY PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES OR CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR ANY BREACH OF FIDUCIARY DUTIES.

18.4.6 IRREVOCABILITY OF CONTRACT. IN ORDER TO REALIZE THE FULL BENEFITS CONTEMPLATED BY THE PARTIES, THE PARTIES INTEND THAT THIS AGREEMENT SHALL BE NON-TERMINABLE, EXCEPT FOR AN EVENT OF DEFAULT AND THE SPECIFIC TERMINATION RIGHTS IN FAVOR OF A PARTY SET FORTH IN THIS AGREEMENT. ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO TERMINATE THIS AGREEMENT AT LAW OR IN EQUITY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE XIX.

GENERAL PROVISIONS

19.1 Governing Law. This Agreement shall be construed under the laws of the State of Nevada, without regard to any conflict of law principles.

19.2 Construction of this Agreement. The Parties intend that the following principles (and no others not consistent with them) be applied in construing and interpreting this Agreement:

19.2.1 Claims Limited to Contract. Neither Party shall assert against the other Party any contractual claim arising out of this Agreement, unless the claim is based upon the express terms of this Agreement and does not seek to vary, and is not in conflict with, those express terms.

19.2.2 Presumption Against a Party. The terms and provisions of this Agreement shall not be construed against or in favor of a Party hereto merely because such Party is the Manager hereunder or such Party or its counsel is the drafter of this Agreement.

19.2.3 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction or the Expert for any reason, the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes, each Party hereby declaring that it (a) would have executed this Agreement without inclusion of such term or provision; and (b) execute and deliver to the other Party any additional documents that may be reasonably requested by a Party to fully effectuate this Section 19.2.3.

19.2.4 Certain Words and Phrases. All words in this Agreement shall be deemed to include any number or gender as the context or sense of this Agreement requires. The words “will,” “shall,” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. All dollar amounts set forth in this Agreement are stated in U.S. dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “month” and “months” refer to calendar months unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Agreement, and are not limited to the article, section, paragraph or clause in which such words are used.

19.2.5 Headings. The table of contents, headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement. All references to any article, section or exhibits in this Agreement are to articles, sections or exhibits of this Agreement, unless otherwise noted.

19.2.6 Approvals. Unless expressly stated otherwise in this Agreement, whenever a matter is submitted to a Party for approval or consent in accordance with the terms of this Agreement, that Party has a duty to act reasonably and timely in rendering a decision on the matter.

19.2.7 Entire Agreement. This Agreement (including the attached Exhibits), constitutes the entire agreement between the Parties with respect to the subject matter contemplated herein and supersedes all prior agreements and understandings, written or oral. No undertaking, promise, duty, obligation, covenant, term, condition, representation, warranty, certification or guaranty shall be deemed to have been given or be implied from anything said or written in negotiations between the Parties prior to the execution of this Agreement, except as expressly set forth in this Agreement Neither Party shall have any remedy in respect of any untrue statement made by the other Party on which that Party relied in entering into this Agreement (unless such untrue statement was made fraudulently), except to the extent that such statement is expressly set forth in this Agreement.

19.2.8 Third-Party Beneficiary. No third-party shall be a beneficiary of Owner’s rights or benefits under this Agreement.

19.2.9 Time of the Essence. Time is of the essence for all purposes of this Agreement.

19.2.10 Remedies Cumulative. Except as otherwise expressly provided in this Agreement, the remedies provided in this Agreement are cumulative and not exclusive of the remedies provided by Applicable Law, and a Party’s exercise of any one or more remedies for any default shall not preclude the Party from exercising any other remedies at any other time for the same default.

19.2.11 Amendments. Neither this Agreement nor any of its terms or provisions may be amended, modified, changed, waived or discharged, except (a) for Manager’s right to make unilateral changes to the Operating Standard, Centralized Services and other changes permitted under this Agreement; and (b) by an instrument in writing signed by the Party against whom the enforcement of the amendment, modification, change, waiver or discharge is sought.

19.2.12 Survival. The expiration or termination of this Agreement does not terminate or affect Owner’s or Manager’s covenants and obligations that either expressly or by their nature survive the expiration or termination of this Agreement.

19.3 Limitation on Manager’s Liabilities.

19.3.1 Projections in Operating Plan. Owner acknowledges that (a) all budgets and financial projections prepared by Manager or its Affiliates prior to the Closing Date or under this Agreement, including the annual Operating Plan, are intended to assist in Operating the Manager Operated Areas, but are not to be relied on by Owner or any third-party as to the accuracy of the information or the results predicted therein; and (b) Manager does not guarantee the accuracy of the information nor the results of in such budgets and projections. Accordingly, Owner agrees that (i) neither Manager nor its Affiliates shall have any liability whatsoever to Owner or any third-party for any divergence between such budgets and projections and actual operating results achieved; (ii) the failure of the Manager Operated Areas to achieve any Operating Plan for any Operating Year shall not constitute a default by Manager or give Owner the right to terminate this Agreement; and (iii) if Owner provides any such budgets or projections to a third-party, Owner shall advise such third-party in writing of the substance of the disclaimer of liability set forth in this Section 19.3.1.

19.3.2 Approvals and Recommendations. Owner acknowledges that in granting any consents, approvals or authorizations under this Agreement, and in providing any advice, assistance, recommendation or direction under this Agreement, neither Manager nor its Affiliates guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance; recommendation or direction. Accordingly, Owner agrees that neither Manager nor its Affiliates shall have any liability whatsoever to Owner or any third person by reason of (a) any consent, approval or authorization, or advice, assistance, recommendation or direction, given or withheld by Manager; or (b) any delay or failure by Manager to provide any consent, approval or authorization, or advice, assistance, recommendation or direction.

19.4 Waivers. Except as set forth in Section 17.3 of this Agreement, no failure or delay by a Party to insist upon the strict performance of any term of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any default shall affect or alter this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

19.5 Notices. All notices, consents, determinations, requests, approvals, demands, reports, objections, directions and other communications required or permitted to be given under this Agreement shall be in writing and delivered by (a) personal delivery; (b) overnight DHL, FedEx, UPS or other similar courier service; or (c) by facsimile transmission (provided that a copy of such facsimile transmission together with confirmation of such facsimile transmission is delivered to the addressee in the manner provided in (a) or (b) above by no later than the second (2nd) business day following such transmission, addressed to the Parties at the addresses specified below, or at such other address as the Party to whom the notice is sent has designated in accordance with this Section 19.5), and shall be deemed to have been received by the Party to whom such notice or other communication is sent upon (i) delivery to the address (or facsimile number) of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a business day, otherwise the following business day; or (ii) the attempted delivery of such Notice if such recipient Party refuses delivery, or such recipient Party is no longer at such address number, and failed to provide the sending Party with its current address pursuant to this Section 19.5 (unless the sending Party had actual knowledge of such current address). Notwithstanding the foregoing, any notice or other communication delivered to a Party by email that is actually received by such Party (and for which such Party has sent an acknowledgement of receipt by return email) shall be deemed to have been sufficiently given for purposes of this Agreement and shall be deemed to have been received at the time described in clause (i) above, as if such notice had been delivered by one of the methods described in clauses (a) through (c) above. Notwithstanding anything to the contrary contained in this Agreement, if any documents or materials delivered under this Agreement are delivered by email (with confirmation of receipt from the intended recipient), no additional copies of such documents or materials shall be required to be delivered.

OWNER:

PHW Las Vegas, LLC

c/o Harrah’s Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6418

MANAGER:

PHW Manager, LLC

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6418

with copies to:

Harrah’s Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6418

Paul, Hastings, Janofsky & Walker, LLP

515 S. Flower Street, 25th FL

Los Angeles, California 90071

Attention: Rick S. Kirkbride, Esq.

Facsimile: (213) 996-3261

19.6 Owner’s Representative. Owner shall designate an Individual to act as representative for Owner (“Owner’s Representative”), and Manager shall have the right to rely on all actions by, and communications with, Owner’s Representative as binding on Owner. Owner shall provide to Manager the name, address, telephone and fax numbers, email address and other relevant contact information for the Owner’s Representative as of the Effective Date and within ten (10) days of any change thereto.

19.7 Recordation. This Agreement and/or any memorandum of this Agreement may be recorded by Manager against the Resort, the Manager Operated Areas or the Land.

19.8 Further Assurances. The Parties shall do and cause to be done all such acts, matters and things and shall execute and deliver all such documents and instruments as shall be required to enable the Parties to perform their respective obligations under, and to give effect to the transactions contemplated by, this Agreement.

19.9 Relationship of the Parties. The Parties acknowledge and agree that (a) the relationship between them shall be that of principal (in the case of Owner) and agent (in the case of Manager); (b) they are not joint venturers, partners or joint owners with respect to the Manager Operated Areas; and (c) nothing in this Agreement shall be construed as creating a partnership, joint venture or similar relationship between the Parties. The Parties further acknowledge and agree that in Operating the Manager Operated Areas, including entering into leases and contracts, accepting reservations, and conducting financial transactions for the Manager Operated Areas, (i) Manager assumes no independent contractual liability; and (ii) Manager shall have no obligation to extend its own credit with respect to any obligation incurred in Operating the Manager Operated Areas or performing its obligation under this Agreement.

19.10 Force Majeure. In the event of a Force Majeure Event, the obligations of the Parties and the time period for the performance of such obligations (other than an obligation to pay any amount hereunder) shall be extended for each day that such Party is prevented, hindered or delayed in such performance during the period of such Force Majeure Event, except as expressly provided otherwise in this Agreement. Upon the occurrence of a Force Majeure Event, the affected Party shall give prompt notice of such Force Majeure Event to the other Party. If Manager is unable to perform its obligations under this Agreement due to a Force Majeure Event, or Manager deems it necessary to close and cease the Operation of all or any portion of the Manager Operated Areas due to a Force Majeure Event in order to protect the Manager Operated Areas or the health, safety or welfare of the guests or Operating Personnel, then Manager may close or cease Operation of all or a portion of the Manager Operated Areas for such time and in such manner as Manager reasonably deems necessary as a result of such Force Majeure Event, and reopen or recommence the Operation of the Manager Operated Areas when Manager again is able to perform its obligations under this Agreement, and determines that there is no unreasonable risk to the Manager Operated Areas or health, safety or welfare or its guests or Operating Personnel.

19.11 Terms of Other Management Agreements. Manager makes no representation or warranty that any past or future forms of its management agreement do or will contain terms substantially similar to those contained in this Agreement. In addition, Owner acknowledges and agrees that Manager may, due to local business conditions or otherwise, waive or modify any comparable terms of other management agreements heretofore or hereafter entered into by Manager or its Affiliates.

19.12 Foreign Corrupt Practices Act. Neither Party nor any Person for or on behalf of such Party, shall make, and each Party acknowledges that the other Party will not make, any expenditure for any unlawful purposes in the performance of its obligations under this Agreement and in connection with its activities in relation thereto. Neither Party nor any Person for or on behalf of such Party, shall, and each Party acknowledges that the other Party will not, make any offer, payment or promise to pay, authorize the payment of any money, or offer, promise or authorize the giving or anything of value, to (a) any government official, any political party or official thereof, or any candidate for political office; or (b) any other Person while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any such official, to any such political party or official thereof, or to any candidate for political office for the purpose of (i) influencing any action or decision of such official party or official thereof, or candidate in his or its capacity, including a decision to fail to perform his or its official functions; or (ii) inducing such official party or official thereof, or candidate to use his or its influence with any Governmental Authority to effect or influence any act or decision of such Governmental Authority. Each Party represents and warrants to the other Party that no government official nor any candidate for political office has any direct or indirect ownership or investment interest in the revenues or profit of such Party or the Manager Operated Areas.

19.13 Execution of Agreement. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

19.14 Governmental Approvals.

19.14.1 Execution of Agreement Subject to Governmental Approvals. This Agreement and all other agreements contemplated herein shall be executed subject to all required approvals and authorizations, if any, by all applicable Governmental Authorities, including without limitation, the Nevada Gaming Authorities. Owner, at its expense, promptly after the date hereof shall take such commercially reasonable actions as may be reasonably required to record or register this Agreement with, or obtain such required approval or authorization from, the applicable Governmental Authorities to make effective this Agreement as and if required by law and all related agreements, and permit Owner to make the payments required to be made to Manager under this Agreement and all related agreements. Manager shall have the right, at its expense, to participate in all phases of the recordation, registration, approval or authorization process. The Parties shall cooperate in all such undertakings or dealings with Governmental Authorities, and Owner shall provide reasonable notice to Manager prior to all meetings with any Government Authority for such purpose.

19.14.2 Modification of Agreement. If any Governmental Authority requires, as a condition of its approval of the initial effectiveness of this Agreement, directly or indirectly, the modification of any terms or provisions of this Agreement, the Parties shall use their best efforts to comply with such request; provided, however, that if such requested modification would have a material and adverse effect to any Party, then such Party shall have the right to terminate this Agreement by giving written notice to the other Party within thirty (30) days after receipt of such request for modification, with no liability whatsoever to the other Party for such termination.

19.14.3 Gaming Requirements. Owner hereby (a) acknowledges that Manager and its Affiliates hold one (1) or more gaming licenses, inside or outside the State of Nevada, (b) agrees to use commercially reasonable efforts to take, or to refrain from taking, any actions that are necessary to prevent, or that would be reasonably likely to cause, any Gaming Approvals of Manager or its Affiliates to expire, terminate or not be renewed, and (c) agrees to cooperate with Manager, on a confidential basis, to provide information reasonably necessary to enable Manager and its Affiliates to respond to any requests for information in connection with preservation of such gaming licenses and compliance with any gaming regulations applicable to Manager or its Affiliates and Manager’s internal compliance policies of general applicability relating thereto (including information required in connection with any necessary background checks or other investigations regarding credit standing, character and personal qualifications).

ARTICLE XX.

THE RESORT

20.1 Shared Expenses. Owner and Manager acknowledge that, in light of the integrated nature of the Resort, certain of the costs of management, operation and maintenance of the Resort may properly be allocable to two (2) or more of the components of the Resort, including the Manager Operated Areas, or between or among other portions of the Resort and/or PH Towers (any such costs, “Shared Expenses”). Owner shall not, directly or indirectly, cause or consent to (by vote or otherwise) any allocation of Shared Expenses to the Manager Operated Areas. Further, Owner acknowledges and agrees that, if at any time during the Term, Owner or any of its Affiliates owns any other component of the Resort, then, to the extent any allocation of Shared Expenses between or among the components of the Resort (including the Manager Operated Areas) owned by Owner or its Affiliates or between or among any components of the Resort and any portion of the PH Towers, is subject to Owner’s approval, Owner shall not grant such approval without first obtaining Manager’s consent to the allocation in question.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Hotel and Casino Management Agreement as of the date and year first above written.

OWNER:

PHW LAS VEGAS, LLC,
a Nevada limited liability company

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	President and Treasurer

MANAGER:

PHW MANAGER, LLC,
a Nevada limited liability company

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	President and Treasurer

Hotel and Casino Management Agreement

EXHIBIT “A”

DEFINITIONS

Adjusted GOR – with respect to any period of time, all revenue and income of any kind derived directly or indirectly from the Operation of the Manager Operated Areas and properly attributable to such period under consideration determined in accordance with GAAP, expressly including (a) rents paid and other payments made by any and all guests staying in the Guest Rooms, (b)(i) rents paid by any lessee, licensee, concessionaire or similar party for the lease, rental, license or similar use of any portion of the Manager Operated Areas under a lease, rental agreement, license or similar agreement (with a lease, rental agreement, license or similar agreement being understood for the purposes hereof to be an agreement under which a lessee, licensee, concessionaire or similar party has the benefits and burdens of the profits and losses generated by the business operated within the relevant portion of the Manager Operated Area leased, rented or licensed to such lessee, licensee, concessionaire or similar party and Owner is paid rent or license fees based upon the revenues and/or net profits thereof), but specifically excluding the gross receipts of such lessee, licensee, concessionaire or similar party, and (ii) the gross receipts of any manager or similar party that is operating within the relevant portion of the Manager Operated Areas pursuant to a management or similar agreement (with a management or similar agreement being understood for the purposes hereof to be an agreement under which Owner has the benefits and burdens of the profits and losses generated by the business operated within the relevant portion of the Hotel managed by a Third-Party Operator and such operator is paid a management or similar fee based upon the revenues and/or net profits thereof), (c) revenue from cancellation fees collected at the Hotel, (d) revenues received by Owner and generated from conferences, meetings and other events, and revenues generated from telephone usage, cable or access television, and internet use within the Manager Operated Areas or provided by the Manager Operated Areas to other portions of the Resort, (e) revenues generated from the sale of goods, food and beverage and the provision of services by Manager to the Manager Operated Areas and/or the Resort, generally, (f) any and all Deemed Revenue (and, without double counting, any actual cash revenues associated therewith) as determined and calculated under this Agreement (or any subsequent room block agreement), and (g) any and all valet and other revenue generated by the Parking & Driveway Areas (to the extent operated by Manager), including, without limitation, fees or other charges collected for valet parking at the Resort, but expressly excluding the following:

(i) applicable excise, sales, occupancy and use Taxes and similar Taxes, assessments, duties, levies or charges imposed by a Governmental Authority and collected directly from patrons or guests, or as a part of the sales price of any goods, services, or displays, including gross receipts, admission, cabaret and similar Taxes;

(ii) receipts from the financing, sale or other disposition of capital assets and other items not in the ordinary course of the Manager Operated Areas’ operations and income derived from securities and other property acquired and held for investment;

(iii) receipts from awards or sales in connection with any Condemnation, from other transfers in lieu of and under the threat of any Condemnation, and other receipts in connection with any Condemnation, but only to the extent that such amounts are specifically identified as compensation for alterations or physical damage to the Manager Operated Areas;

(iv) proceeds of any insurance, including the proceeds of any Business Interruption Insurance;

(v) rebates, discounts or credits for any goods or services provided by Manager (not including charge or credit card discounts, which shall not constitute a deduction from revenues in determining Adjusted GOR, but shall constitute an Operating Expense for purposes of determining Gross Operating Profit);

(vi) the discounted amount of any complimentary or discounted rooms, goods or services (except to the extent of Deemed Revenue);

(vii) tips, gratuities and other service charges paid to Operating Personnel;

(viii) interest or other investment income on amounts held in the Reserve Fund or any other Bank Account;

(ix) any security deposits refundable to Manager Operated Areas tenants, subtenants, licensees or concessionaires and any payments by such tenants, subtenants, licensees or concessionaires for Taxes, repairs, maintenance and utilities, except to the extent paid in reimbursement of costs included in Operating Expenses;

(x) funds furnished by Owner in accordance with Section 5.5 or otherwise (except as a Person contracting within the Manager Operated Areas);

(xi) investment tax credits or other income tax benefits; and

(xii) amounts collected or received in connection with any signage placed on the Manager Operated Areas by Owner, or pursuant to any lease or other contract;

provided, however, with respect to gaming activities at the Casino, GOR shall only include the net difference between gaming wins and gaming losses among guests, occupants or users of the Casino.

Affiliate – any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced Party or other Person. For purposes hereof, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by agreement, or otherwise.

Agreement – as defined in the Preamble.

Amenities Agreement – as defined in Section 6.1.

Anti-Terrorism Laws – all present and future Applicable Laws addressing or in any way relating to acts of war, terrorist acts, financing of terrorist activities, drug trafficking, money laundering or similar activities that threaten the security of the United States of America, including (a) The United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act; (b) The Trading with the Enemies Act; (c) all rules and regulations issued by the U.S. State Department or U.S. Treasury Department’s Office of Foreign Assets Control; and (d) Executive Orders 13224 issued by the President of the United States, and similar executive orders.

Applicable Laws – all (a) statutes, laws, rules, regulations, ordinances, codes or other legal requirements of any federal, state or local Governmental Authority, board of fire underwriters and similar quasi-Governmental Authority, including any legal requirements under any Approvals, and (b) judgments, injunctions, orders or other similar requirements of any court, administrative agency or other legal adjudicatory authority, in effect at the time in question and in each case to the extent the Manager Operated Areas or Person in question is subject to the same. Without limiting the generality of the foregoing, references to Applicable Law shall include any of the matters described in clause (a) or (b) above relating to employees, zoning, building, health, safety and environmental matters and accessibility of public facilities.

Approvals – all licenses, permits, approvals, certificates and other authorizations granted or issued by any Governmental Authority for the matter or item in question.

Assignment – any assignment, conveyance, delegation, pledge or other transfer, in whole or in part, of this Agreement or any rights, remedies, duties or obligations under this Agreement, whether voluntary, involuntary, by operation or law or otherwise (including as a result of any divorce, bankruptcy, insolvency or dissolution proceedings, by declaration of or transfer in trust, or under a will or the laws of intestate succession).

Available Areas – as defined in Section 2.2.

Bank Accounts – as defined in Section 5.4.1.

Base Fee – as defined in Section 3.1.1.

Bazaar Parking Agreement – as defined in Section 5.7.1.

Brand – as defined in the Recitals.

Building Capital Improvements – all repairs, alterations, improvements, renewals, replacements or additions of or to the structure or exterior facade of the Manager Operated Areas, or to the mechanical, electrical, plumbing, HVAC (heating, ventilation and air conditioning), vertical transport and similar components of the Manager Operated Areas building that are capitalized under GAAP and depreciated as real property, but expressly excluding ROI Capital Improvements.

Business Interruption Event – as defined in Section 14.1.1.

Business Interruption Insurance – insurance coverage against “Business Interruption and Extra Expense” (as that phrase is used within the United States insurance industry for application to transient lodging facilities), which complies with the Insurance Requirements.

Capital Expenditure – any item of expense that, according to GAAP, is depreciable or amortizable (as opposed to expensed).

Capital Improvement – any improvement or item of any nature incorporated into the Resort, the cost of which is a Capital Expenditure.

Casino – as defined in the Recitals.

Casualty – any fire, flood or other act of God or casualty that results in damage or destruction to all or a portion of the Resort.

Centralized Services – as defined in Section 4.1.

Centralized Services Charges – as defined in Section 4.2.

Certified Financial Statements – as defined in Section 10.3.

Claims – claims, demands, suits, criminal or civil actions or similar proceedings that might be alleged by a third-party (including enforcement proceedings by any Governmental Authority) against any Indemnified Party, and all liabilities, damages, fines, penalties, costs or expenses (including reasonable attorneys’ fees and expenses and other reasonable costs for defense, settlement and appeal) that any Indemnified Party might incur, become responsible for, or pay out for any reason, related to this Agreement, the development, construction, ownership or Operation of the Manager Operated Areas or the development, construction, marketing, sales, or operation of any other component of the Resort, or otherwise relating to the Resort.

Competitor – as of the date of a proposed Transfer, any Person that is engaged, or is an Affiliate of a Person that is engaged, directly or indirectly through an affiliate, in the business of operating, managing or licensing competing Gaming casinos and establishments (i.e., a single casino with more than two thousand (2,000) gaming positions or two (2) or more casinos at least one (1) of which has more than one thousand (1,000) gaming positions) located in the United States (including, without limitation, Las Vegas Sands Corp., MGM MIRAGE, Wynn Resorts, Stations Casinos, Inc., Columbia Sussex, Boyd Gaming Corporation, Morgan Hotel Group, Kerzner International or The Maloof Companies) and/or any person that controls any person or organization engaged directly or indirectly through an affiliate, primarily in the business of, directly or indirectly, operating, managing, licensing (as licensor) a Gaming casino or other establishment located in the United States.

Comp; Complimentaries – shall mean any goods or services (other than any Gaming incentive, such as match play coupons, promotional chips or other Gaming promotions) provided to customers free of charge, at a discounted rate or in the form of a rebate or credit. Such goods or services may include, for example, rooms, food and beverage, spa services and retail merchandise. Complimentaries may be provided to customers pursuant to a discretionary incentive program, targeted to either past, current or potential customers and may or may not be related to the customer’s level of past play so long as the same are provided on substantially the same basis as provided at Other Managed Resorts. Conversely, Complimentaries may be provided to customers pursuant to a nondiscretionary incentive program, such as a loyalty program, whereby the customer has earned the Complimentaries based on the customer’s level of past play.

Condemnation – a taking of all or any portion of the Manager Operated Areas by any Governmental Authority by condemnation or power of eminent domain for any purpose whatsoever, and a conveyance by Owner in lieu or under threat of such taking.

Confidential Information – collectively, the Manager Confidential Information and the Owner Confidential Information.

Corporate Personnel – any personnel from the corporate or divisional offices of Manager or its Affiliates who perform activities at or on behalf of the Manager Operated Areas in connection with the services provided by Manager under this Agreement.

Corporate Travel Policy – as defined in Section 3.2(c).

Daily Suite Rate – (a) the actual average daily rate charged by Manager for the use of such suite (e.g., “Strip Suite”, “Panorama Suite” or “Boulevard Suite”) in which Manager provided a Comp for the room night in question; or (b) if an identical suite type is not available at the Hotel or otherwise used on the room night in question (e.g., penthouse suite or one-of-a-kind suites and rooms), the rate that Manager would have charged a guest for such suite type on the room night in question if it had been reserved in the ordinary course of business on the reservation date in question and as a Comp pursuant to its day-to-day procedures for determining room rates at the Hotel (including, but not limited to, taking into account the projected occupancy rate for the room night in question, any discounts that would have been customarily offered by Manager for the room in question on the night in question, etc.).

Deemed F&B Cap – an amount equal to twenty-two percent (22%) of this sum of (a) Deemed Standard Room Revenue, (b) Deemed Suite Revenue, (c) Deemed F&B Revenue and (d) the aggregate amount of all other Comps provided by Manager, whether such Comps are for food and/or beverage, services, amenities and/or entertainment owned and operated by Owner, Manager and/or a Third Party Operator (i.e., Comps for the Theater, Spa & Fitness Center, retail outlets, nightclubs and/or ultra-lounge).

Deemed F&B Revenue – one hundred percent (100%) of the amount that would have been charged by Manager in the ordinary course of business for food and beverage or other services and amenities not discounted; provided, however, in calculating Deemed Revenue for the purposes of this Agreement, Manager shall not include any amount of Deemed F&B Revenue which exceeds the Deemed F&B Cap.

Deemed Revenue – collectively, Deemed F&B Revenue (in an amount not to exceed the Deemed F&B Cap), Deemed Suite Revenue and Deemed Standard Room Revenue.

Deemed Standard Room Revenue – for any standard Guest Room (e.g., a “Hollywood Hip Room”, “Resort Room” or “Resort Vista”) on the particular room night in question (a) for the first three hundred (300) Comped standard Guest Rooms, Fifty Two and 50/100 Dollars ($52.50) for each standard Guest Room(s) in which Manager provided a Comp for the room night in question, and (b) for all Comped standard Guest Rooms in excess of the first three hundred (300) standard Guest Rooms, one hundred percent (100%) of the actual average daily rate charged by Manager for the use of rooms identical to such standard Guest Room(s) in which Manager provided a Comp for the room night in question.

Deemed Suite Revenue – for any Guest Room that is a suite (e.g., “Strip Suite”, “Panorama Suite” or “Boulevard Suite”) on the particular room night in question, one hundred fifty percent (150%) of the Daily Suite Rate.

Designated Accountant – the accounting firm so designated by Owner and approved by Manager; provided that Manager shall not withhold its approval of a “Big Four” accounting firm.

Dispute – as defined in Section 17.1.

EBITDAM – with respect to each Operating Year, amount of Gross Operating Profit for such Operating Year (excluding from the calculation of Gross Operating Profit for such purposes, any expenses allocated to the Manager Operated Areas from other portions of the Resort or otherwise that the Parties have agreed are to be excluded from the calculation of Gross Operating Profit) less the Base Fee (but specifically without deduction of the following amounts attributable to such Operating Year: (a) Incentive Fees; (b) Taxes; (c) Insurance Costs; (d) Reserve Fund Contributions and any expenditures for Routine Capital Improvements, Building Capital Improvements or ROI Capital Improvements; (e) costs for the rental of real or personal property (except, with respect to personal property, rentals incurred directly in connection with revenue generating activities); (f) costs for the administration of Owner (including any board or shareholder meetings) or Owner’s personnel (other than Operating Personnel), including salaries, wages, employee benefits and reimbursements of Owner’s directors, officers, employees or agents; (g) any and all amounts payable under the License Agreement; (h) interest; and (i) fees and costs for professional services, including the fees and expenses of attorneys, accountants and appraisers, incurred directly or indirectly in connection with any category of expense that is not itself an Operating Expense, all as determined in accordance with GAAP); provided, however, that if the Operating Year is less than a full calendar year, then any amounts used in determining EBITDAM shall be pro rated accordingly for such partial Operating Year.

Effective Date – as defined in the Preamble.

Entity – a partnership, a corporation, a limited liability company, a Governmental Authority, a trust, an unincorporated organization or any other legal entity of any kind.

Equity Owners – the Individuals holding all Ownership Interests in a Party or in any Parent Companies of such Party, if any.

Event of Default – as defined in Section 16.2.

Executive Personnel – the Individuals employed from time to time as the general manager as well as the controller, director of human resources, director of food and beverage and director of sales and marketing of the Resort, or serving such functions, regardless of the specific titles given to such Individuals.

Expert(s) – as defined in Section 17.2.

Expert Resolution – as defined in Section 17.2.

FF&E – furniture, fixtures, equipment, interior and exterior signs, as well as other improvements and personal property used in the Operation of the Manager Operated Areas that are not Supplies.

Financing – any debt financing secured (in whole or in part) by a Mortgage or Security Interest.

Financing Documents – all loan agreements, promissory notes, mortgages, deeds of trust, security agreement and other documents and instruments (including all amendments, modifications, side letter and similar ancillary agreements) relating to any Financing.

Force Majeure Event – any of the following events or circumstances: (a) Casualty or Condemnation; (b) storm, earthquake, hurricane, tornado, flood or other act of God; (c) war, act of terrorism, insurrection, rebellion, riots or other civil unrest; (d) epidemics, quarantine restrictions or other public health restrictions or advisories; (e) strikes or lockouts or other labor interruptions; (f) disruption to local, national or international transport services; (g) embargoes, lack of materials, water, power or telephone transmissions necessary for the Operation of the Manager Operated Areas in accordance with this Agreement; (h) failure of any applicable Governmental Authority to issue any Approvals, or the suspension, termination or revocation of any material Approvals, required for the Operation of the Manager Operated Areas (provided that the same was not caused by an Event of Default on or part of the Party claiming the occurrence of a Force Majeure Event); or (i) any other event that is beyond the reasonable control of a Party.

Full Operating Year – any Operating Year commencing on January 1 and ending on December 31.

GAAP – those conventions, rules, procedures and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States at the time in question. Any financial or accounting terms not otherwise defined herein shall be construed and applied according to GAAP.

Gaming – the conduct of any commercial gaming or gambling activities including, without limitation, the operation of any gaming device, table or other gambling game, any banking or percentage game or any other game or device approved by the Nevada Gaming Authorities.

Gaming Equipment – all electronic, manual, video equipment, devices or machinery, together with all computerized software and hardware necessary for the use, operation and enjoyment of such equipment or devices and other related gaming equipment and supplies, including, without limitation, slot machines, gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems (as defined in NRS § 463.014) and associated equipment (as defined in NRS § 463.0136), used in connection with the operation of a casino, which may be purchased, leased, or licensed to Owner for installation and use at the Casino.

Gaming Laws – any Applicable Law regulating or otherwise pertaining to casinos, legal gaming or gambling.

Gaming Liquidity Requirement – the minimum bankroll requirements for cash and cash equivalents required to be maintained by Owner and/or Manager pursuant to Gaming Laws in an amount no greater than is mandated by the Nevada Gaming Commission Regulation 6.150.

Gaming Operating Reserve – with respect to the Casino, such cash funds and reserves that are held and maintained by Owner and/or Manager, in its capacity as the duly licensed operator of the Casino under applicable Gaming Laws, either on-site at the Resort or in a separate casino account, including (without limitation) casino chips, tokens, checks and markers; provided that all such Gaming Operating Reserves (i) are established and maintained solely for use in the day to day operation and management of the Casino in the ordinary course of business, and (ii) are funded and maintained in accordance with the requirements of all applicable Gaming Laws and in amounts that are reasonable and customary for casino operations of a comparable standard (it being agreed that one hundred ten percent (110%) of statutory or regulatory minimums shall be deemed a reasonable and customary minimum amount for these purposes).

Governmental Authority – any government or political subdivision, or an agency or instrumentality thereof.

Gross Operating Profit or GOP – with respect to any period of time, the amount by which Adjusted GOR exceeds Operating Expenses for such period.

Guest Data – any and all (a) PH Guest Data; and (b) guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of HOC or its Affiliates (excluding the Hotel’s database), whether obtained or. derived by Manager or its Affiliates from: (i) guests or customers of the Casino; (ii) guests or customers of any Other Managed Resort (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by Manager or its Affiliates, or any facility associated with the Other Managed Resorts (including restaurants, golf courses and spas); or (iii) any other sources and databases, including Harrah’s brand websites, Harrah’s central reservations database, operational data base (ODS) and any Harrah’s player loyalty program (i.e., Total Rewards).

Guest Rooms – as defined in the Recitals.

Harrah’s IP – as defined in Section 2.1.2.

Harrah’s Trade Name – as defined in Section 2.1.2.

Harrah’s Trademarks – as defined in Section 2.1.2.

HOC – as defined in the Recitals.

Hotel – as defined in the Recitals.

Identifier – any domain name, universal resource locator, link, metatag, keyword, pop-up or pop-under ad or other means of identifying Manager and/or its Affiliates or the Manager Operated Areas on the internet.

Incentive Fee – as defined in Section 3.1.2.

Indemnified Party – any Owner Indemnified Parties or Manager Indemnified Parties who are entitled to receive indemnification pursuant to this Agreement.

Indemnifying Party – any Party obligated to indemnify an Indemnified Party pursuant to this Agreement.

Individual – a natural person, whether acting for himself or herself, or in a representative capacity.

Initial Term – as defined in Section 16.1.

Insurance Costs – all insurance premiums or other costs paid for any insurance policies (including Business Interruption Insurance) maintained with respect to the Manager Operated Areas.

Insurance Program – as defined in Section 12.1.2.

Insurance Requirements – the minimum coverage, limits, deductibles and other requirements required by Manager as set forth on Exhibit “I”.

Invoice Period – as defined in Section 3.5.1.

Land – as defined in the Recitals.

Lease – any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Resort (other than short term arrangements with transient hotel guests entered into in the usual course of business), and (a) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

Lender – a Person providing any Financing.

LET – Live Entertainment Tax.

License Agreement – as defined in the Recitals.

Major CapEx Reserve Fund – as defined in Section 5.5.3.

Managed Resorts – collectively, the Resort and the Other Managed Resorts.

Management Agreement – as defined in Section 6.1.

Manager – as defined in the Preamble.

Manager Confidential Information – information relating to Manager’s business that derives value, actual or potential, from not being generally known to others, including all Proprietary Information and Systems, Manuals, Guest Data, fees and terms of all Centralized Services, and any documents and information specifically designated by Manager orally or in writing as confidential or by its nature would reasonably be understood to be confidential or proprietary, to which Owner obtains access by virtue of the relationship between the Parties.

Manager Indemnified Parties – as defined in Section 12.3.1.

Manager Operated Areas – as defined in the Recitals.

Manager Termination Event – as defined in Section 16.3.1.

Manager’s Gross Negligence or Willful Misconduct – any gross negligence, knowingly willful misconduct, or fraud committed by Manager or its Affiliates in the performance of Manager’s duties under this Agreement; provided, however, that (a) the acts or omissions of Operating Personnel shall not be imputed to Manager or its Affiliates, or any Corporate Personnel, or otherwise deemed to constitute Manager’s Gross Negligence or Willful Misconduct, and (b) no settlement by either Party in good faith of any Claims (including Claims by Operating Personnel) shall be deemed to create any presumption that the acts or omissions giving rise to such Claims constitute Manager’s Gross Negligence or Willful Misconduct.

Manuals – all written, digitized, computerized or electronically formatted manuals and other documents and materials prepared and used by Manager for Brand hotels and casinos, as instructions, requirements, guidance or policy statements with respect to Manager’s chain of Brand hotels and casinos, which are loaned or otherwise made available to Owner, including Design Guidance for the Physical Standards.

Markers – the meaning ascribed to the term “Credit instrument” in NRS § 463.01467.

Marketing Agreement – as defined in Section 6.1.

Marks – as defined in Section 2.1.2.

Modification Agreement – as defined in Section 6.1.

Mortgage – any real estate, leasehold, chattel mortgage, pledge, security agreement, deed of trust, security deed or similar document or instrument encumbering the Manager Operated Areas or any part thereof, together with all promissory notes, loan agreements or other documents relating thereto.

Mortgagee – any holder or beneficiary of a Mortgage.

Net Cash Flow Schedule – as defined in Section 10.2.

Nevada Gaming Authorities – collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and/or any other state and local regulatory and licensing bodies with authority over gaming activities and devices in the State of Nevada.

Nevada Gaming Laws – all laws pursuant to which any Nevada Gaming Authority possesses regulatory, licensing or permit authority over gaming or the distribution of gaming devices and associated equipment, codified in NRS Chapter 463 and the regulations of the Nevada Gaming Commission promulgated thereunder.

NRS – the Nevada Revised Statutes, currently in effect and as amended from time to time.

Operate, Operating or Operation – to manage, operate, use, maintain, market, promote, and provide other management or operations services to a hotel, casino and/or convention facility.

Operating Account – as defined in Section 5.4.1(a).

Operating Expenses – with respect to any period of time, all ordinary and necessary expenses incurred in the Operation of the Manager Operated Areas, including all (a) Operating Personnel Costs and all other Reimbursable Expenses, (b) all expenses for maintenance and repair, (c) costs for utilities, (d) administrative expenses, including all costs and expenses relating to the Bank Accounts and Certified Financial Statements, (e) costs and expenses for marketing, advertising and promotion of the Manager Operated Areas, and (f) amounts payable to Manager as set forth in this Agreement, all as determined in accordance with GAAP and the Uniform System, but expressly excluding the following: (i) Operating Fees; (ii) Taxes; (iii) Insurance Costs; (iv) Reserve Fund Contributions and any expenditures for Routine Capital Improvements, Building Capital Improvements or ROI Capital Improvements; (v) costs for the rental of real or personal property (except, with respect to personal property, rentals incurred directly in connection with revenue generating activities); (vi) costs for the administration of Owner (including any board or shareholder meetings) or Owner’s personnel (other than Operating Personnel), including salaries, wages, employee benefits and reimbursements of Owner’s directors, officers, employees or agents; (vii) any and all amounts payable under the License Agreement; (viii) interest; and (ix) fees and costs for professional services, including the fees and expenses of attorneys, accountants and appraisers, incurred directly or indirectly in connection with any category of expense that is not itself an Operating Expense.

Operating Fees – collectively, the Base Fee and Incentive Fee.

Operating Funds Request – as defined in Section 5.5.4.

Operating Personnel – all Individuals performing services in the name of Manager or its Affiliates at the Manager Operated Areas during the Term, whether such Individuals are employed by Owner, Manager or an Affiliate of Owner or Manager, including the Senior Executive Personnel.

Operating Personnel Costs – the direct salaries, wages and fringe benefits paid to, payable to, or accrued for the benefit of any Operating Personnel, including, without limitation: (a) contributions required pursuant to Applicable Laws including minimum wages under collective bargaining agreements, and wages and benefits under employment agreements; (b) employment taxes; (c) pension fund contributions; (d) group life, accident and health insurance premiums; (e) profit sharing; (f) retirement benefits; (g) disability benefits; and (h) recruitment and relocation expenses.

Operating Plan – as defined in Section 5.1.1.

Operating Reports – as defined in Section 10.2.

Operating Standard – at a level of service and quality which is not materially different than the level of service and quality (as a whole and not with respect to isolated events or instances) prevailing from time to time at the Other Managed Resorts, except to the extent the same would not take into account the uniqueness of the Las Vegas market, in which case the Operating Standard shall be the level of service and quality which is not materially different than the level of service and quality (as a whole and not with respect to isolated events or instances) at the Paris (so long as HOC or its Affiliate manages the Paris).

Operating Year – each calendar year during the Term, except that the first (1st) Operating Year (if not commenced on January 1) shall be a partial year beginning on the Effective Date, and ending on the following December 31, and if this Agreement is terminated effective on a date other than December 31 in any year, then the last Operating Year shall also be a partial year commencing on January 1 of the year in which such expiration or termination occurs and ending on the effective date of expiration or termination.

Other Managed Resorts – those hotels and casinos, time-share, interval ownership facilities, vacation clubs, and other lodging facilities and residences that are owned and/or Operated by Manager or its Affiliates under the Brand, other brands of HOC and its Affiliates, third-party brand or no brand.

Out-of-Pocket Expenses – the reasonable out-of-pocket costs (with no mark-up or profit to Manager) incurred by Manager or its Affiliates in performing its services under this Agreement, including air and ground transportation, meals, lodging, taxis, gratuities, document reproduction, printing, promotional materials, stationery, postage, long-distance telephone calls and facsimiles.

Owner – as defined in the Preamble.

Owner Confidential Information – information relating to Owner’s business that derives value, actual or potential, from not being generally known to others, including any documents and information specifically designated by Owner orally or in writing as confidential or by its nature would reasonably be understood to be confidential or proprietary, to which Manager obtains access by virtue of the relationship between the Parties.

Owner Indemnified Parties – as defined in Section 12.3.2.

Owner’s Representative – as defined in Section 19.6.

Ownership Interests – all forms of ownership, whether legal or beneficial, voting or non- voting, including stock, partnership interests, limited liability company membership or ownership interests, joint tenancy interests, proprietorship interests, trust beneficiary interests, proxy interests, power-of-attorney interests, and all options, warrants and instruments convertible into such other interests, and any other right, title or interest not included in this definition that constitutes a form of direct or indirect ownership in a Person.

Parent Company – with respect to any Party, an Entity that holds any form of Ownership Interest in such Party, whether directly or indirectly through an Ownership Interest in one (1) or more other Entities holding an Ownership Interest in such Party.

Paris – as defined in Section 2.3.2.

Parking & Driveway Areas – as defined in the Recitals.

Party or Parties – as defined in the Preamble.

Payroll Account – as defined in Section 5.4.1(b).

Person – an Individual and/or Entity, as the case may be.

PH Guest Data – all guest and customer contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and other information obtained in the ordinary course of business from guests and customers of (a) the transient occupancy aspects of the Manager Operated Areas during such guests’ and customers’ stay or visit at the Resort or during such guests’ or customers’ visits to websites associated with the Resort, and (b) the Casino, but only to the extent permitted by Gaming Laws and/or subject to any confidentiality obligations imposed on Manager by a third party regarding the Gaming or Gaming related activities of the guests and customers of the Resort, and expressly excluding any information or data which is proprietary to Manager.

PH Towers – as defined in the Recitals.

Physical Standards – the more stringent of (a) standards of design, construction furnishing and equipping (including, but not limited to, FF&E) required pursuant to the terms and conditions of the License Agreement or (b) the standards of design, construction, furnishing and equipping (including, but not limited to, FF&E) that are applicable to the Manager Operated Areas, all of which shall be in accordance with policies, procedures; instructions, specifications, manuals and programs in effect from time to time that are applicable to and are being implemented at all or substantially all Other Managed Resorts; provided, however, certain of the Physical Standards may be waived as to the Manager Operated Areas only (and not any Other Managed Resorts) solely as required: (a) to be consistent with the Hotel as designed, constructed, furnished and equipped as of the Effective Date, and (b) to be consistent with the requirements and limitations set forth in this Agreement (including, but not limited to, the limitations on Owner’s obligation to comply with System Standards).

Prohibited Transferee – means any Person that (a) has undertaken debt financing in excess of a seventy percent (70%) loan-to-value ratio (as determined by the lender’s appraiser) unless, in Manager’s reasonable judgment, such Person otherwise has sufficient financial resources and liquidity (after giving effect to such Assignment or Transfer of Ownership Interests) to own and operate the Resort and otherwise to satisfy Owner’s ongoing financial obligations to Manager and/or its Affiliates under this Agreement and any other agreement relating to the Manager Operated Areas, including the License Agreement (provided that this clause (a) shall not apply with respect to a Transfer of Ownership Interests that, by itself or collectively with one (1) or more other related Transfers, would not result in a Transfer of Control); (b) is a Competitor; (c) is generally recognized in the community as being a Person of ill repute or is in any other manner a Person with whom a prudent businessperson would not wish to associate in a commercial venture; or (d) is a Person that would result in the denial, threatened denial, loss or threatened loss of any liquor license held or applied for in connection with the Manager Operated Areas or Manager’s or its Affiliates’ compliance with any Gaming Laws or Anti-Terrorism Laws.

Proprietary Information and Systems – as defined in Section 7.4.1.

Proprietary Rights – those Trademarks, Identifiers, Guest Data (excluding the PH Guest Data), Software, Manuals and other Manager Confidential Information, and other property rights and interests that are part of the system for operating the Brand hotels and casinos, or by their nature would reasonably be understood to be proprietary to Manager, HOC or their Affiliates.

Purchase LOI – as defined in Section 8.2(h)(i).

Purchasing Program – as defined in Section 5.6.

Reimbursable Expenses – the following expenses incurred by Manager or any of its Affiliates: (a) all Operating Personnel Costs; (b) all amounts paid by Manager to third parties relating to Third-Party Centralized Services pursuant to Section 4.1; (c) all Out-of-Pocket Expenses incurred by Manager directly in connection with its Operation of the Manager Operated Areas; (d) the per diem charge as established by Manager from time to time for personnel of Manager or its Affiliates assigned to special projects for the Manager Operated Areas; (e) payments made or incurred by Manager or its Affiliates, or its or their employees to third parties for goods and services (i) in the ordinary course of business in the Operation of the Manager Operated Areas (at prices and on terms and at a level of quality at least as favorable to Owner as generally available in the relevant market and consistent with terms made available to substantially all Other Managed Resorts receiving such goods and services), (ii) in accordance with the Operating Plan, (iii) as permitted under this Agreement, or (iv) as otherwise approved by Owner; (f) all Taxes, assessments, duties, levies or charges (other than Manager’s income taxes) imposed by any Governmental Authority against any reimbursements payable to Manager under this Agreement for expenses incurred for Owner’s account, including the other Reimbursable Expenses listed herein; and (g) costs incurred by Operating Personnel in attending management conferences and seminars organized by the corporate divisions of Manager or its Affiliates, and any costs of Corporate Personnel in presenting and/or training the Operating Personnel at such conferences and seminars.

Renewal Term(s) – as defined in Section 16.1.

Reservations System – a reservations system operated by HOC or any of its Affiliates.

Reserve Fund – as defined in Section 5.5.1.

Reserve Fund Contribution – as defined in Section 5.5.1.

Resort – as defined in the Recitals.

Resort Amenities – collectively, the (i) two pool areas, (ii) Spa & Fitness Center, (iii) Casino, (iv) Theater, (v) Showroom, (vi) retail stores, shops or kiosks, and (vii) restaurants, bars or other locations in the Resort that serve and/or offer food and beverage, all which may from time to time be located or constructed on the Land.

Resort Transfer – a sale or transfer of all or substantially all of the assets of the Resort.

Restoration – the repair, restoration, replacement or rebuilding of the Manager Operated Areas, as required under ARTICLE XV after a Casualty or Condemnation, in accordance with the Operating Standard.

ROI Capital Improvements – all alterations, improvements, replacements, renewals and additions to the Manager Operated Areas that are capitalized under GAAP and involve a material change in the primary use of, or a material physical expansion or alteration of, the Manager Operated Areas (including adding or removing Guest Rooms or meeting rooms, or changing the configuration of the Manager Operated Areas).

Routine Capital Improvements – all maintenance, repairs, alterations, improvements, replacements, renewals and additions to the Manager Operated Areas (including replacements and renewals of FF&E and Supplies, exterior and interior painting, resurfacing of walls and floors, resurfacing parking areas and replacing folding walls) that are capitalized under GAAP and not depreciated as real property. For avoidance of doubt, Routine Capital Improvements expressly exclude Building Capital Improvements and ROI Capital Improvements.

Security Interest – any security interest, collateral assignment, pledge or similar document or instrument that encumbers any assets relating to the Manager Operated Areas (or any portion thereof or interest therein) that constitutes a personal property interest (including all Supplies located at or used in the Operation of the Manager Operated Areas, the Bank Accounts and Owner’s rights under this Agreement).

Shared Expenses – as defined in Section 20.1.

Showroom – as defined in the Recitals.

Software – all computer software and accompanying documentation (including all future enhancements, upgrades, additions, substitutions and other modifications thereof) provided to Owner by Manager or third-parties designated by Manager for use in the Managed Resorts.

Spa & Fitness Center – as defined in the Recitals.

Supplies – all operating supplies and equipment used in the Operation of the Manager Operated Areas.

System Rights – as defined in Section 7.1.

System Standards – collectively, the Physical Standards and the Operating Standards.

System Standards Changes – as defined in Section 5.2.2(b).

System Standards Deficiency Notice – as defined in Section 5.2.2.

Taxes – all taxes, assessments, duties, levies and charges, including ad valorem taxes on real property, personal property taxes and business and occupation taxes, imposed by any Governmental Authority against Owner in connection with the ownership or Operation of the Manager Operated Areas, but expressly excluding income, franchise or similar taxes imposed on Owner.

Technology Systems – certain technology systems, including the Reservations System, Proprietary Information and Systems, third-party software, hardware and telecommunications equipment.

Term – as defined in Section 16.1

Theater – as defined in the Recitals.

Third-Party Centralized Services – as defined in Section 4.1.

Third-Party Operated Areas – as defined in the Recitals.

Third-Party Operating Agreements – as defined in the Recitals.

Third-Party Operator – as defined in the Recitals.

Timeshare Agreements – as defined in Section 6.1.

TPA – as defined in Section 6.1.

Trademarks – all current and future trademarks, trade names, service marks, designs, logos, symbols, product configuration, industrial design, trade dress, slogans and other indicia of origin for the “Harrah’s” brand or any of the Centralized Services, including all derivations of any of the foregoing.

Transfer – any Assignment, Resort Transfer or Transfer of Ownership Interests.

Transfer of Control – any Transfer of Ownership Interests of a Party that results in either (a) a transfer of fifty percent (50%) or more of the Ownership Interests in such Party or any Parent Companies of such Party, if any; or (b) the loss of the right to direct or control the management of the day-to-day operations of such Party.

Transfer of Ownership Interests – any (a) sale, assignment, disposition, conveyance, gift, pledge or other transfer, in whole or in part, of any Ownership Interests in a Party or any Parent Companies of such Party, if any, including any change in the Equity Owners of Owner, (b) merger, consolidation, reorganization or other restructuring of such Party or any Parent Companies of such Party, if any, (c) issuance of additional Ownership Interests in such Party or any Parent Companies of such Party, if any, that would have the effect of diluting voting rights or beneficial ownership of the Ownership Interests in such Party or any Parent Companies of such Party, if any, in each case whether voluntary, involuntary, by operation or law or otherwise (including as a result of any divorce, bankruptcy, insolvency or dissolution proceedings, by declaration of or transfer in trust, or under a will or the laws of intestate succession).

Uniform System – the Uniform System of Accounts for the Lodging Industry that is published by the Hotel Association of New York City, Inc. and approved by the American Hotel & Motel Association, in effect at the time in question (currently, the 10th Revised Edition, 2006).

Working Capital – with respect to any portion of the Manager Operated Areas, funds which are reasonably necessary for the day-to-day operation of such Manager Operated Area’s business in accordance with this Agreement.

EXHIBIT “B”

LEGAL DESCRIPTION

PARCEL ONE (1):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NE AS SHOWN IN FILE 111, PAGE 85 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NE

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION: AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1, THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 1203.33 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 252.84 FEET TO THE WESTERLY RIGHT-OF-WAY OF AUDRIE LANE; THENCE ALONG SAID WESTERLY RIGHT-OF- WAY, SOUTH 00°36’40” EAST, 141.47 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY, SOUTH 89°23’20” WEST, 252.84 FEET; THENCE NORTH 00°36’40” WEST, 141.47 FEET TO THE POINT OF BEGINNING.

PARCEL TWO (2):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL ND AS SHOWN IN FILE 111, PAGE 86 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

B-1

LEGAL DESCRIPTION

PARCEL ND

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH, THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 995.09 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 208.25. FEET; THENCE SOUTH 00°36’40” EAST 130.25 FEET; THENCE SOUTH 89°27’06” WEST, 206.64 FEET; THENCE NORTH 00°24’51” WEST, 74.89 FEET; THENCE SOUTH 89°26’04” WEST 1.87 FEET; THENCE NORTH 00°36’40” WEST, 55.14 FEET TO THE POINT OF BEGINNING.

PARCEL THREE (3):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA18 AS SHOWN IN FILE 111, PAGE 96 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA18:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST, 315.36 FEET ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER (NW 1/4) AND THE CENTERLINE OF SAID HARMON AVENUE; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF- WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT- OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 392.23 FEET; THENCE NORTH 00°28’50” WEST,

177.37 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00°58’05” WEST, 13.50 FEET; THENCE NORTH 89°26’34” EAST, 13.10 FEET; THENCE SOUTH 00°19’14” WEST, 2.01 FEET; THENCE NORTH 88°58’21” EAST, 2.57 FEET; THENCE SOUTH 00°44’18” EAST, 10.88 FEET; THENCE SOUTH 87°09’13” WEST, 15.58 FEET TO THE POINT OF BEGINNING.

PARCEL NA18 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOUR (4):

EXPLANATION

THIS LEGAL DESCRIBES PARCEL NA17 AS SHOWN IN FILE 111, PAGE 97 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA17:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, NORTH 89°31’10” EAST, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89o31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00°36’27” WEST, 190.49 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89°23’33” EAST, 125.51 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’17” EAST, 28.49 FEET; THENCE SOUTH 00°22’17” EAST, 17.42 FEET; THENCE SOUTH 88°42’49” WEST, 7.89 FEET; THENCE NORTH 00°41’59” WEST, 10.28 FEET; THENCE SOUTH 88°57’02” WEST, 20.52 FEET; THENCE NORTH 00°33’51” WEST, 7.41 FEET TO THE POINT OF BEGINNING.

PARCEL NA17 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FIVE (5):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA7 AS SHOWN IN FILE 111, PAGE 98 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA7

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 416.51 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 436.67 FEET TO THE POINT OF BEGINNING; THENCE NORTH 45°12’47” EAST, 2.26 FEET; THENCE NORTH 24°20’07” EAST, 42.08 FEET; THENCE NORTH 65°15’05” EAST, 17.37 FEET; THENCE. NORTH 89°21’48” EAST, 43.37 FEET; THENCE NORTH 59°33’09” EAST, 33.81 FEET; THENCE NORTH 72°29’03” EAST, 59.84 FEET; THENCE SOUTH 64°39’13” EAST, 13.45 FEET; THENCE SOUTH 55°25’35” WEST, 9.45 FEET; THENCE SOUTH 25°15’30” EAST, 8.73 FEET; THENCE SOUTH 24°28’49” WEST, 13.76 FEET; THENCE NORTH 65°40’35” WEST, 7.37 FEET; THENCE SOUTH 23°19’04” WEST, 29.88 FEET; THENCE NORTH 64°56’42” WEST, 25.44 FEET; THENCE SOUTH 60°12’34” WEST, 4.24 FEET; THENCE SOUTH 24°17’28” WEST, 15.74 FEET; THENCE SOUTH 64°37’10” EAST, 18.23 FEET; THENCE SOUTH 24°13’36” WEST, 16.26 FEET; THENCE NORTH 65°46’24” WEST, 34.86 FEET; THENCE SOUTH 89°24’55” WEST, 56.22 FEET; THENCE SOUTH 64°19’48” WEST, 36.37 FEET; THENCE NORTH 45°48’06” WEST, 5.16 FEET TO THE POINT OF BEGINNING.

PARCEL NA7 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL SIX (6):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA5 AS SHOWN IN FILE 111, PAGE 99 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA5

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET; THENCE NORTH 00°45’37” WEST, 132.98 FEET; THENCE NORTH 89°23’33” EAST, 79.88 FEET TO THE POINT OF BEGINNING; THENCE NORTH 62°47’57” EAST, 6.33 FEET; THENCE SOUTH 25°54’06” EAST, 7.11 FEET; THENCE SOUTH 62°47’57” WEST, 2.09 FEET; THENCE SOUTH 00°03’19” EAST, 2.47 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO 1; THENCE CONTINUING SOUTH 00°03’19” EAST, 23.04 FEET; THENCE. SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 22.98 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE CONTINUING NORTH 00°03’19” WEST, 7.03 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA: BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°03’19” EAST, A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 89°08’33” WEST 6.88 FEET; THENCE NORTH 00°03’19” WEST. A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE SOUTH 00°03’19” EAST, 7.37 FEET; THENCE SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 7.31 FEET; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL SEVEN (7):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA16 AS SHOWN IN FILE 111, PAGE 100 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA16

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, ALONG SAID EAST RIGHT-OF-WAY 114.38 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89°23’20”, EAST, 372.54 FEET; THENCE SOUTH 00°36’40” EAST, 55.06 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’32” EAST, 8.53 FEET; THENCE SOUTH 89°25’26” WEST, 25.25 FEET; THENCE SOUTH 00°38’15” EAST, 26.32 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE SOUTH 00°36’55” EAST, 15.65 FEET;

THENCE SOUTH 89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, 2.45 FEET; THENCE SOUTH 89°23’05” WEST, 91.95 FEET; THENCE SOUTH 00°38’29” EAST, 2.51 FEET; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, 15.67 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE NORTH 00°36’55” WEST, 48.54 FEET; THENCE NORTH 89°16’02” EAST, 13.84 FEET; THENCE SOUTH 00°46’36” EAST, 13.48 FEET; THENCE SOUTH 89°28’45” WEST, 2.88 FEET; THENCE SOUTH 00°38’29” EAST, 25.56 FEET; THENCE NORTH 89°21’31” EAST, 91.45 FEET; THENCE NORTH 00°38’29” WEST, 25.37 FEET; THENCE NORTH 89°28’45” EAST, 36.96 FEET TO THE POINT OF BEGINNING.

PARCEL NA16 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°36’55” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40”; THENCE SOUTH 89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40”; THENCE NORTH 89°23’05” EAST, 11.73 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°21’31” EAST, 10.51 FEET; THENCE SOUTH 00°38’29” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40”; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHT (8):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA6 AS SHOWN IN FILE 112, PAGE 01 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA6

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET; THENCE NORTH 00°36’12” WEST, 60.97 FEET; THENCE NORTH 64°18’14” EAST, 7.27 FEET; THENCE NORTH 00°28’50” WEST, 156.32 FEET TO THE POINT OF BEGINNING; THENCE NORTH 25°41’08” WEST, 60.80 FEET; THENCE NORTH 64°40’35” EAST, 16.80 FEET; THENCE NORTH 00°36’39” WEST, 48.88 FEET; THENCE SOUTH 64°25’33” EAST, 5.15 FEET; THENCE SOUTH 80°16’36” EAST, 91.67 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE SOUTH 84°56’14” WEST, 26.94 FEET; THENCE NORTH 00°52’53” WEST, 61.11 FEET; THENCE SOUTH 89°14’29” WEST, 42.05 FEET; THENCE SOUTH 00°32’12” EAST, 51.30 FEET; THENCE SOUTH 64°21’04” WEST, 28.09 FEET TO THE POINT OF BEGINNING.

PARCEL NA6 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL NINE (9):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA15 AS SHOWN IN FILE 112, PAGE 02 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA15

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY. NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND SAID STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 447.36 FEET; THENCE SOUTH 00°36’40” EAST, 55.03 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’12” EAST, 38.01 FEET; THENCE SOUTH 00°46’32” EAST, 8.60 FEET; THENCE SOUTH 89°05’01” WEST, 27.96 FEET; THENCE SOUTH 00°14’52” EAST, 39.33 FEET; THENCE SOUTH 87°01’19” WEST, 3.51 FEET; THENCE SOUTH 24°23’31” WEST, 35.22 FEET; THENCE SOUTH 65°26’29” EAST, 9.23 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE CONTINUING SOUTH 65°26’29” EAST, 16.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 21.81 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE NORTH 65°25’32” WEST, 9.78 FEET; THENCE NORTH 24°22’24” EAST, 38.73 FEET; THENCE NORTH 00°33’30” WEST, 47.51 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 65°26’29” EAST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33’57’56” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 24°23’35” WEST, 5.53 FEET; THENCE NORTH 65°29’41” WEST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°57’56”; THENCE NORTH 24°23’35” EAST, 5.54 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE OF ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE SOUTH 65°26’29” EAST, 5.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 5.30 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE NORTH 24°23’35” EAST, 9.37 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 65°36’25” WEST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 36°32’38” TO A POINT HEREINAFTER REFERRED TO AS POINT NO.4; THENCE NORTH 24°23’35” EAST, 3.86 FEET; THENCE SOUTH 65°29’41” EAST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 36°32’38”; THENCE SOUTH 24°23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 65°36’25” WEST, 12.76 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE SOUTH 65°29’41” EAST, 12.76 FEET; THENCE SOUTH 24°23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL TEN (10):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL PAT AS SHOWN IN FILE 112, PAGE 04 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL PAT

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE NORTH 80°44’46” EAST, 187.61 FEET TO THE POINT OF BEGINNING; THENCE NORTH 02°04’49” WEST, 38.87 FEET; THENCE SOUTH 89°36’50” WEST, 16.34 FEET; THENCE NORTH 83°50’21” WEST, 35.70 FEET; THENCE NORTH 75°34’09” WEST, 27.60 FEET; THENCE NORTH 69°25’08” WEST, 18.35 FEET; THENCE NORTH 62°34’11” WEST, 33.98 FEET; THENCE NORTH 54°17’49” WEST, 29.97 FEET; THENCE NORTH 46°59’34” WEST, 22.74 FEET; THENCE NORTH 40°08’28” WEST, 32.00 FEET; THENCE NORTH 33°03’43” WEST, 3.07 FEET; THENCE SOUTH 61°18’57” WEST, 0.73 FEET; THENCE NORTH 28°46’21” WEST, 38.64 FEET; THENCE NORTH 61°19’02” EAST, 0.28 FEET; THENCE NORTH 24°57’05” WEST, 12.99 FEET; THENCE NORTH 12°44’50” WEST, 18.14 FEET; THENCE SOUTH 84°42’26” WEST, 3.21 FEET; THENCE NORTH 13°40’17” WEST, 8.67 FEET; THENCE NORTH 10°37’10” WEST, 27.53 FEET; THENCE NORTH 03°36’30” WEST, 27.47 FEET; THENCE NORTH 02°40’26” EAST, 23.31 FEET; THENCE NORTH 64°54’45” WEST, 3.97 FEET; THENCE NORTH 24°28’49” EAST, 33.82 FEET; THENCE NORTH 65°31’11” WEST, 4.25 FEET; THENCE NORTH 00°39’39” WEST, 60.07 FEET; THENCE NORTH 89°01’26” EAST, 19.25 FEET; THENCE SOUTH 65°34’40” EAST, 12.39 FEET; THENCE NORTH 24°25’20” EAST, 43.25 FEET; THENCE NORTH 66°35’56” WEST, 4.97 FEET; THENCE NORTH 24°06’10” EAST, 21.38 FEET; THENCE SOUTH 65°48’52” EAST, 7.53 FEET; THENCE NORTH 24°00’35” EAST, 11.67 FEET; THENCE NORTH 65°10’06” WEST, 7.52 FEET; THENCE NORTH 25°15’30” WEST, 17.50 FEET; THENCE NORTH 55°25’35” EAST, 30.03 FEET; THENCE NORTH 61°17’00” EAST, 32.67 FEET; THENCE NORTH 68°21’59” EAST, 31.51 FEET; THENCE NORTH 75°44’49” EAST, 32.54 FEET; THENCE NORTH 83°01’01” EAST, 33.90 FEET; THENCE SOUTH 86°40’14” EAST, 59.11 FEET; THENCE SOUTH 75°46’00” EAST, 35.94 FEET; THENCE SOUTH 68°09’42” EAST, 33.08 FEET; THENCE SOUTH 61°04’29” EAST, 30.30 FEET; THENCE SOUTH 32°30’36” WEST, 36.71 FEET; THENCE NORTH 54°27’18” WEST, 5.39 FEET; THENCE SOUTH 36°38’59” WEST, 17.12 FEET; THENCE SOUTH 53°35’09” EAST, 33.83 FEET; THENCE SOUTH 46°47’07” EAST, 26.51 FEET; THENCE SOUTH 39°34’43” EAST, 26.17 FEET; THENCE NORTH 54°07’26” EAST, 53.90 FEET; THENCE SOUTH 32°21’53” EAST, 30.56 FEET; THENCE SOUTH 26°23’44” EAST, 20.09 FEET; THENCE SOUTH 19°10’09” EAST, 42.76 FEET; THENCE SOUTH 75°35’22” WEST, 38.87 FEET; THENCE SOUTH 10°13’49” EAST, 33.15 FEET; THENCE SOUTH 02°48’12” EAST, 23.39 FEET; THENCE SOUTH 03°34’14” WEST, 29.14 FEET; THENCE SOUTH 82°45’54” EAST, 38.91 FEET; THENCE SOUTH 10°51’38” WEST, 30.72 FEET; THENCE SOUTH 18°09’27” WEST, 32.09 FEET; THENCE SOUTH 25°25’38” WEST, 22.92 FEET; THENCE NORTH 62°57’05” WEST, 53.76 FEET; THENCE SOUTH 27°25’45” WEST, 9.17 FEET; THENCE SOUTH 32°58’15” WEST, 24.74 FEET; THENCE SOUTH 39°40’27” WEST, 24.73 FEET; THENCE SOUTH 46°56’53” WEST, 27.39

FEET; THENCE SOUTH 39°34’42” EAST, 52,83 FEET; THENCE SOUTH 51°59’10” WEST, 30.54 FEET; THENCE SOUTH 61°07’08” WEST, 33.91 FEET; THENCE SOUTH 69°09’29” WEST, 30.78 FEET; THENCE SOUTH 75°32’27” WEST, 32.50 FEET; THENCE SOUTH 83°29’29” WEST, 35.64 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM PARCEL NB14 AS SHOWN IN FILE 111, PAGE 94 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE. DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT OF WAY, NORTH 00°36’27” WEST, 434.07 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 618.50 FEET TO THE POINT OF BEGINNING; THENCE NORTH 23°51’47” EAST, 36.68 FEET; THENCE SOUTH 68°09’41” EAST, 46.13 FEET; THENCE SOUTH 21°50’19” WEST, 19.46 FEET; THENCE SOUTH 54°36’20” WEST, 22.48 FEET; THENCE NORTH 65°22’54” WEST, 35.30 FEET TO THE POINT OF BEGINNING.

PARCEL NB14 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL PAT HAS AN UPPER ELEVATION OF INFINITY.

PARCEL ELEVEN (11):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA4 AS SHOWN IN FILE 112, PAGE 05 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA4

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21 TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 665.61 FEET; THENCE SOUTH 00°35’55” EAST, 39.49 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°24’05” EAST, 9.64 FEET; THENCE SOUTH 00°35’39” EAST, 32.12 FEET; THENCE SOUTH 88°57’10” WEST, 9.35 FEET; THENCE NORTH 01°06’33” WEST, 32.19 FEET TO THE POINT OF BEGINNING.

PARCEL NA4 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2125.80 FEET.

PARCEL TWELVE (12):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA12 AS SHOWN IN FILE 112, PAGE 06 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA12

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30

FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 655.01 FEET; THENCE SOUTH 00°35’55” EAST, 38.24 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°24’05” EAST, 4.10 FEET; THENCE SOUTH 00°42’53” EAST, 3.25 FEET; THENCE NORTH 89°24’05” EAST, 5.33 FEET; THENCE SOUTH 00°35’55” EAST, 20.93 FEET; THENCE SOUTH 89°28’24” WEST, 9.39 FEET; THENCE NORTH 00°42’53” WEST, 24.17 FEET TO THE POINT OF BEGINNING.

PARCEL NA12 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2134.29 FEET.

PARCEL THIRTEEN (13):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA13 AS SHOWN IN FILE 112, PAGE 07 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA13

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 558.63 FEET; THENCE SOUTH 00°38’05” EAST, 39.64 FEET TO THE POINT OF BEGINNING; THENCE NORTH

89°30’29” EAST, 18.63 FEET; THENCE SOUTH 01°07’37” EAST, 4.21 FEET; THENCE SOUTH 89°29’40” WEST, 2.50 FEET; THENCE SOUTH 00°29’31” EAST, 16.19 FEET; THENCE SOUTH 89°30’29” WEST, 16.17 FEET; THENCE NORTH 00°29’31” WEST, 20.40 FEET TO THE POINT OF BEGINNING.

PARCEL NA13 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOURTEEN (14):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA AS SHOWN IN FILE 112, PAGE 08 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 453.65 FEET TO A POINT ON THE EASTERLY RIGHT-OF- WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE NORTH 89°26’04” EAST, 1.87 FEET; THENCE SOUTH 00°24’51” EAST, 77.63 FEET; THENCE SOUTH 89°21’10” WEST, 122.55 FEET; THENCE NORTH 00°33’56” WEST, 77.83 FEET; THENCE SOUTH 89°26’04” WEST, 60.22 FEET; THENCE SOUTH 00°38’26” EAST, 78.74 FEET; THENCE NORTH 89°42’33” EAST, 0.11 FEET; THENCE SOUTH 00°40’41” EAST, 135.10 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51

FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24°06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89°01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM PARCEL NB8 AS SHOWN IN FILE 111, PAGE 87 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 214.60 FEET; THENCE DEPARTING SAID NORTH LINE, SOUTH 00°36’40” EAST, 29.96 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°16’02” EAST, 40.64 FEET; THENCE SOUTH 00°43’58” EAST, 1.15 FEET; THENCE SOUTH 89°13’24” WEST, 8.31 FEET; THENCE SOUTH 00°46’36” EAST, 14.85 FEET; THENCE SOUTH 89°16’02” WEST, 15.66 FEET; THENCE SOUTH 00°43’58” EAST, 34.30 FEET; THENCE SOUTH 01°01’23” EAST, 39.73 FEET; THENCE SOUTH 88°58’37” WEST, 20.42 FEET; THENCE NORTH 00°28’57” WEST, 58.65 FEET; THENCE NORTH 88°43’35” EAST, 3.58 FEET; THENCE NORTH 01°16’25” WEST, 31.46 FEET TO THE POINT OF BEGINNING.

PARCEL NB8 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

FURTHER EXCEPTING THEREFROM PARCEL NB10 AS SHOWN IN FILE 111, PAGE 92 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

PARCEL “1”

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 937.26 FEET; THENCE DEPARTING SAID NORTH LOT LINE, SOUTH 00°36’40” EAST, 63.05 FEET. TO THE POINT OF BEGINNING; THENCE NORTH 89°34’34” EAST, 8.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE SOUTH 00°07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “1” OF PARCEL NB 10 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

TOGETHER WITH THE FOLLOWING DESCRIBED AREA;

PARCEL “2”

BEGINNING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 89°34’34” EAST, 8.11 FEET; THENCE SOUTH 00°07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “2” OF PARCEL NB10 HAS A LOWER PLANE ELEVATION OF 2111.29 FEET AND AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL NA HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL FIFTEEN (15):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA2 AS SHOWN IN FILE 112, PAGE 09 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA2

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY. OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 271.50 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE CONTINUING SOUTH 89°31’10” WEST, 182.15 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 148.98 FEET; THENCE SOUTH 00°36’01” EAST, 47.55 FEET; THENCE SOUTH 89°26’44” WEST, 32.00 FEET; THENCE SOUTH 00°40’41” EAST, 166.27 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51 FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24°06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89o01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE NORTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°39’34” WEST, 1.97 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’28” EAST, 1.61 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 1.61 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED PARCEL HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29.

FURTHER EXCEPTING THEREFROM THE FOLLOWING PARCELS:

PARCEL NB4 AS SHOWN IN FILE 111, PAGE 91 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 77.92 FEET; THENCE NORTH 00°28’50” WEST, 0.67 FEET; THENCE SOUTH 88°18’38” WEST, 0.59 FEET; THENCE NORTH 00°37’21” WEST, 7.89 FEET; THENCE NORTH 88°16’52” WEST, 1.62 FEET; THENCE NORTH 46°39’43” WEST, 16.82 FEET; THENCE NORTH 00°48’13” WEST, 17.49 FEET; THENCE NORTH 44°55’10” EAST, 17.07 FEET; THENCE SOUTH 79°38’00” EAST, 1.58 FEET; THENCE NORTH 00°21’54” WEST, 14.09 FEET; THENCE SOUTH 89°38’05” WEST, 4.75 FEET; THENCE NORTH 00°33’20” WEST, 47.23 FEET; THENCE NORTH 81°49’18” WEST, 7.02 FEET; THENCE NORTH 00°45’04” WEST, 44.10 FEET; THENCE NORTH 89°45’05” EAST, 11.13 FEET; THENCE NORTH 00°24’46” WEST 6.76 FEET; THENCE NORTH 89°25’28” EAST, 78.69 FEET; THENCE SOUTH 00°45’37” EAST, 162.76 FEET TO THE POINT OF BEGINNING.

PARCEL NB4 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB5 AS SHOWN IN FILE 111, PAGE 88 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH

LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 246.93 FEET; THENCE DEPARTING SAID NORTH LOT LINE, SOUTH 00°36’40” EAST, 29.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’36” EAST, 24.98 FEET; THENCE SOUTH 89°26’21” WEST, 20.14 FEET; THENCE NORTH 00°33’37” WEST, 8.60 FEET; THENCE SOUTH 89°26’23” WEST, 11.35 FEET; THENCE SOUTH 00°33’37” EAST, 8.60 FEET; THENCE SOUTH 89°31’31” WEST, 32.59 FEET; THENCE SOUTH 01°00’06” EAST, 135.40 FEET; THENCE SOUTH 88°56’33” WEST, 6.03 FEET; THENCE NORTH 00°50’48” WEST, 40.45 FEET; THENCE SOUTH 89°09’12” WEST, 37.37 FEET; THENCE SOUTH 47°07’07” WEST, 60.66 FEET; THENCE SOUTH 89°08’03” WEST, 1.67 FEET; THENCE SOUTH 00°51’57” EAST, 2.48 FEET; THENCE SOUTH 89°08’03” WEST, 15.40 FEET; THENCE NORTH 45°06’44” WEST, 11.67 FEET; THENCE NORTH 00°41’40” WEST, 15.49 FEET; THENCE NORTH 44°39’23” EAST, 14.74 FEET; THENCE NORTH 89°22’28” EAST, 5.69 FEET; THENCE NORTH 05°16’55” EAST, 54.19 FEET; THENCE SOUTH 89°10’56” WEST, 4.06 FEET; THENCE NORTH 45°11’33” WEST, 4.59 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH THE RADIUS BEARS NORTH 39°50’17” WEST, THENCE NORTHWESTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF NON-TANGENCY TO WHICH A RADIAL LINE BEARS NORTH 51°51’14” WEST; THENCE ALONG A NON-TANGENT LINE NORTH 44°52’42” WEST, 4.64 FEET; THENCE NORTH 00°35’26” WEST, 34.07 FEET; THENCE NORTH 43°59’53” EAST, 7.54 FEET; THENCE NORTH 88°49’23” EAST, 26.50 FEET; THENCE NORTH 01°10’37” WEST, 9.22 FEET; THENCE NORTH 89°16’16” EAST, 153.53 FEET TO THE POINT OF BEGINNING.

PARCEL NB5 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB13 AS SHOWN IN FILE 111, PAGE 95 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, DESCRIBED AS FOLLOWS:

A CYLINDER HAVING A 32.09 FOOT RADIUS BEING A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 0033 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER. (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND

STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 373.97 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 507.55 FEET TO THE RADIUS POINT OF SAID CYLINDER AND BEING THE POINT OF BEGINNING.

PARCEL NB13 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2171.85 FEET.

PARCEL NA2 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL SIXTEEN (16):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA14 AS SHOWN IN FILE 112, PAGE 11 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA14

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 459.06 FEET; THENCE NORTH 00°28’50” WEST, 1.81 FEET TO A POINT HEREINAFTER REFERRED AS POINT NO. 1, SAME POINT BEING THE POINT OF BEGINNING; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, 52.83 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 52.83 FEET TO POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33°15’50” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°15’50” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°20’26” EAST, 7.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 7.11 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 4; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2126.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 89°20’26” EAST, 2.94 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 5; THENCE SOUTH 00°39’34” EAST, 10.80 FEET, THENCE SOUTH 89°20’26” WEST, 2.94 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29.

TOGETHER WITH THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 5; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28”; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2136.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

PARCEL SEVENTEEN (17):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA1 AS SHOWN IN FILE 112, PAGE 10 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA1

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION’’ AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 511.36 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 78.64 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH

00°36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 238.13 FEET; THENCE NORTH 00°36’12” WEST, 24.94 FEET; THENCE SOUTH 89°24’05” WEST, 171.48 FEET; THENCE NORTH 01°02’20” WEST, 6.54 FEET; THENCE SOUTH 89°21’55” WEST, 41.81 FEET; THENCE SOUTH 00°23’47” EAST, 6.50 FEET; THENCE SOUTH 89°21’10” WEST, 30.06 FEET; THENCE SOUTH 00°27’18” WEST, 25.12 FEET; THENCE SOUTH 89°26’12” WEST, 266.06 FEET; THENCE NORTH 00°46’36” WEST, 24.98 FEET; THENCE SOUTH 89°16’16” WEST, 153.53 FEET; THENCE SOUTH 01°10’37” EAST, 9.22 FEET; THENCE SOUTH 88°49’23” WEST, 26.50 FEET; THENCE SOUTH 43°59’53” WEST, 7.54 FEET; THENCE SOUTH 00°35’26” EAST, 34.07 FEET; THENCE SOUTH 44°52’42” EAST, 4.64 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 51°51’14” EAST; THENCE SOUTHEASTERLY ALONG SAID CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF NON-TANGENCY, A RADIAL LINE TO SAID POINT BEARS SOUTH 39°50’17” EAST; THENCE ALONG A NON-TANGENT LINE SOUTH 45°11’33” EAST, 4.59 FEET; THENCE NORTH 89°10’56” EAST, 4.06 FEET; THENCE SOUTH 05°16’55” WEST, 54.19 FEET; THENCE SOUTH 89°22’28” WEST, 5.69 FEET; THENCE SOUTH 44°39’23” WEST, 14.74 FEET; THENCE SOUTH 00°41’40” EAST, 15.49 FEET; THENCE SOUTH 45°06’44” EAST, 11.67 FEET; THENCE NORTH 89°08’03” EAST, 15.40 FEET; THENCE SOUTH 00°51’57” EAST, 3.09 FEET; THENCE SOUTH 45°34’44” EAST, 20.69 FEET; THENCE NORTH 89°51’51” EAST, 7.08 FEET; THENCE NORTH 00°36’08” WEST, 10.54 FEET; THENCE NORTH 89°22’51” EAST, 8.64 FEET; THENCE SOUTH 00°51’36” EAST, 6:32 FEET; THENCE NORTH 89°23’00” EAST, 70.00 FEET; THENCE NORTH 00°37’00” WEST, 2.46 FEET; THENCE NORTH 89°21’39” EAST, 42.47 FEET; THENCE SOUTH 00°34’21” EAST, 2.48 FEET; THENCE NORTH 89°23’00” EAST, 9.86 FEET; THENCE NORTH 00°43’19” WEST, 22.52 FEET; THENCE NORTH 89°15’40” EAST, 8.51 FEET; THENCE SOUTH 00°42’30” EAST, 2.77 FEET; THENCE NORTH 89°17’30” EAST, 109.10 FEET; THENCE NORTH 01°05’27” WEST, 2.82 FEET; THENCE NORTH 89°48’50” EAST, 8.27 FEET; THENCE SOUTH 65°42’02” EAST, 42.12 FEET; THENCE SOUTH 25°03’42” WEST, 5.05 FEET; THENCE SOUTH 65°27’22” EAST, 25.40 FEET; THENCE NORTH 11°28’05” EAST, 0.61 FEET; THENCE SOUTH 65°22’40” EAST, 39.03 FEET; THENCE SOUTH 24°17’06” WEST, 24.04 FEET; THENCE SOUTH 63°36’49” EAST, 9.33 FEET; THENCE SOUTH 01°01’35” WEST, 10.31 FEET; THENCE SOUTH 25°00’58” WEST, 43.66 FEET; SOUTH 65°55’32” EAST, 27.15 FEET; THENCE SOUTH 24°20’07” WEST, 74.69 FEET; THENCE SOUTH 45°12’47” WEST, 2.26 FEET; THENCE SOUTH 45°48’06” EAST, 19.04 FEET; THENCE NORTH 89°40’45” EAST, 3.70 FEET; THENCE NORTH 04°12’09” EAST, 1.49 FEET; THENCE NORTH 88°19’56” EAST, 4.28 FEET; THENCE SOUTH 00o41’26” EAST, 62.53 FEET; THENCE SOUTH 89°37’37” WEST, 8.30 FEET; THENCE SOUTH 00°36’39” EAST, 60.49 FEET; THENCE SOUTH 64°40’35” WEST, 16.80 FEET; THENCE SOUTH 25°41’08” EAST, 60.80 FEET; THENCE SOUTH 64°22’54” WEST, 87.94 FEET; THENCE NORTH 24°50’35” WEST, 3.46 FEET; THENCE SOUTH 65°09’25” WEST, 6.45 FEET; THENCE SOUTH 24°50’35” EAST, 3.51 FEET; THENCE SOUTH 64°23’08” WEST, 139.31 FEET; THENCE NORTH 25°54’06” WEST, 37.43 FEET; THENCE SOUTH 89°01’31” WEST, 19.00 FEET; THENCE NORTH 00°44’18” WEST, 34.11 FEET; THENCE SOUTH 88°58’21” WEST, 2.57 FEET; THENCE NORTH 00°19’14” EAST, 2.01 FEET; THENCE SOUTH 89°26’21” WEST, 133.64 FEET;

THENCE SOUTH 00°24’46” EAST, 34.83 FEET; THENCE SOUTH 89°45’05” WEST, 11.13 FEET; THENCE SOUTH 00°45’04” EAST, 44.10 FEET; THENCE SOUTH 81°49’18” EAST, 7.02 FEET; THENCE SOUTH 00°33’20” EAST, 47.23 FEET; THENCE NORTH 89°38’05” EAST, 4.75 FEET; THENCE SOUTH 00°21’54” EAST, 14.09 FEET; THENCE NORTH 79°38’00” WEST, 1.58 FEET; THENCE SOUTH 44°55’10” WEST, 17.07 FEET; THENCE SOUTH 00°48’13” EAST, 17.49 FEET; THENCE SOUTH 46°39’43” EAST, 16.82 FEET; THENCE SOUTH 88°16’52” EAST, 1.62 FEET; THENCE SOUTH 00°37’21” EAST, 7.89 FEET; THENCE NORTH 88°18’38” EAST, 0.59 FEET; THENCE SOUTH 00°28’50” EAST, 0.67 FEET TO THE POINT OF BEGINNING.

PARCEL NA1 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHTEEN (18):

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS, EGRESS, PARKING, UTILITIES, MAINTENANCE AND OTHER USES AS PROVIDED FOR IN THAT CERTAIN “CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC, ALADDIN BAZAAR, LLC AND ALADDIN MUSIC HOLDINGS, LLC, RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00003 AND RE-RECORDED MARCH 24, 1998 IN BOOK 980324 AS INSTRUMENT NO. 01111 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02358 AND RE-RECORDED OCTOBER 22, 1998 IN BOOK 981022 AS INSTRUMENT NO. 00509 AS AMENDED BY MEMORANDUM OF AMENDMENT AND RATIFICATION OF REA RECORDED NOVEMBER 20, 2000 IN BOOK 20001120 AS INSTRUMENT NO. 00858, AS AMENDED BY SECOND AMENDMENT OF CONSTRUCTION, OPERATION RECIPROCAL EASEMENT AGREEMENT RECORDED MARCH 31, 2003 IN BOOK 20030331 AS INSTRUMENT NO. 04875, AS ASSIGNED BY “ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT” RECORDED SEPTEMBER 1, 2004 IN BOOK 20040901 AS INSTRUMENT NO. 00285 OF OFFICIAL RECORDS, AS MODIFIED BY A DOCUMENT DECLARING MODIFICATIONS THEREOF RECORDED NOVEMBER 17, 2005 IN BOOK 20051117 AS INSTRUMENT NO. 05802 OF OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

PARCEL NINETEEN (19):

A NON-EXCLUSIVE RIGHT TO USE THAT CERTAIN MULTI-LEVEL PARKING STRUCTURE AND SURFACE-LEVEL PARKING FACILITIES AS SET FORTH IN THAT CERTAIN “MEMORANDUM OF COMMON PARKING AREA USE AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC AND ALADDIN BAZAAR, LLC RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00005 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02360 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA RECORD’S.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED DECEMBER 11, 2006 IN BOOK 20061211 AS INSTRUMENT NO. 0002551 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.